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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          SCHEDULE 14A INFORMATION
                               (RULE 14A-101)
                 PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registran[X]
Filed by a Party other than the Regi[  ]nt

Check the appropriate box:
[X] Preliminary Proxy Statement               [  ]  Confidential, For Use of
                                               the Commission Only (as
                                               permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Under Rule 14a-12

                        BEN & JERRY'S HOMEMADE, INC.
              (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

               $72,828

        (2) Form, Schedule or Registration Statement No.:

               Schedule TO and Amendment No. 1 to Schedule 13D

        (3) Filing Party:

               Vermont All Natural Expansion Company
               Conopco, Inc.
               Unilever N.V.

        (4) Date Filed:

               April 18, 2000

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                    [LOGO BEN & JERRY'S HOMEMADE, INC.]


Ben & Jerry's Homemade, Inc.
30 Community Drive
South Burlington, Vermont 05403-6828
                                                   [INSERT DATE]

Dear Shareholder:

        You are cordially invited to attend a Special Meeting of Shareholders, which will be held on [INSERT DATE] at [INSERT LOCATION] at 10:00 a.m.

        As described in the enclosed Proxy Statement, at the Special Meeting you will be asked to consider and vote upon the merger of Vermont All Natural Expansion Company, a wholly-owned subsidiary of Conopco, Inc., an indirect subsidiary of Unilever N.V. and Unilever PLC, with and into Ben & Jerry's Homemade, Inc. (the "Company"), pursuant to an Agreement and Plan of Merger, dated as of April 11, 2000. Upon consummation of the merger, each outstanding share of Class A Common Stock will be converted into the right to receive $43.60 in cash, without interest, upon surrender of certificates formerly representing such shares.

        The merger is the second and final step in the acquisition of the Company by Unilever. The first step was a tender offer by Vermont All Natural Expansion Company for all of the outstanding shares of the Company's common stock at a price of $43.60 per share. Vermont All Natural Expansion Company purchased 6,621,944 shares pursuant to the tender offer and now owns approximately 91% of the outstanding shares of the Company.

        The affirmative vote of holders of a majority of the shares of the Company's common stock outstanding and entitled to vote at the Special Meeting is necessary to approve the Agreement and Plan of Merger. Vermont All Natural Expansion Company owns a sufficient number of shares to assure approval of the Agreement and Plan of Merger at the Special Meeting and will vote all of its shares in favor of the Agreement and Plan of Merger. As a result, the affirmative vote of any other shareholder will not be required to approve the Agreement and Plan of Merger.

        YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF BEN & JERRY'S SHAREHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BEN & JERRY'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

        Among the factors considered by the Board of Directors in evaluating the merger was the opinion dated April 11, 2000 of Gordian Group, L.P., the Company's financial advisor, which provides that as of such date, the cash consideration to be received by the shareholders of the Company pursuant to the tender offer and the merger was fair from a financial point of view to such shareholders. The written opinion of Gordian Group, L.P. is attached as Annex D to the enclosed Proxy Statement and should be read carefully and in its entirety by shareholders.

        On the following pages, you will find a Notice of the Special Meeting and a Proxy Statement, which provides you with detailed information concerning the proposed merger. I urge you to read the enclosed materials carefully and request that you promptly complete and return the enclosed proxy. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy. Your vote is important regardless of the number of shares you own.


                                 Sincerely,


                                                   Perry D. Odak
                                                   President and CEO




                    [LOGO BEN & JERRY'S HOMEMADE, INC.]


Ben & Jerry's Homemade, Inc.
30 Community Drive
South Burlington, Vermont 05403-6828

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Ben & Jerry's Homemade, Inc.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Ben & Jerry's Homemade, Inc., (the "Company") will be held at [INSERT LOCATION], on [INSERT DATE], at 10:00 a.m., for the following purposes:

        1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 11, 2000, among Conopco, Inc, Vermont All Natural Expansion Company, a wholly-owned subsidiary of Conopco, and the Company (the "Merger Agreement"). The Merger Agreement provides, among other things, that in accordance with the relevant provisions of the Vermont Business Corporation Act, Vermont All Natural Expansion Company will be merged with and into the Company. Following the effective time of the merger, the Company will continue as the surviving corporation and a wholly-owned subsidiary of Conopco and each share of the Company's Class A Common Stock, par value $.033 per share, will be automatically converted into the right to receive an amount in cash equal to $43.60, without interest, upon surrender of certificates formerly representing such shares.

        2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

        The Board of Directors has specified [INSERT DATE] as the record date for the purpose of determining the shareholders who are entitled to receive notice of and to vote at the Special Meeting. Only holders of Class A Common Stock (the only class of stock now outstanding) of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

        Shareholders who do not vote in favor of approving the Merger Agreement and who otherwise comply with the requirements of Vermont law will be entitled to dissenters' rights. A summary of the applicable provisions of Vermont law, including the requirements a shareholder must follow in order to exercise his, her or its dissenters' rights, is contained in the accompanying Proxy Statement.


                                 By order of the Board of Directors,


                                 Frances G. Rathke
                                 Secretary

[INSERT DATE]

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE THE MERGER AGREEMENT.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY (FOR CLASS A COMMON STOCK AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OF AMERICA. YOU MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AT THE SPECIAL MEETING.

PLEASE DO NOT SEND ANY SHARE CERTIFICATES REPRESENTING YOUR SHARES
AT THIS TIME.



                             SUMMARY TERM SHEET

        This summary term sheet highlights selected information from this proxy statement and may not contain all information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and the documents to which it refers. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement. It is the legal document that governs the merger.

                                     THE SPECIAL MEETING

DATE, PLACE AND TIME:               The special meeting will be held at
                                    10:00 a.m., local time, on

                    [INSERT DATE], at [INSERT LOCATION].

PURPOSE OF THE SPECIAL MEETING:     At the special meeting, you will be
                                    asked to approve the Agreement and Plan
                                    of Merger, dated as of April 11, 2000,
                                    among Conopco, Inc., Vermont All
                                    Natural Expansion Company, a
                                    wholly-owned subsidiary of Conopco, and
                                    Ben & Jerry's Homemade, Inc. If the
                                    merger is completed, Ben & Jerry's will
                                    become a wholly-owned subsidiary of
                                    Conopco and you will be entitled to
                                    receive $43.60 in cash, without
                                    interest, for each share of Ben &
                                    Jerry's common stock that you own. See
                                    "The Special Meeting".

RECORD DATE:                        The Board of Directors has fixed the
                                    close of business on [INSERT DATE] as
                                    the record date for determination of
                                    the Ben & Jerry's shareholders entitled
                                    to notice of the special meeting and
                                    entitled to vote at the special
                                    meeting. See "The Special Meeting".

VOTE REQUIRED TO APPROVE
THE MERGER AGREEMENT:               The holders of a majority of the
                                    outstanding shares of Ben & Jerry's
                                    common stock must approve the merger
                                    agreement. You are entitled to one vote
                                    for each share of Ben & Jerry's common
                                    stock that you owned on the record
                                    date. VERMONT ALL NATURAL EXPANSION
                                    COMPANY OWNS A SUFFICIENT NUMBER OF
                                    SHARES TO ASSURE APPROVAL OF THE MERGER
                                    AGREEMENT AT THE SPECIAL MEETING AND
                                    INTENDS TO VOTE ALL OF ITS SHARES IN
                                    FAVOR OF THE MERGER AGREEMENT. AS A
                                    RESULT, THE MERGER AGREEMENT WILL BE
                                    APPROVED EVEN IF NO SHAREHOLDERS OTHER
                                    THAN VERMONT ALL NATURAL EXPANSION
                                    COMPANY VOTE TO APPROVE IT. See "The
                                    Special Meeting".

PROXIES: Because approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Ben & Jerry's common stock as of the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval of the merger agreement.

                                    You may revoke your proxy at any time
before it is voted by:

                                    o       delivering a written notice of
                                            revocation of proxy prior to
                                            the special meeting to Frances
                                            G. Rathke, Secretary, Ben &
                                            Jerry's Homemade, Inc., 30
                                            Community Drive, South
                                            Burlington, Vermont 05403-6828;

                                    o       delivering to Ben & Jerry's a
                                            duly executed proxy bearing a
                                            later date prior to the special
                                            meeting; or

                                    o       attending the special meeting
                                            and voting in person.

                                    If you own your shares of Ben & Jerry's
                                    common stock in "street name," you
                                    should follow your broker's
                                    instructions concerning how to change
                                    your vote. See "The Special Meeting".

                                    You should not send any share
                                    certificates with your proxy. A
                                    transmittal form with instructions for
                                    the surrender of share certificates
                                    formerly representing Ben & Jerry's
                                    common stock will be mailed to you as
                                    soon as practicable after completion of
                                    the merger. See "The Special Meeting".


                                         THE PARTIES

BEN & JERRY'S:                      Ben & Jerry's Homemade, Inc., a
                                    corporation formed under the laws of
                                    the State of Vermont, is a leading
                                    manufacturer of super premium ice
                                    cream, frozen yogurt and sorbet in
                                    unique and regular flavors. Ben &
                                    Jerry's also manufactures ice cream
                                    novelty products. Ben & Jerry's is
                                    committed to using milk and cream that
                                    have not been treated with the
                                    synthetic hormone rBGH. Ben & Jerry's
                                    uses natural ingredients in its
                                    products. Ben & Jerry's believes that
                                    it has maintained a reputation for
                                    producing gourmet- quality natural ice
                                    cream and frozen desserts, and for
                                    sponsoring or creating light-hearted
                                    promotions that foster an image as an
                                    independent socially conscious Vermont
                                    company. See "The Parties".

VERMONT ALL NATURAL
EXPANSION COMPANY:                  Vermont All Natural Expansion Company,
                                    a corporation formed under the laws of
                                    the State of Vermont and a wholly-owned
                                    subsidiary of Conopco, was organized to
                                    acquire shares of Ben & Jerry's common
                                    stock and merge with and into Ben &
                                    Jerry's and has not conducted any
                                    unrelated activities since its
                                    organization. See "The Parties".

CONOPCO: Conopco, Inc., a corporation formed under the laws of the State of New York, is a wholly-owned subsidiary of Unilever United States, Inc. Unilever United States, Inc. is a holding company for all of Unilever's principal operations in the United States. Conopco's operating divisions consist of most of the consumer products operations of Unilever conducted in the United States. See "The Parties".


                    THE MERGER AND RELATED TRANSACTIONS

OVERVIEW:                           Pursuant to the merger agreement,
                                    Vermont All Natural Expansion Company
                                    will be merged with and into Ben &
                                    Jerry's, with Ben & Jerry's surviving.
                                    As a result of the merger, Ben &
                                    Jerry's will become a wholly-owned
                                    subsidiary of Conopco and each then-
                                    outstanding share of Ben & Jerry's
                                    common stock, other than shares held by
                                    Ben & Jerry's and its subsidiaries,
                                    Conopco and its subsidiaries, Vermont
                                    All Natural Expansion Company and
                                    dissenting shareholders who perfect
                                    their dissenters' rights, will, by
                                    virtue of the merger and without any
                                    further action on the part of the
                                    holder of such share, be converted
                                    automatically into the right to receive
                                    $43.60 in cash, without interest.

                                    After the consummation of the merger,
                                    you will have no continuing equity
                                    interest in, and will not share in
                                    future earnings, dividends or growth,
                                    if any, of Ben & Jerry's.

RECOMMENDATION OF
THE BOARD OF DIRECTORS:             After an evaluation of business,
                                    financial and market factors and
                                    consultation with its legal and
                                    financial advisors, at a meeting of the
                                    Board of Directors held on April 11,
                                    2000, prior to the commencement and
                                    consummation of the tender offer by
                                    Vermont All Natural Expansion Company,
                                    Conopco and Unilever N.V., the Board of
                                    Directors (all of whose members were
                                    unaffiliated with Conopco and Vermont
                                    All Natural Expansion Company on that
                                    date) determined that the merger was
                                    fair to and in the best interests of
                                    Ben & Jerry's and its shareholders,
                                    unanimously approved and declared the
                                    advisability of the merger agreement
                                    and the transactions contemplated
                                    thereby and unanimously voted to
                                    recommend that Ben & Jerry's
                                    shareholders approve the merger
                                    agreement. See "The Merger and Related
                                    Transactions - Recommendations of the
                                    Board of Directors" and "The Merger and
                                    Related Transactions - Reasons for the
                                    Board of Directors' Recommendations;
                                    Factors Considered".

OPINION OF FINANCIAL ADVISOR: On April 11, 2000, Gordian Group, L.P. delivered its written opinion to the Board of Directors that, as of such date, the $43.60 per share in cash to be received by holders of shares in the tender offer and the merger was fair from a financial point of view to such holders.

                                    THE FULL TEXT OF THE WRITTEN OPINION OF
                                    GORDIAN, GROUP, L.P. DATED APRIL 11,
                                    2000, WHICH SETS FORTH ASSUMPTIONS
                                    MADE, MATTERS CONSIDERED AND
                                    LIMITATIONS ON THE REVIEW UNDERTAKEN IN
                                    CONNECTION WITH THE OPINION, IS
                                    ATTACHED AS ANNEX D TO THIS PROXY
                                    STATEMENT. THE OPINION OF GORDIAN
                                    GROUP, L.P. DOES NOT CONSTITUTE A
                                    RECOMMENDATION AS TO HOW YOU SHOULD
                                    VOTE WITH RESPECT TO THE MERGER
                                    AGREEMENT. YOU SHOULD READ THE OPINION
                                    IN ITS ENTIRETY. See "The Merger and
                                    Related Transactions - Opinion of the
                                    Company's Financial Advisor".

UNILEVER'S OWNERSHIP OF BEN &

JERRY'S COMMON STOCK:               After consummation of the tender offer
                                    and the cashing out of certain employee
                                    stock options by Ben & Jerry's, Vermont
                                    All Natural Expansion Company owns
                                    6,621,944 shares of Ben & Jerry's
                                    common stock (or approximately 91% of
                                    the outstanding shares of Ben & Jerry's
                                    common stock). Vermont All Natural
                                    Expansion Company can approve the
                                    merger agreement without the
                                    affirmative vote of any other Ben &
                                    Jerry's shareholder as a result of its
                                    ownership of Ben & Jerry's common
                                    stock.

DISSENTERS' RIGHTS:                 Under Vermont law, shareholders who do
                                    not vote in favor of the merger
                                    agreement will be entitled to exercise
                                    dissenters' rights in connection with
                                    the merger. Shareholders desiring to
                                    exercise such dissenters' rights will
                                    have the rights and duties and must
                                    follow the procedures set forth in
                                    Chapter 13 of the Vermont Business
                                    Corporation Act, the full text of which
                                    is attached to this proxy statement as
                                    Annex E. Shareholders who wish to
                                    exercise dissenters' rights must
                                    carefully follow the procedures
                                    described therein and are urged to read
                                    Annex E in its entirety. See Annex E.

METHOD OF ACCOUNTING:               The merger will be accounted for under
                                    the purchase method of accounting.

EFFECTIVE TIME:                             The merger will become
                                            effective as of the date and
                                            time that the Articles of
                                            Merger are filed with the
                                            Secretary of State of the State
                                            of Vermont in accordance with
                                            the Vermont Business
                                            Corporations Act, which is
                                            expected to occur as soon as
                                            practicable after the special
                                            meeting.

EXCHANGE OF CERTIFICATES:           Pursuant to the merger agreement,
                                    Vermont All Natural Expansion Company
                                    will deposit with Morgan Guaranty Trust
                                    Company of New York, an amount of cash
                                    equal to the product of the shares
                                    outstanding immediately prior to the
                                    effective time of the merger, other
                                    than shares held by Ben & Jerry's and
                                    its subsidiaries, Conopco and its
                                    subsidiaries, Vermont All Natural
                                    Expansion Company and dissenting
                                    shareholders who perfect their
                                    dissenters' rights, and $43.60.
                                    Promptly after the effective time of
                                    the merger, Morgan Guaranty Trust
                                    Company of New York will send to each
                                    shareholder of record, as of
                                    immediately prior to the effective time
                                    of the merger, a letter of transmittal
                                    and detailed instructions specifying
                                    the procedures to be followed in
                                    surrendering certificates. SHARE
                                    CERTIFICATES SHOULD NOT BE FORWARDED TO
                                    MORGAN GUARANTY TRUST COMPANY


                                    OF NEW YORK UNTIL RECEIPT OF THE LETTER
                                    OF TRANSMITTAL. Upon the surrender of a
                                    share certificate, Morgan Guaranty
                                    Trust Company of New York will issue to
                                    the surrendering holder a check
                                    representing an amount of cash equal to
                                    $43.60 per share of common stock
                                    formerly represented by the share
                                    certificates surrendered to Morgan
                                    Guaranty Trust Company of New York.

CONDITIONS                          TO THE MERGER: The consummation of the
                                    merger is subject only to the prior
                                    approval of the merger agreement by the
                                    holders of a majority of the shares
                                    outstanding and entitled to vote on the
                                    matter and certain other customary
                                    closing conditions, including:

                                    o       no preliminary or permanent
                                            injunction or other order,
                                            decree or ruling of, nor any
                                            statute, rule, regulation or
                                            executive order promulgated or
                                            enacted by, any governmental
                                            authority that would make the
                                            consummation of the merger
                                            illegal, or otherwise restrict,
                                            prevent or prohibit the
                                            consummation of the merger.

                                    All other conditions to the merger have
been satisfied.


TERMINATION AND AMENDMENT
OF THE MERGER AGREEMENT:            The merger agreement may be terminated
                                    at any time prior to the effective time
                                    of the merger by, among other things,
                                    the mutual agreement of the parties or,
                                    after the occurrence of certain events
                                    or actions, by one of the parties
                                    acting independently. The merger
                                    agreement may be amended by the parties
                                    at any time, but after the merger
                                    agreement has been approved by the
                                    shareholders, no amendment may be made
                                    which by law requires further approval
                                    of the shareholders without obtaining
                                    such approval.


FEDERAL INCOME TAX CONSEQUENCES: If the merger is consummated, the exchange of shares by a holder for the merger consideration will be a taxable transaction under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, you are advised to consult your own tax advisors concerning the applicable federal, state, local, foreign and other tax consequences resulting from the merger.

REGULATORY AND OTHER APPROVALS:     There are no U.S. federal or state
                                    regulatory requirements which remain to
                                    be complied with in order to consummate
                                    the merger (other than the filing of
                                    articles of merger with the Secretary
                                    of State of the State of Vermont).

SOURCE AND AMOUNT OF FUNDS:         The total amount of funds required by
                                    Vermont All Natural Expansion Company
                                    to purchase all shares tendered
                                    pursuant to and to pay all related fees
                                    and expenses in connection with the
                                    tender offer was approximately $291
                                    million. The amount of funds required
                                    by Ben & Jerry's to make all payments
                                    to participants in Ben & Jerry's stock
                                    option plans pursuant to the merger
                                    agreement was $27,315,923. The total
                                    amount of funds required by Vermont All
                                    Natural Expansion Company to consummate
                                    and to pay all related fees and
                                    expenses in connection with the merger
                                    is estimated to be approximately $31
                                    million. Vermont All Natural Expansion
                                    Company will obtain the necessary funds
                                    to consummate the merger and to pay
                                    related fees and expenses from Conopco,
                                    which in turn will obtain such funds
                                    from intercompany loans of available
                                    cash from and proceeds of sale of
                                    commercial paper by Unilever and its
                                    subsidiaries.




                             TABLE OF CONTENTS



SUMMARY TERM SHEET...........................................................i
         The Special Meeting.................................................i
         The Parties........................................................ii
         The Merger and Related Transactions...............................iii

PROXY STATEMENT..............................................................1
         Questions and Answers about the Merger..............................2
         Cautionary Statements concerning
          Forward-Looking Information........................................6
THE SPECIAL MEETING..........................................................6
         General Information.................................................6
         Purpose of the Special Meeting......................................6
         Record Date.........................................................6
         Vote Required to Approve the Merger Agreement.......................6
         Proxies.............................................................7
THE PARTIES..................................................................7
          Ben & Jerry's Homemade, Inc........................................7
         Vermont All Natural Expansion Company...............................7
         Conopco, Inc........................................................8
THE MERGER AND RELATED TRANSACTIONS..........................................9
         General.............................................................9
         Conversion of Securities............................................9
         Vote Required to Approve the Merger................................10
         Recommendations of the Board of Directors..........................10
         Background of the Merger...........................................10
         Reasons for the Board of Directors'
          Recommendations; Factors Considered...............................17
         Opinion of the Company's Financial Advisor.........................21
         Change of Control..................................................24
         Conditions to the Merger...........................................24
         Termination of the Merger Agreement................................24
         Takeover Proposals.................................................25
         Fees and Expenses..................................................26
         Inter-company Loan.................................................26
         The Board of Directors.............................................26
         Stock Options......................................................27
         Benefit Plans......................................................28
         Employment/Severance Agreements....................................28
         Indemnification and Insurance......................................29
         Best Efforts; Notification.........................................30
         Representations and Warranties.....................................30
         Procedure for Termination, Amendment, Extension or Waiver..........30
         Rights Agreements..................................................30
         Confidentiality Agreement..........................................31
         License Agreement..................................................31
         Stock Option Agreement.............................................32
         Third-Party Beneficiaries..........................................33

PLANS  FOR THE COMPANY......................................................33
         The Surviving Corporation Board....................................33
         Ineligible Directors...............................................33
         Operations of the Surviving Corporation............................34
         Social Mission.....................................................34
         The Foundation.....................................................34
         Certain Federal Income Tax Consequences............................35
         Method of Accounting...............................................36
         Regulatory and Other Approvals.....................................36
         Source and Amount of Funds.........................................36

DISSENTERS' RIGHTS..........................................................37
         Overview...........................................................37
         Dissenters' Rights.................................................37

STOCK OWNERSHIP.............................................................40
        Security Ownership of Certain Beneficial
         Owners and Management..............................................40

        Shareholder Litigation..............................................41
        Shareholder Proposals for Next Annual Meeting.......................41
        Other Matters.......................................................41
        Incorporation of Certain Documents by Reference.....................41
        Available Information...............................................42



        Annex A       -----  Merger Agreement
        Annex B       -----  License Agreement
        Annex C       -----  Stock Option Agreement
        Annex D       -----  Opinion of Gordian Group, L.P.
        Annex E       -----  Dissenters' Rights





                              PROXY STATEMENT

INTRODUCTION

        This Proxy Statement ("Proxy Statement") pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is being filed by Ben & Jerry's Homemade, Inc. (the "Company") in connection with the proposed merger of Vermont All Natural Expansion Company (the "Purchaser"), a wholly-owned subsidiary of Conopco, Inc. ("Conopco"), an indirect subsidiary of Unilever N.V. and Unilever PLC (collectively, "Unilever"), with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger dated as of April 11, 2000 (the "Merger Agreement"). Following the effective time (the "Effective Time") of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Conopco.

        The Merger is the second and final step in the acquisition of the Company by Unilever. The first step was the tender offer by the Purchaser, Conopco and Unilever N.V. to purchase all the outstanding shares of the Company's common stock (including the associated common stock purchase rights) at a purchase price of $43.60 per share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 18, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer").

        In connection with the Merger Agreement, the Company entered into a License Agreement, dated as of April 11, 2000, among the Company, Ben & Jerry's Homemade Holdings, Inc., a corporation formed under the laws of the State of Vermont and a wholly-owned subsidiary of the Company, on the one hand, and Unilever, on the other hand (as such agreement may be amended from time to time, the "License Agreement") and a Stock Option Agreement, dated as of April 11, 2000, between the Company and Conopco (as such agreement may be amended from time to time, the "Stock Option Agreement").

        Copies of the Merger Agreement, the License Agreement and the Stock Option Agreement (collectively, the "Transaction Agreements") are filed herewith as Annex A, B and C, respectively, and are incorporated herein by reference.


SECURITIES

        The title of the class of securities to which this Proxy Statement relates is the Class A common stock, par value $.033 per share, of the Company ("Class A Common Stock"), including the associated common stock purchase rights (the "Class A Rights") issued pursuant to the Rights Agreements dated as of July 30, 1998, as amended from time to time (the "Company Rights Agreement"). As of June [INSERT DATE], 2000, there were [INSERT NUMBER] shares of Class A Common Stock and no shares of Class B common stock, par value $.033 per share, of the Company ( "Class B Common Stock" and together with Class A Common Stock, the "Company Common Stock") outstanding.


                   QUESTIONS AND ANSWERS ABOUT THE MERGER

WHAT WILL HAPPEN IN THE MERGER?
        Upon consummation of the Merger, the Purchaser will be merged with and into the Company and shareholders who surrender their share certificates, other than the Company and its subsidiaries, Conopco and its subsidiaries, the Purchaser and dissenting shareholders who perfect their dissenters' rights, will receive a cash payment of $43.60, without interest, for each of their shares of Class A Common Stock.

WHO WILL OWN THE COMPANY AFTER THE MERGER?
        After the Merger, Conopco will own all of the outstanding shares of Class A Common Stock.

WHY HAS THE MERGER BEEN PROPOSED?
        The Merger is the second step in a two-part transaction, the purpose of which is the acquisition by Conopco of the entire equity interest in the Company. The first step was a tender offer for all of the outstanding shares of the Company's common stock which was consummated by the Purchaser on May 16, 2000. Pursuant to the Offer, the Purchaser purchased 6,621,944 shares of Company Common Stock and owns approximately 91% of the outstanding shares of Class A Common Stock.

WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?
        Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the shares of Class A Common Stock outstanding and entitled to vote at the Special Meeting. THE PURCHASER ALREADY OWNS A SUFFICIENT NUMBER OF SHARES OF CLASS A COMMON STOCK TO ASSURE APPROVAL OF THE MERGER AGREEMENT AND WILL VOTE ALL OF ITS SHARES OF CLASS A COMMON STOCK IN FAVOR OF THE MERGER AGREEMENT. AS A RESULT, NO OTHER SHAREHOLDER WILL NEED TO VOTE "FOR" THE PROPOSAL FOR THE MERGER AGREEMENT TO BE APPROVED. Nevertheless, we urge you to complete the enclosed proxy card to assure the representation of your shares of Class A Common Stock at the Special Meeting.

WHAT WILL I RECEIVE IN THE MERGER?
        As a shareholder of the Company, you will receive $43.60 in cash, without interest, for each share of Class A Common Stock that you validly surrender for payment. This is the "Merger Consideration." For example, if you own 100 shares of Class A Common Stock, upon consummation of the Merger, you will receive $4,360.00 in cash.

ARE DISSENTERS' RIGHTS AVAILABLE?
        Yes. Under Vermont law, shareholders who do not vote in favor of the merger agreement will be entitled to exercise dissenters' rights in connection with the merger. Shareholders desiring to exercise such dissenters' rights will have the rights and duties and must follow the procedures set forth in Chapter 13 of the Vermont Business Corporation Act, the full text of which is attached to this proxy statement as Annex E. Shareholders who wish to exercise dissenters' rights must carefully follow the procedures described therein and are urged to read Annex E in its entirety.

IF THE MERGER IS CONSUMMATED, WHEN CAN I EXPECT TO RECEIVE THE MERGER CONSIDERATION FOR MY SHARES OF COMPANY COMMON STOCK?
        Promptly after the Merger is consummated, you will receive detailed instructions regarding the surrender of your share certificates. You should not send your share certificates to the Company or anyone else until you receive these instructions. Conopco will send payment of the Merger Consideration to you as promptly as practicable following receipt of your share certificates and other required documents.

WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?
        We expect the Merger to be consummated as soon as reasonably practicable after the date of the Special Meeting.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?
        The receipt of the Merger Consideration by you will be a taxable transaction for U.S. federal income tax purposes. To review the tax consequences to you in greater detail, see "Certain Federal Income Tax Consequences". Your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the Merger to you.

UPON WHAT AM I BEING ASKED TO VOTE?
        Notwithstanding the fact that the Purchaser owns a sufficient number of shares of Class A Common Stock to approve the Merger Agreement without your vote, you are being asked to approve the Merger Agreement, which provides for, among other things, the Merger. After the Merger, the Company, as the Surviving Corporation, will be a wholly-owned subsidiary of Conopco, and you will no longer own an equity interest in the Surviving Corporation. The Board of Directors has unanimously approved the Merger Agreement and recommends that you vote "FOR" the approval of the Merger Agreement.

WHAT DO I NEED TO DO NOW?
        This Proxy Statement contains important information regarding the Merger and the Merger Agreement, as well as information about the Company and Conopco. It also contains important information about what the Board of Directors considered in evaluating the Offer and the Merger. We urge you to read this Proxy Statement carefully, including its Appendices and Exhibits. You may also want to review the documents referenced under "Where You Can Find More Information."

HOW DO I VOTE?
        Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares of Class A Common Stock will be represented at the Special Meeting. The Special Meeting will take place at [INSERT LOCATION], on [INSERT DATE], at 10:00 a.m., local time. You may attend the Special Meeting and vote your shares of Class A Common Stock in person, rather than voting by proxy. In addition, you may withdraw your proxy at any time up to and including the day of the Special Meeting and either change your vote or attend the Special Meeting and vote in person.

IF MY SHARES OF COMPANY COMMON STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES OF COMPANY COMMON STOCK FOR ME?
        Your broker will vote your shares of Class A Common Stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares of Class A Common Stock, following the directions your broker provides. If you do not provide instructions to your broker, your shares of Class A Common Stock will not be voted and they will be counted as votes against the proposal to approve the Merger Agreement.



WHAT IF I OWN CONVERTED SHARES OF CLASS B COMMON STOCK?
         Pursuant to the Notice of Conversion dated May 15, 2000, from and after May 25, 2000, each outstanding share of Class B Common Stock is deemed to be a share of Class A Common Stock for all purposes and certificates for shares of Class B Common Stock represent shares of Class A Common Stock.

You should consider your converted share certificates for Class B Common Stock as shares of Class A Common Stock for all purposes.

TO WHOM CAN I TALK IF I HAVE QUESTIONS?
        If you would like additional copies of this document, or if you would like to ask any additional questions about the Merger, you should contact:

                             MORROW & CO., INC.
                         445 Park Avenue, 5th Floor
                             New York, NY 10022
                        Call Collect (212) 754-8000
           Banks and Brokerage Firms, Please Call: (800) 662-5200
                  SHAREHOLDERS, PLEASE CALL (800) 566-9061



                      CAUTIONARY STATEMENT CONCERNING
                        FORWARD-LOOKING INFORMATION

        This Proxy Statement, including through the incorporation by reference of certain documents and other statements made from time to time by the Company, Unilever, Conopco, the Purchaser, or their respective affiliates or representatives contain certain forward-looking statements. Those forward-looking statements include statements regarding the intent, belief or current expectations of the Company, Unilever, Conopco and the Purchaser and members of their respective management teams, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management of the Company, Unilever, Conopco and the Purchaser that could cause actual results to differ materially from those contained in forward- looking statements include, but are not limited to, the risks discussed herein and: (i) the ability to successfully negotiate long-term contracts with distributors and raw materials suppliers at favorable prices and on other acceptable terms; (ii) the ability to obtain required raw materials to supply customers on a timely basis; (iii) the seasonal nature of the ice cream industry; (iv) the relative success of entry into new markets; (v) competitive pricing; (vi) relations with employees; (vii) the ability to manage operating costs; (viii) governmental regulations and environmental matters; (ix) risks associated with international operations and world economies; and (x) implementation of new technologies. The Company, Unilever, Conopco and the Purchaser undertake no obligation to update or revise forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.


                            THE SPECIAL MEETING

GENERAL INFORMATION

        This Proxy Statement is being provided by, and the enclosed proxy is solicited by and on behalf of, the Board of Directors for use at the Special Meeting of the holders of Class A Common Stock.

        The Special Meeting is scheduled to be held as follows:

                               [INSERT DATE]
                           10:00 a.m., local time
                             [INSERT LOCATION]

PURPOSE OF THE SPECIAL MEETING

        The Special Meeting is being held so that shareholders of the Company may consider and vote upon a proposal to approve the Merger Agreement and to transact any other business that is properly brought before the Special Meeting or any postponement or adjournment thereof. Approval of the Merger Agreement will constitute approval of the Merger and the other transactions contemplated by the Merger Agreement.

        If the Merger Agreement is approved and the Merger becomes effective, the Purchaser will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Conopco. You will receive $43.60 in cash for each share of Class A Common Stock that you own. The Merger Consideration will not be paid in exchange for shares of Class A Common Stock that are held in the treasury of the Company, owned by Conopco, its subsidiaries or the Purchaser or held by dissenting shareholders who seek appraisal of the fair value of their shares of Class A Common Stock and comply with all of the Vermont law procedures in Annex E.

RECORD DATE

        The Board of Directors of the Company (the "Board of Directors") has fixed the close of business on [INSERT DATE] as the record date for determination of shareholders of the Company entitled to notice of the Special Meeting and entitled to vote at the Special Meeting. On the record date, there were [INSERT NUMBER] shares of Class A Common Stock outstanding (inclusive of [INSERT NUMBER] treasury shares), held by approximately [INSERT NUMBER] holders of record.

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT

        The holders of a majority of the outstanding shares of Class A Common Stock must approve the Merger. You are entitled to one vote for each share of Class A Common Stock that you owned on the record date. THE PURCHASER OWNS A SUFFICIENT NUMBER OF SHARES OF CLASS A COMMON STOCK TO ASSURE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING AND WILL VOTE ALL OF ITS SHARES OF CLASS A COMMON STOCK IN FAVOR OF THE MERGER AGREEMENT. AS A RESULT, THE MERGER AGREEMENT WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER.


PROXIES

        Because approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock as of the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval of the Merger Agreement. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the Merger and will be deemed a waiver of dissenters' rights.

        You may revoke your proxy at any time before it is voted by:

        o delivering a written notice of revocation of proxy prior to the Special Meeting to Frances G. Rathke, Secretary, Ben & Jerry's Homemade, Inc., 30 Community Drive, South
               Burlington, Vermont 05403-6828;

        o delivering to the Company a duly executed proxy bearing a later date prior to the Special Meeting; or

        o      attending the Special Meeting and voting in person.

        If you own your shares of Class A Common Stock in "street name," you should follow your broker's instructions concerning how to change your vote.

        You should not send any stock certificates with your proxy. A transmittal form with instructions for the surrender of stock certificates for Class A Common Stock will be mailed to you as soon as practicable after completion of the Merger.

                                THE PARTIES


BEN & JERRY'S HOMEMADE, INC.

        The Company, a corporation formed under the laws of the State of Vermont, is a leading manufacturer of super premium ice cream, frozen yogurt and sorbet in unique and regular flavors. The Company also manufactures ice cream novelty products. The Company is committed to using milk and cream that have not been treated with the synthetic hormone rBGH. The Company uses natural ingredients in its products. The Company believes that it has maintained a reputation for producing gourmet-quality natural ice cream and frozen desserts, and for sponsoring or creating light-hearted promotions that foster an image as an independent socially conscious Vermont company.

        The principal executive offices of the Company are located at 30 Community Drive, South Burlington, Vermont 05403-6828. The telephone number is (802) 846-1500.

VERMONT ALL NATURAL EXPANSION COMPANY

        Vermont All Natural Expansion Company, a corporation formed under the laws of the State of Vermont, is a wholly-owned subsidiary of Conopco. The Purchaser was organized to conduct the Offer and to merge with Ben & Jerry's in the Merger and has not conducted any unrelated activities since its organization.

        The principal executive offices of the Purchaser are located at 390 Park Avenue, New York, New York 10022. The telephone number is (212) 888-1260.


CONOPCO, INC.

        Conopco, Inc., a corporation formed under the laws of the State of New York, is a direct subsidiary of Unilever United States, Inc. Unilever United States, Inc. is a holding company for all of Unilever's principal operations in the United States. Conopco's operating divisions consist of most of the consumer products operations of Unilever conducted in the United States.

        The principal executive offices of Conopco are located at 390 Park Avenue, New York, New York 10022. The telephone number is (212) 888-1260.


                    THE MERGER AND RELATED TRANSACTIONS

GENERAL

        The Merger Agreement provides that, at the Effective Time, the Purchaser will be merged with and into the Company. At the Effective Time, the Company will continue as the surviving corporation (the "Surviving Corporation") and the separate existence of the Purchaser will cease.

        Pursuant to the provisions of the Merger Agreement, the Merger will become effective when articles of merger executed in accordance with the Vermont Business Corporation Act (the "VBCA") are filed with the Secretary of State of the State of Vermont, or at such other time as the Purchaser and the Company agree and specify in such articles.

CONVERSION OF SECURITIES

        As of the Effective Time, without any further action on the part of the Purchaser, the Company or holders of securities of the Purchaser or the
Company:

        o Each issued and outstanding share of common stock of the Purchaser will be converted into ten thousand shares of common stock of the Surviving Corporation;

        o All shares of Class A Common Stock owned by the Company and its subsidiaries, Conopco and its subsidiaries or by the Purchaser will be cancelled and no consideration will be delivered for such shares of Class A Common Stock; and

        o Each other share of Class A Common Stock issued and outstanding prior to the Effective Time (other than shares of Company Common Stock as to which dissenters' rights have been perfected) will be converted into the right to receive from the Surviving Corporation $43.60 in cash, without interest. These shares of Class A Common Stock will no longer be outstanding and will automatically be cancelled and retired and each holder of a certificate formerly representing any of these shares of Class A Common Stock shall cease to have any rights except the right to receive the Merger Consideration, less any applicable withholding taxes, upon surrender of the share certificate that formerly evidenced shares of Class A Common Stock.

        o Shares of Company Common Stock as to which dissenters' rights have been properly perfected will be converted into the right to receive from the Surviving Corporation the fair value of such shares as determined by the Superior Court of Chittenden County, Vermont in accordance with the VBCA. In no event will dissenters be entitled to any on-going interest in the Surviving Corporation.

As a result of the actions described above, at the Effective Time, the Company will become a wholly-owned subsidiary of Conopco.


VOTE REQUIRED TO APPROVE THE MERGER

        The VBCA requires, among other things, that the adoption of any plan of merger by the Board of Directors must be approved by a majority of all the votes entitled to be cast on the plan (including the votes attributable to any shares of Class A Common Stock owned by the Purchaser). The Board of Directors has approved the Offer, the Merger and the Merger Agreement; consequently, the only additional action of the Company necessary to effect the Merger is approval of the Merger Agreement by the Company's shareholders.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

        At a meeting held on April 11, 2000, the Board of Directors (i) determined that the Offer, the Merger and the Merger Agreement are advisable, fair to, and in the best interests of, the Company shareholders,
(ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger and the Offer, and (iii) determined to recommend that the Company shareholders accept the Offer and tender their shares of Company Common Stock pursuant thereto and approve the Merger Agreement.

BACKGROUND OF THE MERGER

        On August 4, 1999, a representative of Gordian Group, L.P. ("Gordian"), the Company's financial advisor, returned a telephone call from Unilever's financial advisor pertaining to Unilever's general interest in a business combination with the Company. Prior to that call, Perry D. Odak, President and CEO of the Company, had been contacted from time to time by various parties interested in business transactions with the Company. Mr. Odak was contacted during the summer of 1999 by representatives of Unilever pertaining to Unilever's general interest in a business combination with the Company, in response to which Mr. Odak requested, in light of the nature of that contact, that the substance of such general interest on the part of Unilever be set forth in writing and delivered to the Company. In addition, in early 1998 Dreyer's Grand Ice Cream, Inc. ("Dreyer's") made overtures to Messrs. Cohen and Greenfield to obtain their support for an offer that Dreyer's would make to acquire the Company. Messrs. Cohen and Greenfield rejected these overtures.

        On or about August 18, 1999, The Pillsbury Company ("Pillsbury"), one of the Company's two principal distributors along with Dreyer's, advised Mr. Odak of the formation of Ice Cream Partners USA LLC ("Ice Cream Partners"), an ice cream joint venture of Pillsbury and Nestle, USA ("Nestle").

        During the remainder of August, the Company reviewed the impact of the formation of Ice Cream Partners on the Company and, on August 31, representatives of the Company met with representatives of Dreyer's to explore the possibility of a distribution joint venture relating to the U.S. out-of-home market (i.e., non-grocery store distribution) between Dreyer's and the Company.

        On September 8, the Company received a letter from Conopco that expressed Unilever's general interest in a possible business combination between Unilever and the Company but did not specify a proposed value for the Company.

        On September 12 and September 13, the Board of Directors held a retreat during which the Board of Directors discussed the Unilever expression of interest of September 8 and management's analysis of the potential impact of the formation of Ice Cream Partners on the ice cream industry and the distribution arrangements available to the Company. The Board of Directors authorized Mr. Odak and the Company's senior management to continue or commence discussions with both Dreyer's and Conopco.

        During the period from the latter part of September through October, the Company met separately with Dreyer's and Unilever to discuss possible transactions. The Dreyer's discussions focused on a possible distribution joint venture, with discussion of related changes to the existing grocery trade distribution agreement between the two companies. The Unilever discussions focused on the September 8 letter from Unilever and transactions in which Unilever might be interested, including a business combination between the Company and Unilever and possible distribution joint ventures between the Company and Unilever or among the Company, Unilever and Dreyer's.

        On October 19, the Board of Directors held a meeting in which it reviewed the status of the Unilever and Dreyer's discussions, the Company's distribution issues, including those relating to Ice Cream Partners, and the ability of the Company to maintain its independence given the significance of the Company's distribution issues and changes in the ice cream industry.

        At the end of October, the Company's senior management concluded that a distribution joint venture with Dreyer's was not economically feasible and briefly explored with Dreyer's whether Dreyer's had an interest in starting discussions regarding a possible business combination between the two companies. Dreyer's did not express an interest in commencing such discussions on a basis satisfactory to the Company.

        The Company continued discussions with Unilever until October 28, when Unilever indicated that it was not interested in pursuing further discussions concerning a distribution joint venture but remained interested in exploring a business combination with the Company.

        On November 4, the Company's senior management and other representatives met with Unilever's representatives to discuss a structure proposed by Unilever for a possible cash acquisition by Unilever of the Company and certain other related matters. Discussions were held between representatives of Unilever and the Company throughout the remainder of November concerning the possible terms of the acquisition and the subject of the autonomy of the Company as a wholly-owned subsidiary within the Unilever corporate structure following such an acquisition, including discussions of draft agreements relating to the proposed acquisition proposed by Unilever. At a meeting on November 30, representatives of Unilever suggested a cash price for the acquisition of $33.00 to $35.00 per share.

        On November 17, the Company received a letter from Roncadin, S.p.a. ("Roncadin") which proposed a cash acquisition of the Company by Roncadin at a price per share of $32.00 to $35.00. During the remainder of November until December 3, when Roncadin advised the Company that it did not intend to pursue an acquisition of the Company, there were discussions between representatives of the Company and Roncadin concerning this proposal and Roncadin's related due diligence requirements. An advisor to Roncadin also contacted the Company in early January to determine the Company's willingness to pursue acquisition discussions with Roncadin on an exclusive basis, which the Company declined to do.

        On November 18, the Board of Directors met and reviewed the status of the Unilever, Roncadin and Dreyer's discussions and matters relating to the continued independence of the Company.

        On November 30, the Company received a letter from Dreyer's proposing commencement of discussions of a strategic merger between the two companies or, if this was not of interest to the Company, renewal of discussions regarding a possible distribution joint venture or other arrangement.

        On December 1, the Board of Directors received presentations relating to the status of discussions with Dreyer's, Unilever and Roncadin. At the same meeting, the Board of Directors authorized a Special Committee of the Board of Directors with two members (the "Two Member Special Committee") to engage advisors to assist the Two Member Special Committee in exploring alternatives which might permit the Company to remain independent. Throughout the months of December and January, the Two Member Special Committee, working with its various advisors, reviewed alternatives that included the Company remaining independent under a revised business plan or pursuing acquisitions of other companies with complementary businesses and social missions.

        Also on December 1, in response to heavy trading and a significant price increase in the Class A Common Stock traded on the NASDAQ National Market, the Company prepared a press release that was issued the next morning indicating that it had received indications of interest to acquire the Company at prices significantly above the previous day's closing price of $21.00. The press release indicated that each of the indications of interest was subject to conditions and that the indications were being considered by the Board of Directors. The press release noted that no decision had been made by the Board with respect to any of the indications of interest or as to any sale of the Company, and that no implications should be drawn from the press release as to what definitive decision would be reached by the Board after it had concluded its deliberations or as to the timing of any decision.

        In early December, Dreyer's proposed to the Company a strategic merger in which the Company Common Stock would be exchanged for Dreyer's common stock at an exchange ratio that would value the shares of Company Common Stock at $31 per share and would value the shares of common stock of Dreyer's at the average price over a specified trading period preceding execution of the merger agreement. From time to time from early December through February 1, representatives of the Company met with representatives of Dreyer's to discuss the terms of a proposed strategic merger between the two companies, including draft agreements proposed by Dreyer's, and to conduct reciprocal due diligence investigations of the two companies. There were also discussions during this period between representatives of Unilever and the Company concerning Unilever's continued interest in acquiring the Company.

        In early December, the Company entered into an agreement with Pillsbury, a subsidiary of Nestle and Ice Cream Partners to assign to Ice Cream Partners, and amend in certain respects, the existing distribution agreement between the Company and Pillsbury.

        On December 8, the Company sent a letter to Pillsbury temporarily lowering the standstill provisions of the distribution agreement between the two companies to allow Pillsbury to express any interest it may have had in a transaction between Pillsbury and the Company. Pillsbury did not communicate any such indication of interest.

        On December 15, the Board of Directors authorized a second Special Committee of the Board of Directors consisting of four members (the "Four Member Special Committee"), among other reasons, to review indications of interest and offers to acquire the Company and other strategic alternatives that might be available to the Company.

        On January 25 and 26, the Company received letters from Unilever reiterating Unilever's interest in a business combination and outlining Unilever's proposed terms. Representatives of Unilever also communicated to representatives of the Company a cash price of $36.00 per share.

        Also on January 26, following discussions with the Two Member Special Committee, Chartwell Investments II LLC ("Chartwell") and Meadowbrook Lane, Inc. ("Meadowbrook") made separate proposals to the Company, each of which was subject to an extended due diligence period and financing contingencies and each of which proposed negotiations with the Company on an exclusive basis. The Chartwell proposal contemplated a $30-50 million convertible preferred equity investment in the Company by Chartwell, with Chartwell obtaining majority representation on the Board of Directors. The Meadowbrook proposal contemplated an acquisition of a majority ownership interest in the Company by a tender offer to the Company's shareholders.

        On January 27, the Board of Directors held a meeting. Following a discussion of the Unilever, Dreyer's, Chartwell and Meadowbrook proposals, the Board voted by majority action to proceed with negotiations with Dreyer's on a strategic merger or alternative transaction in which the Company would remain independent. Thereafter, representatives of the Company notified Dreyer's of the decision, including the fact that neither Mr. Cohen nor Mr. Greenfield would agree to support an acquisition of the Company by Dreyer's as shareholders or agree to be neutral in any public statements they might make about any transaction with Dreyer's. Representatives of the Company also notified representatives of Unilever, Chartwell and Meadowbrook that their proposals had not been approved by the Board of Directors.

        On January 28, the Company received a letter from Unilever indicating that it had increased its cash offer to acquire the Company to $40.00 per share, but was also interested in exploring alternatives to a full acquisition of the Company.

        On January 31 and February 1, representatives of the Company met with representatives of Dreyer's to proceed to negotiate the terms of the agreements providing for the strategic merger with Dreyer's that had been proposed by Dreyer's. In these meetings, representatives of the Company emphasized again the fact that any agreements would need to take account of the fact that neither Mr. Cohen nor Mr. Greenfield would agree to support an acquisition of the Company by Dreyer's as shareholders or agree to be neutral in any public statements they might make about any transaction with Dreyer's. There were also discussions of distribution arrangements and other potential transactions in which the Company would remain independent. On February 2, Dreyer's submitted for consideration by the Board of Directors a proposal for a strategic merger that valued the Company Common Stock at $31.00 per share but did not directly address the issues raised by the Company concerning the expressed positions of Messrs. Cohen and Greenfield.

        Beginning on February 2 and continuing through early March, representatives of the Company met with representatives of Unilever to discuss a possible transaction in which Unilever would acquire up to a 20% equity stake in the Company either directly from the Company or from its shareholders at $32 per share, would enter into an exclusive license of the Ben & Jerry's trademarks and related intellectual property rights for the manufacture and sale of ice cream products having super premium status outside the U.S. and enter into a joint venture to address the Company's and Unilever's distribution requirements in the U.S. out-of-home market for frozen desserts. Throughout this period, the Board of Directors held several meetings to review the status of these negotiations as well as other alternatives available to the Company.

        On February 4, the Company received a proposal from Meadowbrook which contemplated a leveraged recapitalization of the Company in which an investor group led by Meadowbrook and Chartwell would acquire for $32 per share all of the outstanding shares of Company Common Stock, other than shares representing $12 million in value, which would be "rolled over" into equity of the acquiring Company. This proposal was subject to an extended due diligence period and financing contingencies and proposed negotiations with the Company on an exclusive basis. Following a Board meeting on February 7, the Company responded that it would not accept the proposal but would continue to work with the investor group on a non- exclusive basis if the investor group wanted to improve its proposed price and resolve the various contingencies to its proposal.

        On March 7, the Company received from Meadowbrook a proposal pursuant to which Meadowbrook would make a $25-40 million convertible preferred investment in the Company and would have the right to designate 20% of the members of the Board of Directors and voting rights on other matters submitted to shareholders.

        On March 9, the Board of Directors held a meeting at which the Board determined not to pursue further the negotiations with Unilever concerning the proposed Unilever minority equity investment, international exclusive license and U.S. distribution joint venture. Following this determination, no further discussions were held between the parties concerning this proposed transaction.

        Following the March 9 meeting of the Board of Directors and continuing until early April, representatives of the Company held a series of discussions with representatives of Unilever and Meadowbrook (and in certain cases Chartwell) to determine the feasibility of a transaction in which the Company would be acquired by an investor group with a $25-50 million equity investment by Meadowbrook, at least $25-40 million in value of shares of Company Common Stock being "rolled over" by existing shareholders, including Messrs. Cohen and Greenfield, who would agree to meet this "roll over" commitment to the extent that other shareholders elected not to do so, and with a common equity investment by Unilever of 28% and a convertible preferred equity investment and secured loans by Unilever sufficient to provide all additional financing. Although Chartwell was involved in certain of these discussions, it ultimately determined not to participate as part of the investor group.

        These discussions resulted in a proposed acquisition of the Company by the investor group including Unilever and Meadowbrook at $38.00 per share in which Mr. Cohen (but not Mr. Greenfield) would agree to "roll over" at least $25 million in value of his shares. This proposed acquisition was approved in principle by majority action of the Board of Directors on March 23, subject to completion of the necessary agreements, including resolution of a number of significant issues, for presentation to the Board of Directors for subsequent definitive action. Negotiations concerning this proposed transaction recommenced the following week and continued through April 2, but a number of significant structural and other issues remained unresolved among the parties.

        On March 28 and again on March 30, the Company received letters from Dreyer's indicating that it remained interested in a possible transaction with the Company. On March 29 and again on March 31 following a conference call among members of the Board of Directors, the Company sent letters to Dreyer's indicating that if Dreyer's had any specific terms to communicate that were different from its February 2 proposal, then it should do so.

        On March 29, an article was published in The New York Times, which prompted a Company press release, reporting that there were ongoing discussions between representatives of the Company, Unilever, Meadowbrook and Mr. Cohen, and that a "going private" transaction had been presented to the Board of Directors on March 23.

        On April 2, the Company received a response from Dreyer's to the Company's March 31 letter proposing an exchange ratio of 1.5 shares of Dreyer's stock for each share of Company Common Stock, with a collar that capped the maximum value at $40.00 per share and held the minimum value at $35.00 per share.

        On April 3, following discussions among the Company's legal advisors and the legal advisors to certain of the individual members of the Board of Directors, a telephone call was placed to Unilever's legal advisor indicating that, because of a development, the proposed transaction among Unilever, Meadowbrook and Mr. Cohen would likely no longer receive majority support by the Board of Directors at the proposed price of $38.00 per share of Company Common Stock.

        On April 5, the Board of Directors held a meeting at which it was determined that best and final offers should be requested from Unilever, Dreyer's and, should they determine to continue to work together, the investor group of Unilever, Meadowbrook and Mr. Cohen, for consideration at a meeting of the Board of Directors to be held on April 11. As had been the case at many of the meetings of the Board of Directors beginning in the fall of 1999, presentations were made to the Board of Directors by the Company's financial and legal advisors. Representatives of Unilever, Dreyer's, Meadowbrook and Mr. Cohen were promptly advised of this determination and told that the forms of agreements proposed would need to be submitted by April 10.

        On April 6 and again on April 8, representatives of the Company met with representatives of Unilever to discuss the forms of agreements for Unilever's acquisition proposal and to update Unilever's due diligence on the Company. Also on April 6, the representatives of the Company were advised that the investor group of Unilever, Meadowbrook and Mr. Cohen would not be continuing to work together to make an acquisition proposal.

        On April 7, representatives of the Company met with representatives of Dreyer's to discuss the forms of agreements for Dreyer's strategic merger proposal and to update due diligence.

        On April 10, management of the Company and the members of the Board of Directors became aware that three purported class action law suits had been filed against the Company and the members of the Board of Directors alleging, among other things, that the directors had breached their fiduciary duties in connection with the proposed transaction with Unilever, Meadowbrook and Mr. Cohen, as more fully described in this Proxy Statement.

        On April 10, the Company notified Unilever and Dreyer's that the forms of the proposed merger agreements should be submitted to the Company by that evening but that the financial terms of their proposals could be submitted at the presentations to be made by them at the April 11 meeting of the Board of Directors. Later that evening, each of Unilever and Dreyer's submitted their proposed forms of agreements.

        In the morning of April 11, the Board of Directors met and received separate presentations from each of Dreyer's and Unilever concerning their proposals and discussed various matters relating to these presentations with the representatives of Dreyer's and Unilever. At this meeting, Unilever increased the cash price per share offered to $43.60 and offered various financial and other commitments, including commitments for the benefit of the Company's employees and The Ben & Jerry's Foundation, Inc. (the "Foundation"). Also at this meeting, Dreyer's increased its proposed exchange ratio to 1.6 shares of Dreyer's common stock for each share of Company Common Stock (but without a collar) and offered certain other commitments. Following discussion among the members of the Board of Directors and the presentations from the Company's financial and legal advisors, the Board of Directors determined by unanimous consensus with all directors present that the acquisition proposal from Unilever should be approved provided that various issues in the proposed agreements could be satisfactorily resolved with Unilever. Following discussions between representatives of the Company and Unilever at which these issues were resolved, the Board of Directors reconvened later that afternoon after a recess with all present but Mr. Cohen, who had left to fulfill a speaking engagement, and unanimously approved by the vote of all those present the terms of Unilever's proposed acquisition, subject to completion, in a manner satisfactory to the officers authorized to act by the Board, of the negotiations between representatives of the Company and Unilever concerning the definitive agreements.

        Following further discussions among representatives of the Company and Unilever to complete the definitive agreements, the parties executed the Transaction Agreements. On the morning of April 12, Unilever and the Company issued a joint press release announcing the transaction.

        On April 18, in accordance with the Merger Agreement, the Purchaser commenced the Offer.

        On April 24, the Company filed, pursuant to the Merger Agreement, a Notification and Report Form for Certain Mergers and Acquisitions, which was required to be submitted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Department of Justice and the Federal Trade Commission.

        On May 10, at a meeting of the Board of Directors: (i) the size of the Board of Directors was increased from eight directors to twelve directors; (ii) the Company accepted the resignations of the following directors: Jerry Greenfield, Henry Morgan and Perry D. Odak; and (iii) the following seven designees of Conopco were elected to the Board: Peter J. Allcox, Thomas H. Floyd, Richard A. Goldstein, A. Peter Harwich, Mart Laius, Ronald M. Soiefer and Eric Walsh, in each case effective upon the date of the acceptance for payment of, and the payment by the Purchaser for, any shares of Company Common Stock pursuant to the Tender Offer.

        On May 11, the applicable waiting period under the HSR Act expired.

        On May 15, each of the Company and Unilever filed a Merger Notice with the Controller of Restrictive Trade Practices of the State of Israel in connection with the Offer and the Merger.

        On May 15, the Company received from Conopco, pursuant to the Merger Agreement, a Qualified Notice (the "Qualified Notice") that stated as of the time of such notice Conopco had no reason to believe that any condition to the Offer would not be satisfied at the then-scheduled expiration of the Offer.

        Upon receipt of the Qualified Notice, the Company, pursuant to the Merger Agreement, instructed its transfer agent to mail a notice dated May 15, 2000, to all holders of shares of Class B Common Stock, which specified that, in accordance with the Articles of Association of the Company, all shares of Class B Common Stock would be automatically converted into shares of Class A Common Stock effective as of May 25, 2000. From and after May 25, 2000, each outstanding share of Class B Common Stock automatically will be deemed to be a share of Class A Common Stock for all purposes and certificates for shares of Class B Common Stock will represent shares of Class A Common Stock.

        On May 15, the Company, pursuant to the Merger Agreement, delivered notice to the Foundation, the sole holder of shares of the Company's $1.20 Class A Preferred Stock, par value $1.00 per share (the "Company Preferred Stock"), which specified that, in accordance with the Articles of Association of the Company, all shares of the Company Preferred Stock would be redeemed on May 16, 2000 at a redemption price of $43.60 per share of the Company Preferred Stock.

        On May 15, the Tender Offer expired at 12:00 midnight, New York
City time.

        On May 16, the Company redeemed the Company Preferred Stock.

        On May 16, the Purchaser accepted for payment at a price of $43.60 per share 5,718,650 shares of the Class A Common Stock and 714,003 shares of the Class B Common Stock, $.033 par value per share, which were validly tendered and not properly withdrawn pursuant to the Tender Offer. As of such date, such number of shares equaled approximately 89% of the outstanding Class A Common Stock and approximately 90% of the outstanding Class B Common Stock.

        On May 18, the Purchaser accepted for payment 172,619 shares of Class A Common Stock and 16,672 shares of Class B Common Stock tendered pursuant to Notices of Guaranteed Delivery.

        From and after May 25, each outstanding share of Class B Common Stock is deemed to be a share of Class A Common Stock for all purposes and certificates for shares of Class B Common Stock represent shares of Class A Common Stock.


REASONS FOR THE BOARD OF DIRECTORS' RECOMMENDATIONS; FACTORS CONSIDERED

        In approving the Transaction Agreements and the transactions contemplated thereby, including the Offer and the Merger, and recommending that all holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer, approve the Merger and approve and adopt the Merger Agreement, the Board of Directors considered a number of factors including:

1. The historical market prices, price to earnings ratios, EBITDA and other multiples, recent trading activity and trading range of the Company Common Stock, including the fact that the Offer Price represents (i) a premium of approximately 25% over the $34 15/16 closing price of the Company Common Stock on the NASDAQ National Market on April 11, 2000, the last full trading day prior to the announcement of the Offer and the Merger, (ii) a premium of approximately 115% over the $20 1/4 closing price of the Company Common Stock on the NASDAQ National Market on August 4, 1999, the date on which the investment banker for Unilever discussed with the Company's financial advisor Unilever's interest in a business combination with the Company and (iii) a premium of approximately 176% over the $15 13/16 closing price of the Company Common Stock on the NASDAQ National Market on November 9, 1999, the date in 1999 on which the shares of the Company Common Stock had their lowest closing price.

2. The financial condition, results of operations and cash flows of the Company, including the Company's prospects as an independent company in light of its dependence on significant competitors to distribute the Company's products and increased competition levels in the ice cream industry.

3. The fairness opinion of Gordian rendered at the meeting of the Board of Directors held on April 11, 2000 as well as the valuation analyses performed by Gordian and presented to the Board of Directors. The full text of the written opinion dated as of April 11, 2000 of Gordian, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached to this Proxy Statement and is filed as Annex D hereto and is incorporated herein by reference. Holders of shares of Company Common Stock are urged to read such opinion carefully in its entirety.

4. The results of the discussions with Dreyer's, Chartwell, Roncadin, Meadowbrook and others regarding a possible strategic alliance, partnership, business combination, acquisition, leveraged recapitalization, leveraged buyout, or similar transaction with the Company and the results of the exploration by the Company, including consultants engaged by the Company, of possible strategic alliance or "stand alone" opportunities for the Company as an ongoing independent, publicly held corporation.

5. The fact that since the Company announcement on December 2, 1999 that it had received several indications of interest in acquiring the Company and subsequent publicity in newspaper articles, no other party had presented the Company with an acquisition proposal that, taken as a whole, would be more favorable to the Company and its shareholders than the Offer and the Merger or that would be as certain to be consummated within the same time frame as the Offer and the Merger.

6. The fact that the Offer and the Merger provide for a prompt cash tender offer for all shares of Company Common Stock to be followed by the Merger for the same consideration, thereby enabling the Company's shareholders, at the earliest possible time, to obtain the benefits of the transaction in exchange for their shares of Company Common Stock.

7. The fact that Conopco's and the Purchaser's obligations under the Offer were not subject to any financing condition and the financial strength of Unilever.

8. The limited ability of Conopco or the Purchaser to terminate the Offer or the Merger Agreement.

9. The fact that, pursuant to the Merger Agreement, the Company and its representatives may not (i) furnish to a third party who has submitted an unsolicited Company Takeover Proposal (as defined in the Merger Agreement) (a "Third Party Acquirer") information concerning the Company's business properties or assets, or (ii) participate in discussions or negotiations with such Third Party Acquirer concerning an unsolicited Company Takeover Proposal, unless in each case (A) the Board of Directors reasonably determines, after consultation with its financial advisor and counsel that such Company Takeover Proposal is a Superior Company Proposal (as defined in the Merger Agreement), and (B) the Board of Directors determines in good faith (based on the advice of its financial advisor and counsel) that it is required to take such actions in order to discharge properly its fiduciary duties.

10. The fact that, pursuant to the Merger Agreement, the Board of Directors had the right, prior to the purchase of shares of Company Common Stock pursuant to the Offer, to terminate the Merger Agreement in order to accept a Superior Company Proposal, if (i) the Board of Directors has determined, based upon the advice of legal counsel, that it is required to accept such proposal to discharge properly its fiduciary duties under applicable law, (ii) the Company gives Conopco five business days advance notice of the Company's intention to accept such Superior Proposal, and (iii) the Company, prior to termination, pays to Conopco a $11.4 million termination fee.

11. The fact that a business combination with Conopco does not currently address the Company's reliance on certain competitors, including Dreyer's and Ice Cream Partners, for distribution of the Company's products in the United States.

12. That, while the Offer gave the Company shareholders the opportunity to realize a premium over the price at which the shares of Common Stock traded immediately prior to the public announcement of the execution of the Merger Agreement, the consummation of the Offer and the Merger would eliminate the opportunity for the Company shareholders to participate in any future growth in the profits and equity valuation of the Company or, if the Dreyer's transaction had been approved and competed, in any future growth in the profits and equity valuation of the combined Company and Dreyer's.

13. Conopco's commitment to sign on, enthusiastically, to pursue and expand the social mission of the Company.

14. The composition of the Board of Directors of the Surviving Corporation, including majority representation by continuing directors of the Company or their designees and representation of the socially responsible investment community by Meadowbrook.

15. The power of the Board of the Surviving Corporation to oversee the social mission of the Company and the "essential integrity of the Ben & Jerry's brand."

16. The commitment of Conopco to provide to the Foundation at the time of completion of the Merger $5 million and to also fund the Foundation at a minimum level of $1.1 million (as indexed) per year for ten years.

17. The commitment of Conopco to make available to the Surviving Corporation six months following the time of completion of the Merger a $5 million employee special bonus to be available to full-time employees of the Company on a per capita basis below the Office of the Chief Executive Officer (the "OCEO") or, at the election of the Board of Directors, to the Foundation.

18. The commitment of Conopco to create and fund the Social Venture Fund in a foundation independent of the Foundation and the Surviving Corporation with aggregate funding of $5.0 million to provide venture financing to (i) vendors owned by women, minorities or indigenous people, (ii) vendors which give priority to a social change mission, and (iii) such other third party entrepreneurial businesses within the scope of the Company's Social Mission Priorities, disbursement of the funds to be directed by the Social Venture Committee to be designated by Mr. Cohen and another member of the Surviving Corporation Board.

19. The commitment of Conopco to not make a material headcount reduction for two years, to maintain employee benefits at a level not materially less favorable in the aggregate than those currently offered by the Company for five years, to honor all employment, severance, termination, consulting and retirement agreements, to establish an appropriate long-term incentive plan to properly incentivize the Company's employees, to maintain the Company's "livable wage" policy, to tie a significant amount of management incentive-based compensation to the Company's social performance and to maintain its corporate presence and substantial operations in Vermont for at least five years.

20. The commitment of Conopco to indemnify the Board of Directors against all claims made within the applicable statute of limitations, subject to limitations under Vermont law.

21. The provision of third-party beneficiary enforcement rights on behalf of the intended beneficiaries of specified provisions to two current members of the Board of Directors.

22. The benefit to the State of Vermont and the local communities where the Company operates of continued operations by the Surviving Corporation in the State of Vermont.

23. The benefit to the suppliers of the Company, including the St. Albans Cooperative Creamery, of the intention of the Surviving Corporation to continue using such suppliers.

24. The benefits to franchisees of the Company and consumers of the Company's products of the Surviving Corporation Board having power over the social mission of the Company and the essential integrity of the Ben & Jerry's brand.

25. The preferences of the Co-Founders of the Company, Messrs. Cohen and Greenfield, for the Company to have remained independent.

26. The preferences of the Company's management regarding the future direction of the Company.

The foregoing discussion of information and factors considered and given weight by the Board of Directors is not intended to be exhaustive, but is believed to include all of the material factors, both positive and negative, considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the Board of Directors may have given different weights to different factors.

        In connection with the announcement of the transaction, Messrs. Cohen and Greenfield made the following statement:

        "Neither of us could have anticipated, twenty years ago, that a major multinational would some day sign on, enthusiastically, to pursue and expand the social mission that continues to be an essential part of Ben & Jerry's and a driving force behind our many successes. But today, Unilever has done just that. While we and others certainly would have preferred to pursue our mission as an independent enterprise, we hope that, as part of Unilever, Ben & Jerry's will continue to expand its role in society."

        The following day Mr. Cohen also issued the following additional statement:

        "Once in a while you get shown the light, In the strangest of places if you look at it right."--"Scarlet Begonias" by the Grateful Dead.

        "Under this new arrangement, Ben and Jerry's will be independently operated, our values will continue and we hope our efforts to make positive change will even expand. Unilever has contractually agreed to increasing socially beneficial activities as a percentage of sales--every year. Ben and Jerry's will be doing more good than it does today.

        "Specifically, Unilever supports Ben & Jerry's maintaining our Vermont employment and manufacturing base, paying our workers a livable wage with complete benefits, buying our milk from Vermont family-farmers who agree not to use growth hormones on their cows, contributing 7.5% of pre-tax profits to the Company's philanthropic Foundation, and opening more PartnerShops owned by non-profit organizations that provide job training and employment opportunities to disadvantaged people.

        "To maintain and build that social mission, I'll continue to work with Ben & Jerry's to develop new products which will be manufactured by businesses owned by minorities, low income people and non-profits. Unilever has committed at least $5 million to help finance these new social ventures. With these new products and the distribution avenues available through Unilever, the ability of Ben & Jerry's to benefit the community will increase.

        "And Unilever has agreed to a social audit of their worldwide operations. They've made concrete progress in the past on environmental values, and social responsibility is the next frontier.

        "While I would have preferred for Ben & Jerry's to remain independent, I'm excited about this next chapter in the life of the business, and look forward to using the power of Ben & Jerry's to benefit our customers, employees, Scoop Shop owners, suppliers and neighbors."


OPINION OF THE COMPANY'S FINANCIAL ADVISOR

        Pursuant to letter agreements dated August 25, 1999 and March 3, 2000, the Company formally retained Gordian to act as its financial advisor in connection with one or more financial transactions, including a possible acquisition, sale, merger, joint venture or business combination, and to render an opinion (the "Opinion") to the Board of Directors regarding the fairness, from a financial point of view, to the holders of Company Common Stock of the cash consideration (the "Consideration") to be received by the holders of Company Common Stock in the Transaction.

        At the meeting of the Board of Directors held on April 11, 2000, Gordian delivered to the Company board an oral Opinion, which opinion was subsequently confirmed by delivery of a written Opinion dated April 11, 2000, stating that the Consideration to be received in the Offer and the Merger was fair, from a financial point of view, to the holders of Company Common Stock. In arriving at the Opinion, over a period of months prior to and leading up to the April 11, 2000 meeting of the Board of Directors, Gordian (i) reviewed the drafts dated April 10, 2000 of the Merger Agreement, License Agreement, and Stock Option Agreement, (ii) reviewed certain publicly available information concerning the Company including the Annual Reports on Form 10-K for the years ended 1996, 1997, 1998 and 1999 and the Quarterly Reports on Form 10- Q of the Company for the quarters ended March, June and September 1999, (iii) reviewed certain operating and internal information of the Company, provided to Gordian by the management of the Company, including financial projections for various periods ended December 31, 2004, under a variety of assumptions, including both with and without giving effect to the Offer and the Merger, (iv) reviewed certain internal analyses concerning alternatives to the Offer and the Merger, provided to Gordian by the management of the Company, (v) reviewed certain publicly available information with respect to certain other companies that Gordian believed to be comparable, in certain respects, to the Company,
(vi) reviewed certain publicly available information concerning the nature and terms of certain other transactions that Gordian considered relevant to its inquiry, and (vii) met (in person or telephonically) with certain officers and employees of the Company and with its legal advisors to discuss aspects of the foregoing as well as the business, prospects, future cash flows, forecasts and operating condition of the Company.

        In arriving at the Opinion, Gordian performed a variety of financial analyses, the material portions of which are summarized below. This summary does not purport to be a complete description of the analyses performed by Gordian. In addition, Gordian's analyses must be considered as a whole and selecting portions of its analysis or the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses. Gordian did not draw any specific conclusions from or with regard to any one method of analysis in isolation. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. The matters considered by Gordian in arriving at the Opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business, economic and market conditions and other matters, many of which are beyond the Company's control. The analyses performed by Gordian are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, none of the Company or Gordian or any other person assumes responsibility if future events do not conform to the judgments reflected in the Opinion.

        In rendering the Opinion, Gordian assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Gordian as well as certain representations from the Company and its management. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with Gordian, the management of the Company advised Gordian that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and the forecasts and other information were true, complete and accurate in all material respects and not misleading. Gordian did not make or obtain an independent evaluation or appraisal of the assets, or reserves of the Company nor did Gordian make any physical inspection of the properties or assets of the Company.

        The Opinion dated April 11, 2000, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex D and is incorporated herein by reference. Company shareholders are urged to read the Opinion carefully in its entirety. The Opinion is directed only to the fairness of the Consideration to the holders of Company Common Stock from a financial point of view. The Opinion was furnished solely to the Board of Directors and is not to be relied upon by any other person, including any shareholder, creditor of the Company or other interested party. The summary of the Opinion of Gordian set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such Opinion.

        The following is a summary of the analyses prepared by Gordian and presented by Gordian to the Company and the Board of Directors in a series of meetings preceding and including the April 11, 2000 meeting at which Gordian delivered the Opinion:

        Stock Trading History. Gordian reviewed the history of the trading prices of the Company Common Stock during the period from and including April 7, 1995 to April 10, 2000.

        Comparable Company Analysis. Gordian analyzed certain publicly available financial information, operating data and projected financial performance (per research analyst estimates) of the following group of six publicly traded ice cream and frozen yogurt companies Gordian believed to be appropriate for comparison with that of the Company: Dreyer's Grand Ice Cream, Inc., Eskimo Pie Corp., Friendly Ice Cream Corp., TCBY Enterprises, Inc., Yocream International and Yogen Fruz World-Wide Inc.

        Comparable Acquisition Analysis. Gordian also reviewed the consideration paid or proposed to be paid in other acquisitions of companies in the food industry. Specifically, Gordian analyzed the financial terms, to the extent publicly available, of over 80 transactions (some of which were not consummated) involving food industry companies that were announced since December 1996.

        Premiums Paid Analysis. Gordian determined the premium over market price paid for publicly-traded companies in over 20 selected transactions announced since December 1996.

        Other Analyses. Gordian performed a variety of additional analyses, including but not limited to, recapitalization analyses and purchase analysis at various prices and other sensitivity analyses.

        No company or transaction used in the comparable company analysis or comparable acquisition analysis summarized above is identical to the Company or the Offer and the Merger. Accordingly, any such analysis of the fairness of the Consideration involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading, premiums and acquisition values of the comparable companies and publicly announced transactions.

        The Board of Directors retained Gordian based upon Gordian's qualifications, experience and expertise. Gordian is a nationally recognized investment banking and advisory firm. Gordian, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with various transactions and for corporate and other purposes. Gordian and one of its officers held equity securities of the Company, including Company Common Stock and a warrant to purchase shares of Company Common Stock. Gordian has had, and continues to have, significant business relationships with Mr. Odak. Moreover, in the ordinary course of business, Gordian has had or may have dealings with certain other holders of the Company's securities, in matters unrelated to the Company. Gordian has and has had numerous clients in a wide variety of industries. It is possible that some of these past or present Gordian clients may have some connection to the Company or to holders of its securities.

        Pursuant to the Gordian engagement letters (including an earlier advisory agreement, dated August 1, 1997), the Company agreed to pay Gordian advisory fees consisting of both warrants to purchase 125,000 shares of Class A Common Stock at $14.00 per share and cash fees. Gordian received the warrants, which fully vested, effected a cashless exercise of such warrants, tendered the resulting shares of Class A Common Stock pursuant to the Offer and received approximately $3.7 million in cash pursuant to the Offer. Prior to delivering its Opinion, Gordian had received cash fees aggregating approximately $750,000. As of the date of this Proxy Statement, Gordian has received, or is owed, additional fees aggregating approximately $2.6 million. Gordian also will receive a net additional cash fee of approximately $330,000 if the Company consummates the transaction described in this Proxy Statement. The Company has also agreed to reimburse Gordian for certain costs and expenses. In addition, the Company has agreed to indemnify Gordian against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Gordian's engagement or, if such indemnification is unavailable to Gordian or insufficient to hold it harmless, then the Company has agreed to contribute to the amount paid or payable by Gordian as a result of such occurrence.

        Except as described above, neither the Company nor any person acting on its behalf currently intends to employ, retain or compensate any other person to make solicitations or recommendations to shareholders on its behalf concerning the Merger.

CHANGE OF CONTROL

        On May 16, the Purchaser accepted for payment at a price of $43.60 per share 5,718,650 shares of the Class A Common Stock and 714,003 shares of the Class B Common Stock, which were validly tendered and not properly withdrawn pursuant to the Offer. As of such date, such number of shares equaled approximately 89% of the Company's outstanding Class A Common Stock and approximately 90% of the Company's outstanding Class B Common Stock. The Offer expired at 12:00 midnight, New York City time, on Monday, May 15, 2000.

        On May 18, the Purchaser accepted for payment 172,619 shares of Class A Common Stock and 16,672 shares of Class B Common Stock tendered pursuant to Notices of Guaranteed Delivery.

        As a result, the Purchaser owns approximately 91% of the outstanding shares of Class A Common Stock. See also "The Merger and Related Transactions - The Board of Directors", "- Stock Options", "-Benefit Plans" and "- Employment/Severance Agreements".

CONDITIONS TO THE MERGER

        The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of certain conditions, including the following: (a) the Company shall have obtained the approval of the Merger Agreement by a majority of all the votes attributable to the outstanding shares of Company Common Stock; (b) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting the condition set forth in this clause (c), each of the Company, Conopco and the Purchaser shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        On April 18, 2000, the Company filed, pursuant to the Merger Agreement, a Notification and Report Form for Certain Mergers and Acquisitions, which was required to be submitted under the HSR Act, with the Department of Justice and the Federal Trade Commission. The applicable waiting period under the HSR Act expired on May 11, 2000, thereby satisfying condition (b) above. The Purchaser owns a sufficient number of shares of Class A Common Stock to ensure the satisfaction of condition (a) above.

TERMINATION OF THE MERGER AGREEMENT

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the shareholders of the Company: (a) by mutual written consent of Conopco, the Purchaser and the Company; (b) by either Conopco or the Company if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (c) by Conopco, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.01 of the Merger Agreement, and (ii) has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Conopco is not then in willful and material breach of any representation, warranty or covenant contained in any Transaction Agreement); (d) by Conopco: (i) if the Board of Directors or any committee thereof withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Conopco, its approval or recommendation of the Merger Agreement, the Offer or the Merger, fails to recommend to the Company's shareholders that they accept the Offer and approve the Merger Agreement or approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal (as defined below); provided, however, that any public statement by the Company that (A) it has received a Company Takeover Proposal, (B) it has given Conopco the notice required by Section 5.02(b) of the Merger Agreement in connection with the withdrawal of its recommendation or (C) otherwise only describes the technical operation of Sections 5.02, 6.07 and 7.01(d)(ii) of the Merger Agreement and the provisions contained in clause (d) of this paragraph shall not be deemed to be a public proposal to withdraw or modify the Board of Directors' recommendation for the purposes of this clause (i) or (ii) if the Company or any of its officers, directors, employees, representatives or agents takes any of the actions described below under "Takeover Proposals"; (e) by the Company, if the Board of Directors withdraws its recommendation of the Offer in accordance with the second paragraph under "Takeover Proposals"; and (f) by the Company, if Conopco breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Conopco of such breach (provided that the Company is not then in wilful and material breach of any representation, warranty or covenant contained in any Transaction Agreement).

TAKEOVER PROPOSALS

        The Merger Agreement provides that the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to,
(a) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal, (b) enter into any agreement with respect to any Company Takeover Proposal or (c) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any representative or affiliate of the Company or any subsidiary of the Company, whether or not such person is purporting to act on behalf of the Company or any subsidiary of the Company or otherwise, shall be deemed to be a breach of the provisions set forth in this paragraph by the Company. Subject to the foregoing, the Company shall, and shall cause its representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal.

        The Merger Agreement further provides that, except as described below, neither the Board of Directors nor any committee thereof may (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Conopco or the Purchaser, the approval or recommendation by the Board of Directors or any such committee of the Merger Agreement, the Offer or the Merger, (b) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (c) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal.

        In addition to the obligations of the Company described in the preceding two paragraphs, the Merger Agreement provides that the Company promptly will advise Conopco orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could lead to any Company Takeover Proposal, the identity of the person or group making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall (a) keep Conopco fully informed of the status, including any change to the details, of any such Company Takeover Proposal or inquiry and (b) provide to Conopco as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

        The provisions described in the three preceding paragraphs do not prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

        "Company Takeover Proposal" means (a) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any subsidiary of the Company, (b) any proposal for the issuance by the Company of a material amount of its equity securities as consideration for the assets or securities of another person or (c) any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in any voting securities of, or a substantial portion of the assets of, the Company or any subsidiary of the Company, in each case other than the Offer, the Merger and the other transactions contemplated by the Merger Agreement (the "Transactions").

FEES AND EXPENSES

        All fees and expenses incurred in connection with the Merger Agreement, the Offer, the Merger and the other Transactions will be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

INTER-COMPANY LOAN

        On May 17, 2000, the Company and Conopco entered into a five year intercompany facility agreement (the "Facility"). Under the Facility, the Company will borrow (or lend) funds to satisfy cash shortfalls (or surpluses) from operational activities of business and Conopco will lend (or borrow) to (from) the Company. Pursuant to the terms of the Facility, both the Company and Conopco have the option to call or put the outstanding balance plus accrued interest at any time. Interest under the Facility will be calculated by applying Conopco's average cost of funds for the fiscal month to the Company's average deficit (or surplus) balance during the same fiscal month.

THE BOARD OF DIRECTORS

        The Merger Agreement provides that promptly upon the acceptance for payment of, and payment by the Purchaser for, any shares of Company Common Stock pursuant to the Offer, the Purchaser was entitled to designate a majority of the directors, which designees of the Purchaser shall remain on the Board of Directors until the Effective Time, on the Board of Directors, subject to compliance with Section 14(f) of the Exchange Act and the VBCA; provided, however, that in the event that the Purchaser's designees are appointed or elected to the Board of Directors, until the Effective Time the Board of Directors shall have at least three directors who are directors on the date of the Merger Agreement and who are not officers of the Company (the "Independent Directors"); provided, further, that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of the Merger Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers, shareholders or affiliates of the Company, Conopco or the Purchaser, and such persons shall be deemed to be Independent Directors for purposes of the Merger Agreement. Subject to applicable law, the Company was required to take all action requested by Conopco necessary to effect any such election, including mailing to its shareholders the information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (the "Information Statement"), which Information Statement was attached to the Company's Schedule 14D-9 mailed to shareholders on or about April 18, 2000. In connection with the foregoing, the Company agreed to promptly, at the option of the Purchaser, either increase the size of the Board of Directors or obtain the resignation of such number of its current directors as is necessary to enable the Purchaser's designees to be elected or appointed to the Board of Directors as provided above.

        On May 10, 2000, upon the request of the Purchaser and pursuant to the Merger Agreement, the Board of Directors increased the size of the Board of Directors from eight to twelve and accepted the resignations of Messrs. Greenfield, Morgan and Odak, in each case effective upon the date of acceptance for payment of the Company Common Stock pursuant to the Offer, and elected to the Board of Directors, effective upon the date of acceptance for payment of, and payment for, any shares of Company Common Stock pursuant to the Offer, the designees specified in the Information Statement.

        On May 17, the actions of the Board of Directors discussed in the preceding paragraph became effective.

STOCK OPTIONS

        Pursuant to the Merger Agreement, the Board of Directors adopted such resolutions and took such other actions as required to effect the following: (a) adjust the terms of all outstanding Company Stock Options (as defined below), whether vested or unvested, as necessary to provide that each Company Stock Option (and any Company SAR (as defined below) related thereto) outstanding immediately prior to the acceptance for payment of Class A Common Stock pursuant to the Offer, including all vested and unvested Company Stock Options, shall be canceled effective immediately prior to the acceptance for payment of Class A Common Stock pursuant to the Offer, with the holder thereof becoming entitled to receive an amount in cash equal to (i) the excess, if any, of (A) $43.60 over (B) the exercise price per share of the Class A Common Stock subject to such Company Stock Option or Company SAR, multiplied by (ii) the number of Class A Common Stock for which such Company Stock Option shall not theretofore have been exercised; provided, however, that no cash payment shall be made with respect to any Company SAR that is related to any Company Stock Option in respect of which such a cash payment is made; provided, further, that all amounts payable pursuant to this clause (a) shall be subject to any required withholding of taxes or proof of eligibility of exemption therefrom and to receipt of the written consent of the holder thereof and shall be paid at or as soon as practicable following the acceptance for payment of Class A Common Stock pursuant to the Offer, without interest; and (b) make such other changes to the Company Stock Plans as the Company and Conopco may agree are appropriate to give effect to the Offer and the Merger.

        On April 11, 2000, the Board of Directors voted to accelerate the vesting of all unvested Company Stock Options. As of May 16, 2000, all outstanding Company Stock Options (other than options to purchase shares under the 1986 Employee Stock Purchase Plan (the "1986 ESPP")) had either been exercised or "cashed out" pursuant to clause (a) of the foregoing paragraph. There are no outstanding Company Stock Options other than under the 1986 ESPP. See "Benefit Plans".

        The Merger Agreement provides that, after the Effective Time, the Company shall establish an appropriate long-term incentive plan to properly incentivize its employees.

        "Company Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan. "Company SAR" means any stock appreciation right or other award linked to the price of the Company Common Stock and granted under any Company Stock Plan. "Company Stock Plans" means the Company's 1995 Equity Incentive Plan, 1999 Equity Incentive Plan, 1985 Stock Option Plan, 1986 ESPP, 1992 Non-Employee Directors' Restricted Stock Plan, 1995 Non-Employee Directors' Plan for Stock in Lieu of Director's Cash Retainer, all separate stock options agreements under which options were issued since January 1, 1999 and the provisions of the employment agreements for officers that include certain terms of options granted under the Company's 1985 Stock Option Plan and 1995 Equity Incentive Plan and certain separate stock option agreements entered into in 1999.

BENEFIT PLANS

        The Merger Agreement provides that except as set forth above or in the following paragraph, the Company shall maintain for a period of five years after the Effective Time the Company's benefit plans (other than equity or equity-based programs), except to the extent provided above under "Stock Options" in effect on the date of the Merger Agreement or to provide benefits to each current employee of the Company and its subsidiaries that are not materially less favorable in the aggregate to such employees than those in effect on the date of the Merger Agreement (other than equity or equity-based programs), except to the extent provided above under "Stock Options".

        As soon as practicable following the date of the Merger Agreement, the Board of Directors (or, if appropriate, any committee administering the 1986 ESPP) shall take or cause to be taken such actions as may be necessary to provide that (i) no options shall be granted and no payroll deductions accepted after the earlier of June 30, 2000, or the date on which falls the Effective Time; (ii) if the Effective Time falls on a date prior to June 30, 2000, the exercise date in respect of the offering (option) period under the 1986 ESPP that commenced January 1, 2000 shall be accelerated, and all unexercised rights granted in respect of such offering (option) period shall be exercised immediately prior to the Effective Time (iii) all holding periods with respect to shares of Company Common Stock under the 1986 ESPP shall be waived; and (iv) the 1986 ESPP shall terminate as of the Effective Time of the Merger.

        Six months following the Effective Time, Conopco shall make available to the Company the sum of $5 million to be distributed on a per capita basis to the then full-time employees of the Company below the OCEO as a special bonus or, at the election of the Board of Directors, to the Foundation.

EMPLOYMENT/SEVERANCE AGREEMENTS

        The purchase of shares of Company Common Stock pursuant to the Offer constituted a "change of control" for purposes of the employment and severance agreements the Company has entered into with Mr. Odak, Bruce Bowman, Senior Director of Operations; Charles Green, Senior Director of Sales & Distribution; Frances Rathke, Chief Financial Officer; Michael Sands, Chief Marketing Officer and certain other key employees, including all of the other officers of the Company. As a result of the "change of control", the unvested Employee Stock Options held by all officers vested. Under the terms of the Company's 1995 Equity Incentive Plan, the Company's 1999 Equity Incentive Plan and the terms of options granted since January 1, 1999 under separate option agreements, all options thereunder vested upon the "change of control." In addition, if Messrs. Bowman, Green and Sands, Ms. Rathke, and three other officers (but not Mr. Odak), are (1) terminated by the Company other than for cause, death or disability within the first two years following a change of control or (2) choose to terminate for "good reason" within the first two years following a change of control, then such officers will receive increased severance equal to the sum of one and half times annual base salary plus one and a half times their 1999 cash bonuses paid in early 2000. The cash severance payable to these individuals, assuming that these individuals' employment is terminated under circumstances entitling them to severance payments, would be: Mr. Bowman, $465,000; Mr. Green, $465,000; Mr. Sands, $382,000; Ms.
Rathke, $378,000 and the three other officers as a group, $890,000. Such officer also will have the right to extended health, life and other welfare benefits, including contribution to such officer's 401(k) account.

        The Company, Conopco and Mr. Odak intend to enter into a restated employment agreement pursuant to which Mr. Odak will remain as President and Chief Executive Officer of the Company for an initial term of six months commencing on May 16, 2000. The agreement will continue thereafter until terminated by any party on 30 days' notice. The restated employment agreement will provide for an annual base salary of not less than $315,000 and an annual bonus of not less than $185,000, and a continuation of Mr. Odak's benefits and perquisites. In the event Mr. Odak's employment is terminated by Mr. Odak for any reason after the expiration of the initial six month term, or by the Company other than "for cause" (as defined in Mr. Odak's present employment agreement), the Company shall continue to pay Mr. Odak his base salary and an annual bonus for two years (provided, that Mr. Odak may elect to receive such compensation in a lump sum), and shall continue for twelve months to provide Mr. Odak with medical and hospital benefits and pay all expenses relating to Mr. Odak's automobile. During his term of employment and for two years thereafter, Mr. Odak has agreed not to compete with the Company, not to solicit or hire any of the Company's employees and not to solicit any of the Company's customers. In addition, it is contemplated that certain executive officers of the Company, including Messrs. Bowman, Green, Sands and Ms. Rathke, will each be eligible to receive a retention bonus ranging from $125,000 to $300,000 each for "Tier I" managers, from $85,000 to $200,000 each for "Tier II" managers, from $50,000 for $150,000 each for "Tier III" managers, and discretionary amounts from a discretionary pool of $200,000, which amounts to $1,850,000 in the aggregate, as an incentive to continue in their current positions with the Surviving Corporation. It is anticipated that a portion of any such retention bonus will be conditioned on the executive serving for a minimum of six months following the Effective Time, with the balance of any such retention bonus available at the end of twelve months of service following the Effective Time. The continued employment of any executive following such twelve-month period would be conditioned on such executive renegotiating certain terms of employment agreements with the Surviving Corporation. Presently, the Company has not determined the specific amount to be received by any particular manager as a retention bonus.

INDEMNIFICATION AND INSURANCE

        In the Merger Agreement, Conopco and the Purchaser have agreed that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries (each, an "Indemnified Party") as provided in their respective articles of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations (provided, that in the event any claim or claims are asserted or made prior to the expiration of all applicable statutes of limitation, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims), and Conopco shall cause the Company to honor all such rights. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by the Merger Agreement, occurring prior to, and including, the Effective Time, Conopco shall, or shall cause the Company to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith (subject to receipt by the Company of the undertaking from such Indemnified Party to repay advances if it is subsequently determined that such Indemnified Party is not entitled to indemnification). Conopco shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this paragraph. Conopco will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time ("D&O Insurance") for all persons who are directors and officers of the Company on the date of the Merger Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement (such 200% amount, the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Conopco will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. The Company has represented that the Maximum Premium is $228,000.

BEST EFFORTS; NOTIFICATION

        The Merger Agreement provides that: upon the terms and subject to the conditions set forth in the Merger Agreement, and subject to the provisions of the Merger Agreement described above under "Company Takeover Proposals," each of the Company, Conopco and the Purchaser will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including (a) the obtaining of all necessary actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed and (d) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements; provided, however, that neither the Company nor Conopco shall be required to consent to any action described in paragraph
(a) of Section 7.01 of the Merger Agreement. In connection with and without limiting the foregoing, the Company and the Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation becomes applicable to any Transaction or the Merger Agreement or any other Transaction Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Nothing in the Merger Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

REPRESENTATIONS AND WARRANTIES

        The Merger Agreement contains various customary representations and warranties.

PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER

        The Merger Agreement provides that a termination of the Merger Agreement pursuant to the provisions under "Termination of the Merger Agreement", an amendment of the Merger Agreement pursuant to the provisions for an amendment thereof or an extension or waiver pursuant to the provisions thereof, in order to be effective, require in the case of Conopco, the Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

        The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Annex A hereto. The Merger Agreement should be read in its entirety for a more complete description of the matters summarized above.

RIGHTS AGREEMENTS

        The Rights Agreements were amended as of April 11, 2000, to render the Rights inapplicable to the Offer, the Merger and the other
Transactions.


CONFIDENTIALITY AGREEMENT

        Pursuant to the Mutual Non-Disclosure Agreement dated September 27, 1999, between Conopco and the Company (the "Confidentiality Agreement"), the Company and Conopco agreed to keep confidential certain information exchanged between such parties. The Merger Agreement provides that all information exchanged pursuant to Section 6.02 of the Merger Agreement concerning "Access to Information" shall be subject to the Confidentiality Agreement.

LICENSE AGREEMENT

        Contemporaneously with the execution of the Merger Agreement, the Company, its wholly-owned subsidiary, Ben & Jerry's Homemade Holdings, Inc. ("Holdings"), and Unilever entered into a License Agreement dated as of April 11, 2000 (the "License Agreement"), pursuant to which the Company and Holdings granted to Unilever an exclusive worldwide license, other than the United States (and territories and commonwealths thereof), Japan and the Caribbean and subject to the Company's existing license arrangements (collectively, the "Territory"), to use (i) the "Ben & Jerry's" trademark,
(ii) trademarks owned by the Company and Holdings, or licensed to the Company and Holdings, associated with certain Ben & Jerry's flavor names and (iii) proprietary technology of the Company used in making super premium ice cream (the "Licensed Technology") in connection with the manufacture, marketing, distribution and sale (wholesale and retail) of super premium ice cream under the Ben & Jerry's trademark by Unilever and its affiliated companies (collectively, the "Unilever Affiliates"). Because Holdings and the Company have already granted an exclusive license to a third party with respect to Canada, Unilever will not be able to use the Ben & Jerry's brand in Canada. Unilever has agreed to pay to the Company 5% of the net sales of frozen dessert products under the Ben & Jerry's trademark by the Unilever Affiliates, 5% of the net sales of promotional items by the Unilever Affiliates and 5% of up-front franchise fees paid to the Unilever Affiliates by Ben & Jerry's franchisees. The Company has the right to approve the countries in which the Unilever Affiliates uses the Ben & Jerry's trademark (and the related flavor names) and the marketing of products under the Ben & Jerry's trademark. The Company and Holdings also agreed to cooperate with Unilever in developing a plan for the geographic expansion of the Ben & Jerry's brand internationally. Unilever has agreed in the License Agreement to purchase from the Company, and the Company and Holdings have agreed to sell the assets, at the net book value of such assets pursuant to a mutually satisfactory purchase agreement, of the Company's subsidiaries in the United Kingdom and France.

        Pursuant to the License Agreement, the Company and Holdings have agreed not to compete in frozen dessert products in the Territory during the term of the License Agreement, except in countries where Unilever has irrevocably indicated it does not wish to sell products under the Ben & Jerry's trademark. Unilever has agreed that in the Territory they will sell super premium products only under the Ben & Jerry's trademark. Unilever further agreed to use the Licensed Technology only in connection with frozen dessert products bearing the Ben & Jerry's trademark. Except with respect to countries with respect to which Unilever has given notice of intent not to enter and regions in which the License Agreement has been terminated for a Material Default (as defined below) in such region, the Company and Holdings may not grant another license in connection with frozen dessert products in the Territory during the term of the License Agreement.

        Subject to termination, the License Agreement has a term of ten years and is renewable at the option of Unilever for additional five-year terms. The Company and Holdings may terminate the License Agreement in the event of a Material Default by Unilever that is not cured within 60 days of a satisfactory written notice from the Company and Holdings. The License Agreement defines "Material Default" as a material breach of (A) a covenant that relates to the payment of money by Unilever, (B) a covenant that directly and substantially affects the Essential Integrity of the Principal Licensed Mark (as defined in the License Agreement) or (C) certain other specified covenants contained in the License Agreement. The License Agreement automatically terminates upon the termination of the Merger Agreement for breach by Conopco and/or the Purchaser.

        Upon a Change of Control (as defined below) of the Company, the obligation of Unilever to obtain the approval of the Company or Holdings under the License Agreement is deemed to be an obligation to keep such parties informed as to Unilever's actions under the License Agreement prior to such action being taken, except with respect to the ability of the Company and Holdings to prevent Unilever to act under the License Agreement in countries in which significant human rights abuses are occurring. The License Agreement defines a "Change of Control" of a party to the License Agreement as (A) the acquisition by any person or group of persons acting in concert of beneficial ownership of such party's securities, or any other transaction with respect to beneficial ownership of such party or such party's securities, that involves or results in either (x) the acquisition of beneficial ownership of securities representing 20% or more of the voting power of such party's outstanding equity securities or (y) the merger or consolidation of such party with any person in which the shareholders of such party would not, immediately after such merger or consolidation, own securities representing at least 20% of the voting power of the person issuing the cash or securities in such merger or consolidation, and (B) the sale of all or substantially all of the assets of such party to one or more Persons; provided, however, that a Change of Control shall not be deemed to occur in the case of clause (A) or (B) above if (x) a named founder of the Company is the resulting controlling person or a member of the resulting controlling group of persons and (y) all other members of such group of persons, if any, are charitable organizations.

        In the License Agreement, Unilever has agreed to undertake activities related to the "social mission" of the Company in connection with the Unilever Affiliates' activities under the Ben & Jerry's trademark, including, among others, a commitment to purchase "fair trade" products to the extent available at commercially reasonable prices, a commitment to open scoop shops in the Company's PartnerShop format in partnership with non-profit organizations, a commitment to use unbleached paper to the extent available at commercially reasonable prices and a commitment to purchase, if commercially feasible, a portion of its ingredients from not-for-profit suppliers and suppliers from economically disadvantaged groups and to provide assistance to such suppliers. The License Agreement provides that a material breach by Unilever of one of the covenants contained in the preceding sentence with respect to a country is not Material Default but will result in an increased royalty rate of 8% with respect to the region in which such country is located for so long as such breach is uncured following a 90-day cure period. Upon a Material Default by Unilever of its duties under the social mission commitments contained in the first sentence of this paragraph, the royalty rate will be increased to 8% worldwide for so long as such Material Default is uncured during a one-year cure period. Following the expiration of such one-year cure period, the Company and Holdings may terminate the License Agreement if such Material Default is continuing.

        The License Agreement also provides that the parties thereto will negotiate a mutually satisfactory master franchising agreement within 12 months of the date of the License Agreement. See Annex B.

STOCK OPTION AGREEMENT

        On April 11, 2000, the Company and Conopco entered into a Stock Option Agreement (the "Stock Option Agreement"). Pursuant to the Stock Option Agreement, the Company granted to Conopco an irrevocable option (the "Option") to purchase up to 1,219,986 shares of Class A Common Stock (equivalent to 19.9% of the then-outstanding shares of Company Common Stock) at a purchase price of $43.60 per share. The Option is exercisable (in whole or in part) at any one time either (i) after the expiration of the Offer and the acceptance of shares of Company Common Stock for payment pursuant thereto or (ii) after the termination of the Merger Agreement in circumstances in which Conopco is entitled to receive the Termination Fee (each, a "Purchase Event"). The Option terminates upon the earliest to occur of (i) the effective date of the Merger, (ii) 180 days after the first occurrence of a Purchase Event and (iii) termination of the Merger Agreement in accordance with its terms prior to and without the occurrence of a Purchase Event. After the occurrence of a Purchase Event, Conopco may elect to receive a cash payment from the Company in lieu of exercising the Option, which cash payment will be equal to (A) the aggregate market value of the shares of Class A Common Stock underlying the Option minus (B) the aggregate exercise price of the Option, subject to a cap of $500,000. In addition, pursuant to the Stock Option Agreement, the Company granted registration rights to Conopco with respect to shares of Class A Common Stock purchased upon exercise of the Option. See Annex C.

THIRD-PARTY BENEFICIARIES

        The Transaction Agreements are not intended to confer upon any person other than the parties any rights or remedies, except that (i) provisions discussed under the headings "Stock Options," "Benefit Plans," "Employment/Severance Agreements," "Indemnification and Insurance," and "The Foundation" are enforceable by the parties thereto; (ii) provisions discussed under the headings "Operations of the Surviving Corporation" and "Social Mission" are enforceable by Henry Morgan and Jeffrey Furman, members of the Board of Directors, acting jointly; and (iii) provisions discussed under the heading "The Surviving Corporation Board" are enforceable by nominees thereto.

                           PLANS FOR THE COMPANY

THE SURVIVING CORPORATION BOARD

        In the Merger Agreement, Conopco has agreed following the Effective Time to maintain a board of directors of the Company (the "Surviving Corporation Board") composed of (i) seven directors from among the current members of the Board of Directors and persons nominated by such continuing directors (collectively, from time to time, the "Class I Directors"), (ii) two members to be appointed by Meadowbrook (the "Class M Directors"), (iii) one member to be appointed by Conopco and (iv) the Chief Executive Officer of the Surviving Corporation; provided, however, that Ineligible Directors (as defined below) may not serve on the Surviving Corporation Board. The Merger Agreement provides that the Surviving Corporation Board shall have primary responsibility with respect to the enhancement of the Social Mission Priorities (as defined below) of the Company, as they may evolve, and the preservation of the essential integrity of the Ben & Jerry's brand-name. Conopco shall have primary responsibility in the area of financial and operational aspects of the Surviving Corporation and in all areas not allocated to the Surviving Corporation Board. The Chief Executive Officer of the Surviving Corporation shall manage the affairs of the Company pursuant to an annual delegation of authority and within the scope of an annual business plan approved by Conopco following good faith discussions with the Surviving Corporation Board. The Chief Executive Officer of the Surviving Corporation shall be designated by Conopco, after good faith consultation with, and the participation in discussions of, the Appointment Committee of the Surviving Corporation Board (consisting of Ben Cohen and Jerry Greenfield, unless they are not directors, in which case such committee shall include one or two directors, as the case may be, from among the Class I Directors and Class M Directors). The Merger Agreement provides that the Company Charter and Company By-laws shall be amended to the extent necessary to implement the foregoing.

        As of the date of this Proxy Statement, individual directors serving on the Board of Directors as of the date of the Merger Agreement have not disclosed to the Company their decisions as to whether to serve on the Surviving Corporation Board as a Class I Director, except that Henry Morgan and Jerry Greenfield have informed the Company that they will not continue as directors of the Surviving Corporation. It is expected that the Surviving Corporation Board will continue to be compensated at levels consistent with such compensation applicable to the Board of Directors.

INELIGIBLE DIRECTORS

        Conopco has acknowledged in the Merger Agreement that no Ineligible Director is acting as a representative of the Company in connection with the Transaction Agreements and the transactions contemplated thereby and that any action or failure to act on the part of any Ineligible Director shall not be deemed to be an action or failure to act on the part of the Company, except to the extent that such Ineligible Director's action or failure to act is taken under the instruction of, or with the cooperation or the concurrence of, the Board of Directors. The Merger Agreement defines an "Ineligible Director" as any member on the Board of Directors on the date of the Merger Agreement who (i) fails to tender his or her shares of Company Common Stock pursuant to the Offer, (ii) makes any public statement disparaging Unilever, Conopco, the Company, any Transaction Agreement or any transaction contemplated thereby, (iii) takes any action that, but for the preceding sentence would constitute a breach of the Merger Agreement by the Company or (iv) takes any other action which is intended to cause any transaction contemplated thereby to fail to be completed.

OPERATIONS OF THE SURVIVING CORPORATION

        The parties have agreed in the Merger Agreement that the Surviving Corporation will not initiate any material headcount reductions for two years following the Effective Time and to maintain for at least five years its corporate presence and substantial operations in Vermont. In addition, the parties have agreed to continue the Company's liveable wage policy following the Effective Time and that a significant amount of the incentive-based compensation of members of the OCEO shall be based on the social performance of the Surviving Corporation.

SOCIAL MISSION

        The parties have agreed in the Merger Agreement that the Surviving Corporation Board will have primary responsibility for preserving and enhancing the objectives of the historical social mission of the Company as they may evolve from time to time consistent therewith (the "Social Mission Priorities"). The Company and Conopco also have agreed that following the Effective Time, they will work together in good faith to develop a set of social metrics to measure the social performance of the Surviving Corporation. The parties also have agreed that the Surviving Corporation will seek to have the rate of increase of such social metrics exceed the rate of increase of sales. The parties have agreed in the Merger Agreement that the Surviving Corporation will establish a new product development unit responsible for special products to be headed by Ben Cohen for so long as he is an employee of the Surviving Corporation.

        The parties have agreed in the Merger Agreement that the Surviving Corporation will establish a social venture fund (the "Social Venture Fund") and agreed to fund such entity pursuant to an agreement to be made between the Surviving Corporation and the Foundation after the Effective Time on such terms and conditions as they and a committee of the Surviving Corporation Board that shall oversee the Social Venture Fund (the "Social Venture Committee") shall approve to provide venture financing to (i) vendors owned by women, minorities or indigenous people, (ii) vendors which give priority to a social change mission, and (iii) such other third-party entrepreneurial businesses within the scope of the Company's social mission priorities. The Company shall make available to the Social Venture Fund an aggregate amount of $5 million. The terms of any agreement relating to the Social Venture Fund shall limit the financial responsibility of the Surviving Corporation to the foregoing cash contributions.

THE FOUNDATION

        The parties have agreed in the Merger Agreement that, immediately prior to the Effective Time, the Surviving Corporation shall, and Conopco shall cause the Surviving Corporation to, make a one-time contribution of not less than $5 million to the Foundation so long as (i) the Foundation does not significantly change its charitable purpose, (ii) none of the trustees of the Foundation disparages the Surviving Corporation, its products or its management and (iii) any replacement or additional trustee of the Foundation appointed before the date of payment is reasonably satisfactory to Conopco. The parties have also agreed to continue following the Effective Time the Company's practice of making charitable contributions by making contributions, for a minimum of ten years, of $1.1 million per year adjusted annually (i) by multiplying such amount by the ratio of the U.S. Producer Price Index for the month of December of the year in which the determination is made to the U.S. Producer Price Index for December 1999 and (ii) by multiplying the product of such calculation by the ratio of the equivalent gallon sales of frozen dessert products bearing the Ben & Jerry's brand-name sold by any person in such year to the equivalent gallon sales of such products sold in 1999; provided, however, that such ratio shall never be less than one. The Surviving Corporation Board shall have the responsibility for allocating annual contributions among the Foundation, local community charitable initiatives (with the support and oversight of employee Community Action Teams) and charitable institutions selected by the OCEO. The Surviving Corporation Board may allocate a portion of such contributions to the Foundation so long as (i) the Foundation does not significantly change its charitable purpose, (ii) none of the trustees of the Foundation disparages the Surviving Corporation, its products or its management and (iii) any replacement or additional trustee of the Foundation is reasonably satisfactory to Conopco. After such ten-year period, the Surviving Corporation shall continue to make contributions as calculated in accordance with the first sentence of this paragraph unless the activities and performance of the Foundation cease to be reasonably acceptable to Unilever, and provided that the Foundation meets the other requirements set out in the previous sentence.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion describes certain United States federal income tax consequences of the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed treasury regulations, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described in this Proxy Statement and could be made on a retroactive basis. This discussion does not address all aspects of federal income taxation that may be important to you based on your particular circumstances and does not address any aspect of state, local or foreign tax laws. This summary generally considers only shares of Class A Common Stock that are held as capital assets (generally, assets held for investment) and may not apply to holders who acquired shares of Class A Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company, holders that are subject to special tax treatment, holders that hold shares of Class A Common Stock as part of a "straddle", "hedge", or "conversion transaction", or holders the functional currency of which is not the U.S. dollar. Holders that may be subject to special tax treatment include broker- dealers, insurance companies, tax-exempt organizations, financial institutions, and regulated investment companies.

        Consequences to Holders of Class A Common Stock. A holder of Class A Common Stock will recognize gain or loss equal to the difference between the amount of cash received in the merger and the holder's adjusted tax basis in the shares of Class A Common Stock exchanged. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the Effective Time the holder has a holding period for the Class A Common Stock of more than one year.

        Backup Withholding and Information Reporting. Payments of cash to a holder surrendering shares of Class A Common Stock will be subject to information reporting and "backup" withholding at a rate of 31% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules generally will be allowed as a credit against the holder's United States federal income tax liability, which may entitle such holder to a refund provided the required information is furnished to the Internal Revenue Service.

        The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Merger. Thus, shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, foreign and other applicable tax laws and the effect of any proposed changes in the tax laws.


METHOD OF ACCOUNTING

        The Merger will be accounted for under the purchase method of accounting.

REGULATORY AND OTHER APPROVALS

        There are no U.S. federal or state regulatory requirements which remain to be complied with in order to consummate the Merger (other than the filing of articles of merger with the Secretary of State of the State of Vermont).

SOURCE AND AMOUNT OF FUNDS

        The total amount of funds required by Vermont All Natural Expansion Company to purchase all shares tendered pursuant to and to pay all related fees and expenses in connection with the tender offer was approximately $291 million. The amount of funds required by Ben & Jerry's to make all payments to participants in Ben & Jerry's stock option plans pursuant to the merger agreement was $27,315,923. The total amount of funds required by Vermont All Natural Expansion Company to consummate and to pay all related fees and expenses in connection with the merger is estimated to be approximately $31 million. The Purchaser will obtain the necessary funds to consummate the Merger and to pay related fees and expenses from Conopco, which in turn will obtain such funds from intercompany loans of available cash from and proceeds of sale of commercial paper by Unilever and its subsidiaries.

                             DISSENTERS' RIGHTS

OVERVIEW

        The holders of shares of Class A Common Stock at the effective time of the Merger will have certain rights pursuant to the provisions of Chapter 13 of the VBCA, Title 11A, V.S.A. ss.ss. 13.01 et. seq. ("Chapter 13") to dissent and obtain payment of fair value for their shares of Class A Common Stock. Under Chapter 13, dissenting shareholders who comply with the applicable statutory procedures will be entitled to receive a judicial appraisal of the fair value of their shares of Class A Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) and to receive payment of such fair value in cash, together with accrued interest, if any. Any such judicial determination of the fair value of shares of Class A Common Stock could be based upon factors other than, or in addition to, the price per Share to be paid in the Merger or the market value of the shares of Class A Common Stock. The value so determined could be more or less than the price per Share to be paid in the Merger. The foregoing summary of Chapter 13 does not purport to be complete and is qualified in its entirety by reference to Chapter 13. FAILURE TO FOLLOW THE STEPS REQUIRED BY CHAPTER 13 OF THE VBCA FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

DISSENTERS' RIGHTS

        Pursuant to Chapter 13, any holder of shares of Class A Common Stock who objects to the Merger is entitled to dissent from the Merger and to have the fair value of such shares of Class A Common Stock ("Dissenting Stock") as determined by the Company, or if necessary, judicially determined, paid to him or her, by complying with the provisions of Chapter
13. Failure to take any steps set forth in Chapter 13 in connection with the exercise of such rights may result in termination or waiver thereof.

        The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Stock (a "dissenting shareholder") in order to exercise his or her rights under Vermont law. This summary is qualified in its entirety by reference to Chapter 13, the text of which is attached as Annex E to this Proxy Statement.

        If a shareholder elects to exercise dissenters' rights with respect to the Merger, such shareholder must (i) file with the Company prior to the vote on the approval of the Merger Agreement at the Special Meeting a written notice of intention to demand payment for his or her shares of Class A Common Stock if the Merger is effectuated and (ii) not vote in favor of approval of the Merger Agreement. The written notice required to be delivered to the Company by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger. Neither voting against nor failure to vote for the Merger will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the Merger, however, will not constitute a waiver of rights under Chapter 13, provided that a written objection has been properly filed. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the Merger and will be deemed a waiver of dissenters' rights. See "The Special Meeting - Proxies".

        A beneficial shareholder may assert dissenters' rights as to shares of Class A Common Stock held on his or her behalf only if (i) such shareholder submits to the Company the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) such shareholder does so with respect to all shares of Class A Common Stock of which he or she is the beneficial owner or over which he or she has the power to direct the vote. A record holder of shares of Class A Common Stock may dissent on behalf of any beneficial owner with respect to all but not less than all the shares of Class A Common Stock of such owner if the record holder notifies the Company in writing of the name and address of each such person on whose behalf such record holder asserts dissenters' rights. All notices of intention to demand payment should be addressed to: Frances G. Rathke, Secretary, Ben & Jerry's Homemade, Inc., 30 Community Drive, South Burlington, Vermont 05403-6828.

        If the Merger Agreement is approved, the Company is obligated to give written notice to each dissenting shareholder who timely filed a notice of intention to demand payment and who did not vote in favor of approval of the Merger Agreement no later than 10 days after the Effective Date. The notice must be accompanied by a copy of Chapter 13 and must (i) state where a demand for payment must be sent and where and when Certificates representing Dissenting Stock must be deposited in order to obtain payment, (ii) inform holders of uncertificated shares of Class A Common Stock to what extent transfer of the shares of Class A Common Stock will be restricted after the payment demand is received, (iii) be accompanied by a form demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed Merger (April 12, 2000) and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the Dissenting Stock before that date and (iv) set a date by which the Company must receive the payment demand, which date shall not be less than 30 days nor more than 60 days after the date the notice is delivered.

        A dissenting shareholder who fails to demand payment or to deposit Certificates for Dissenting Stock as required shall have no right under Chapter 13 to receive payment for the Dissenting Stock.

        Unless the Merger has been effected within 60 days after the date for demanding payment and depositing Certificates for Dissenting Stock (such 60 day period is hereinafter referred to as "Demand Period"), the Company shall return any Certificates for Dissenting Stock so deposited and release any transfer restrictions imposed on uncertificated shares of Class A Common Stock. If certificates for such Dissenting Stock have been returned and such transfer restrictions have been released by the Company, the Company must at a later time send a new notice conforming to the requirements herein described if the merger is effected after the Demand Period.

        Upon consummation of the Merger, the obligations of the Company under Chapter 13 will be assumed by the Surviving Corporation.

        As soon as the Merger has been consummated, or upon receipt of demand for payment if the Merger has already been consummated, except as set forth in the immediately following sentence, the Company shall remit to each dissenting shareholder who has made proper demand and deposited his or her Certificates with the Company the amount which the Company deems to be the fair value of his or her Dissenting Stock, with accrued interest, if any, accompanied by (i) the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, (ii) an income statement and a statement of changes in shareholders' equity for such fiscal year, (iii) the Company's latest available interim financial statements, if any, (iv) a statement of the Company's estimate of the fair value of the Dissenting Stock and how such estimate was calculated, (v) an explanation of how interest (if any) was calculated and (vi) a statement of the dissenting shareholders' right to demand payment pursuant to ss. 13.28 of Chapter 13, together with a copy of Chapter 13. To the extent that a dissenting shareholder acquired Dissenting Shares after April 12, 2000 (shares so acquired are hereinafter referred to as the "After Acquired Shares"), the Company may offer to pay its estimate of the fair value of After Acquired Shares, plus accrued interest, to each dissenting shareholder who agrees to accept it in full satisfaction of his or her demand instead of immediately paying such amount. "Fair value" of Dissenting Stock means the value of such stock immediately before the Effective Time, excluding any change in value in anticipation of the Merger unless such exclusion would be inequitable (which fair value may be more, less, or the same as the Merger Consideration).

        If (i) the Company fails to remit such fair value to a dissenting shareholder or offer to pay Fair Value to a dissenting shareholders with respect to After Acquired Shares within 60 days after the date set for demanding payment, (ii) a dissenting shareholder believes the amount so remitted or offered to be less than fair value of such holder's Dissenting Stock (or that the interest, if any, is not correct), or (iii) the Company does not complete the Merger and fails to return any deposited Certificates for Dissenting Stock or release any transfer restrictions imposed on uncertificated shares of Class A Common Stock, the affected dissenting shareholder may reject the Company's offer and send the Company such shareholder's own estimate of fair value (and interest, if any) and demand payment of the deficiency. If the dissenting shareholder does not file the estimate within 30 days of when the Company made or offered payment for the Dissenting Stock, such shareholder shall be entitled to no more than the amount remitted or offered.

        Within 60 days after a demand for payment of a deficiency, if the demand remains unsettled, the Company shall commence a proceeding in the Superior Court of Chittenden County, Vermont (the "Court") and petition the Court to determine the fair value of the Dissenting Stock and accrued interest. The Company shall make all dissenting shareholders whose demands have not been settled parties to such action, and all parties shall be served a copy of the complaint. The Court shall determine the fair value of the Dissenting Stock and each dissenting shareholder shall be entitled to judgment for the amount, if any, by which the amount previously remitted by the Company is exceeded by the Court's determination of fair value, plus interest or for judgment equal to the value of the After Acquired Shares, plus interest. If the Company does not file a petition within 60 days, each dissenting shareholder who has made demand and who has not settled his or her claim shall be entitled to receive the amount demanded with interest.

        There are no specific valuation methods prescribed under Vermont law to which the Court would be bound in determining fair value. The Court would consider the evidence which it deemed relevant and material and render its decision based on that evidence.

        The Company may elect to withhold remittances to any dissenting shareholder who did not own his or her shares of Class A Common Stock before April 12, 2000, the day the Merger was announced. With respect to these shares of Class A Common Stock, upon consummation of the Merger, the Company shall give its fair value estimate and explain the basis thereof and offer to pay the amount plus accrued interest to such holders who agree to accept it in full satisfaction of their demands. If the dissenting shareholder disagrees, he or she may within 30 days mail the Company his or her estimate and demand payment. If the dissenting shareholder fails to mail such a response, he or she is entitled only to the Company's offer. If demand is made and remains unsettled, further proceedings shall follow the procedures for judicial appraisal of shares of Class A Common Stock set forth above.

        Costs of an appraisal proceeding, including costs and expenses of appraisers appointed by the Court, shall be determined by the Court and assessed against the Company, except that the Court may assess any part of such costs and expenses to all or some of the dissenting shareholders who are parties and whose action the court finds to be arbitrary, vexatious, or not in good faith in demanding payment under Section 13.28 of Chapter 13. Fees and expenses of counsel and experts for the respective parties may be assessed against the Company if the Court finds it failed to comply substantially with the requirements of Chapter 13 or may be assessed against the Company or all or some of the dissenting shareholders if such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 13. If the Court finds that the services of counsel for any dissenting shareholder are of substantial benefit to other dissenting shareholders similarly situated and that the fees for those services should not be assessed against the Company, the Court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefitted.

                              STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        The following table sets forth certain information as of the date of this Proxy Statement with respect to the beneficial ownership of the outstanding shares of Class A Common Stock by (i) all persons owning of record, or beneficially to the knowledge of the Company, more than five percent of the outstanding shares of any class, (ii) each director and executive officer of the Company individually, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, the mailing address of each of the persons shown is c/o Ben & Jerry's Homemade, Inc., 30 Community Drive, South Burlington, Vermont 05403-6828.


ALL PERSONS                    CLASS A COMMON STOCK

Vermont All Natural Expansion       6,621,944
Company and Conopco
390 Park Avenue
New York, New York  10022
OFFICERS:
 Perry Odak                              0
 Bruce Bowman                            0
 Charles Green                           0
 Michael Sands                           0
 Frances Rathke                          0
DIRECTORS:
 Ben Cohen                               0
 Jeff Furman                             0
 Pierre Ferrari                          0
 Jennifer Henderson                      0
 Frederick Miller                        0
 Peter Allcox                            0
 Thomas Floyd 1                          0
 Richard Goldstein                       0
 Peter Harwich 1                         0
 Mart Laius 1                            0
 Ronald Soiefer 1                        0
 Eric Walsh                              0
All Directors and Officers as a
Group:                                   0


1 Does not include 6,621,944 shares of Class A Common Stock beneficially owned by Vermont All Natural Expansion Company and Conopco, which such Directors of the Company may be deemed to beneficially own by virtue of their positions with Conopco. Each of Thomas Floyd, Peter Harwich, Mart Laius and Ronald Soiefer disclaim any such beneficial ownership.

                           SHAREHOLDER LITIGATION

        The Company and the members of the Board of Directors (as of March 29, 2000) have been named in three purported class action suits in connection with the proposed transaction with Unilever, Meadowbrook and Mr. Cohen, which was never approved by the Board of Directors. The first purported class action was filed by Lisbeth Greenfeld and Howard Weisburgh as custodian for Rachel Weisburgh and alleges that the Board of Directors breached its fiduciary duties in connection with the proposed "going private" transaction by failing to disclose information as to the value of the Company as well as alleging violations of the Vermont Consumer Fraud Act (the "VCFA"). The second purported class action was filed by Barry Wohl as custodian for Rebecca Wohl and Alyssa Wohl and contains the same allegations as the Greenfeld class action described above. The third class action was filed by James Georgetti and alleges that the Board of Directors in "approving" the "going private" transaction engaged in self-dealing and breached their fiduciary duties as well as violating the VCFA. All of these actions seek injunctive relief and monetary damages. In view of the fact that the proposed "going private" transaction was never definitively approved by the Board of Directors and is not being pursued, the Company believes that these allegations are unfounded and it intends to vigorously defend all of these actions.

               SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Upon the consummation of the Merger, all of the outstanding shares of Class A Common Stock will be held and voted by Conopco. As a result, the Company will not solicit proxies in connection with an annual meeting of shareholders. If the Merger is not consummated, then, according to the rules of the Securities and Exchange Commission (the "Commission"), all proposals of shareholders to be presented at the annual meeting would be required to be received by the Secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials. These proposals would also need to comply with the rules of the Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy.

        In addition, the Company's By-laws provide that, to be timely, a notice must be delivered not less than 75 days nor more than 120 days prior to the meeting; provided, however, that (i) in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made (whichever first occurs), or (ii) in the event that less than 30 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 5th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made (whichever first occurs).

                               OTHER MATTERS

        Management knows of no other business to be presented at the Special Meeting. If other matters do properly come before the Special Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment unless the authority to do so is withheld in such proxy.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company (File No. 001-14401) with the Commission are incorporated by reference in this Proxy
Statement:

        o The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1999, previously filed with the Commission on March 22, 2000; and

        o The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 25, 2000, previously filed with the Commission on May 9, 2000.

        All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modified or superseded such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

        This Proxy Statement incorporates documents by reference that are not presented in or delivered with this Proxy Statement. These documents are available upon request from Frances G. Rathke, Secretary, Ben & Jerry's Homemade, Inc., 30 Community Drive, South Burlington, Vermont 05403-6828. In order to ensure timely delivery, any request should be made by [INSERT DATE].

                           AVAILABLE INFORMATION

        The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information the Company files at the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10004; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain copies of all or any portion of the material by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Company's filings are also available to the public at the web site maintained by the Commission at
<http://www.sec.gov>.



                                                                    ANNEX A

                                                             CONFORMED COPY








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                        AGREEMENT AND PLAN OF MERGER



                         Dated as of April 11, 2000



                                   Among



                               CONOPCO, INC.,



                   VERMONT ALL NATURAL EXPANSION COMPANY



                                    And



                        BEN & JERRY'S HOMEMADE, INC.





















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                             TABLE OF CONTENTS


                                                                          Page



                                 ARTICLE I

                          The Offer and the Merger

SECTION 1.01.  The Offer ...................................................2
SECTION 1.02.  Company Actions..............................................4
SECTION 1.03.  The Merger...................................................5
SECTION 1.04.  Closing   ...................................................5
SECTION 1.05.  Effective Time...............................................5
SECTION 1.06.  Effects   ...................................................6
SECTION 1.07.  Articles of Incorporation and By-laws........................6
SECTION 1.08.  Directors ...................................................6
SECTION 1.09.  Officers  ...................................................6


                                 ARTICLE II

                        Effect on the Capital Stock of the
                Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock......................................6
SECTION 2.02.  Exchange of Certificates.....................................8


                                ARTICLE III

                   Representations and Warranties of the Company

SECTION 3.01.  Organization, Standing and Power............................10
SECTION 3.02.  Company Subsidiaries; Equity Interests......................11
SECTION 3.03.  Capital Structure...........................................11
SECTION 3.04.  Authority; Execution and Delivery; Enforceability...........14
SECTION 3.05.  No Conflicts; Consents......................................15
SECTION 3.06.  SEC Documents; Undisclosed Liabilities......................16
SECTION 3.07.  Information Supplied........................................17
SECTION 3.08.  Absence of Certain Changes or Events........................18
SECTION 3.09.  Taxes     ..................................................20
SECTION 3.10.  Absence of Changes in Benefit Plans.........................21
SECTION 3.11.  ERISA Compliance; Excess Parachute Payments.................21
SECTION 3.12.  Litigation..................................................24
SECTION 3.13.  Compliance with Applicable Laws.............................24
SECTION 3.14.  Environmental Matters.......................................24
SECTION 3.15.  Contracts; Debt Instruments.................................26
SECTION 3.16.  Intellectual Property.......................................26
SECTION 3.17.  Labor Matters...............................................27
SECTION 3.18.  Title to Properties.........................................27
SECTION 3.19.  Equipment ..................................................28
SECTION 3.20.  Suppliers ..................................................28
SECTION 3.21.  Brokers; Schedule of Fees and Expenses......................28
SECTION 3.22.  Opinion of Financial Advisor................................29


                                 ARTICLE IV

             Representations and Warranties of Conopco and Sub

SECTION 4.01.  Organization, Standing and Power............................29
SECTION 4.02.  Sub       ..................................................29
SECTION 4.03.  Authority; Execution and Delivery; Enforceability...........29
SECTION 4.04.  Consents  ..................................................30
SECTION 4.05.  Information Supplied........................................30
SECTION 4.06.  Brokers   ..................................................31
SECTION 4.07.  Conopco Plans...............................................31


                                 ARTICLE V

                 Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business.........................................31
SECTION 5.02.  No Solicitation.............................................35


                                 ARTICLE VI

                           Additional Agreements

SECTION 6.01.  Preparation of Proxy Statement; Shareholders Meeting........38
SECTION 6.02.  Access to Information; Confidentiality......................39
SECTION 6.03.  Best Efforts; Notification..................................40
SECTION 6.04.  Stock Options...............................................41
SECTION 6.05.  Benefit Plans...............................................42
SECTION 6.06.  Indemnification.............................................43
SECTION 6.07.  Fees and Expenses; Liquidated Damages.......................44
SECTION 6.08.  Public Announcements........................................45
SECTION 6.09.  Transfer Taxes..............................................46
SECTION 6.10.  Interim Directors...........................................46
SECTION 6.11.  Company Capital Stock.......................................47
SECTION 6.12.  Rights Agreements; Consequences if Rights Triggered.........47
SECTION 6.13.  Shareholder Litigation......................................48
SECTION 6.14.  Operations of the Surviving Corporation.....................48
SECTION 6.15.  The Foundation..............................................52
SECTION 6.16.  Certain Employee Matters....................................52
SECTION 6.17.  Social Milestones...........................................52
SECTION 6.18.  The Social Venture Fund.....................................53


                                ARTICLE VII


SECTION 7.01.  Conditions to the Offer.....................................53
SECTION 7.02.  Conditions to the Merger....................................56


                                ARTICLE VIII

                     Termination, Amendment and Waiver

SECTION 8.01.  Termination.................................................57
SECTION 8.02.  Effect of Termination.......................................59
SECTION 8.03.  Amendment ..................................................59
SECTION 8.04.  Extension; Waiver...........................................60
SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver...60


                                 ARTICLE IX

                             General Provisions

SECTION 9.01.  Nonsurvival of Representations and Warranties...............61
SECTION 9.02.  Notices   ..................................................61
SECTION 9.03.  Definitions.................................................62
SECTION 9.04.  Interpretation; Disclosure Letters..........................63
SECTION 9.05.  Severability................................................63
SECTION 9.06.  Counterparts................................................63
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries..............63
SECTION 9.08.  GOVERNING LAW...............................................64
SECTION 9.09.  Assignment..................................................64
SECTION 9.10.  Enforcement.................................................65
SECTION 9.11.  Separate Parties............................................65


EXHIBIT A             Articles of Incorporation
EXHIBIT B             Form of Delegation of Authority



                             AGREEMENT AND PLAN OF MERGER, dated as of
                      April 11, 2000, among CONOPCO, INC., a New York corporation ("Conopco"), VERMONT ALL NATURAL EXPANSION COMPANY, a Vermont corporation ("Sub"), and BEN & JERRY'S HOMEMADE, INC., a Vermont corporation (the "Company").


               WHEREAS Conopco believes that it is uniquely positioned to further the Company's three- part mission through a business combination that leverages the strengths of both Conopco and the Company;

               WHEREAS the respective Boards of Directors of Conopco, Sub and the Company have approved the acquisition of the Company by Conopco on the terms and subject to the conditions set forth in this Agreement;

               WHEREAS, in furtherance of such acquisition, Conopco proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of Class A Common Stock of the Company, par value $.033 per share (the "Class A Common Stock"), including the associated Class A Rights (as defined in Section 3.03), and all the outstanding shares of Class B Common Stock of the Company, par value $.033 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Company Common Stock"), including the associated Class B Rights (as defined in Section 3.03), at a price per share of Company Common Stock (including the associated Company Right (as defined in Section 3.03)) of $43.60, net to the seller in cash, on the terms and subject to the conditions set forth in this Agreement;

               WHEREAS the respective Boards of Directors of Conopco, Sub and the Company have approved the merger (the "Merger") of Sub into the Company, or (at the election of Conopco) the Company into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued share of Company Common Stock not owned by Conopco, Sub or the Company, and (b) each share of Company Common Stock, not owned directly or indirectly by Conopco or the Company, shall be converted into the right to receive $43.60 in cash;

               WHEREAS, immediately following the acceptance for payment of shares of Company Common Stock pursuant to the Offer, the Company shall cause the outstanding shares of the Company's $1.20 Class A Preferred Stock, par value $1.00 per share (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock"), to be redeemed;

               WHEREAS simultaneously with the execution and delivery of this Agreement Ben & Jerry's Homemade Holdings, Inc. and the Company are granting an international license to Unilever N.V. and Unilever PLC pursuant to a License Agreement (the "License Agreement");

               WHEREAS simultaneously with the execution and delivery of this Agreement the Company and Conopco are entering into a stock option agreement (the "Stock Option Agreement" and, together with this Agreement and the License Agreement, the "Transaction Agreements"), pursuant to which the Company is granting Conopco an option to purchase shares of Class A Common Stock on the terms and subject to the conditions set forth therein; and

               WHEREAS Conopco, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.


               NOW, THEREFORE, the parties hereto agree as follows:


                                 ARTICLE I

                          The Offer and the Merger

               SECTION 1.01. The Offer. (a) Subject to the conditions of this Agreement, as promptly as practicable but in no event later than five business days after the date of this Agreement, Sub shall, and Conopco shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligation of Sub to, and of Conopco to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer are subject to the conditions set forth in Section 7.01. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14d-2 of the SEC). Sub expressly reserves the right to modify the terms of the Offer or waive any condition to the Offer, except that, without the consent of the Company, Sub shall not (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) reduce or waive the Minimum Tender Condition (as defined in Section 7.01),
(iv) modify, in any manner adverse to the holders of Company Common Stock, or add to, the conditions set forth in Section 7.01, (v) extend the Offer or (vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Sub may, without the consent of the Company,
(i) extend the Offer in increments of not more than five business days each, if at the scheduled expiration date of the Offer any of the conditions to Sub's obligation to purchase shares of Company Common Stock are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iii) make available a subsequent offering period (within the meaning of Rule 14d-11 of the SEC). Without limiting the right of Sub to extend the Offer, in the event that any condition set forth in paragraph (a) of Section 7.01 is not satisfied or waived at the scheduled expiration date of the Offer, at the request of the Company Sub shall, and Conopco shall cause Sub to, extend the expiration date of the Offer in increments of five business days each until the earliest to occur of (w) the satisfaction or waiver of such condition, (x) Conopco reasonably determines that such condition to the Offer is not capable of being satisfied on or prior to September 30, 2000, (y) the termination of this Agreement in accordance with its terms and (z) September 30, 2000. In addition, on the terms and subject to the conditions of the Offer and this Agreement, Sub shall pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

               (b) On the date of commencement of the Offer, Conopco and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Each of Conopco, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Conopco and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. Conopco and Sub shall provide the Company and its counsel in writing with any comments Conopco, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

               SECTION 1.02. Company Actions. (a) Subject to the right of the Board of Directors of the Company (the "Company Board", which term shall mean, after the Effective Time (as defined in Section 1.05), the board of directors of the Surviving Corporation (as defined in Section 1.03)) to take action permitted by Section 5.02(b), the Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by the Transaction Agreements (collectively, the "Transactions").

               (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, including an appropriate information statement (the "Information Statement") under Rule 14f-1 (such
Schedule 14D-9 and Information Statement, as amended from time to time, the "Schedule 14D-9") and shall mail the Schedule 14D-9 to the holders of Class A Common Stock. The Schedule 14D-9 shall contain the recommendation described in Section 3.04(b), unless such recommendation has been withdrawn or modified in accordance with Section 5.02(b). Each of the Company, Conopco and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Conopco and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

               (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders of Company Common Stock subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Conopco may reasonably request in communicating the Offer to the Company's shareholders. Subject to the requirements of applicable Law (as defined in Section 3.05), and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Conopco and Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

               SECTION 1.03. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Vermont Business Corporation Act (the "VBCA"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.05). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the election of Conopco, any direct or indirect wholly owned subsidiary of Conopco may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

               SECTION 1.04. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Section 7.02, or at such other place, time and date as shall be agreed in writing between Conopco and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

               SECTION 1.05. Effective Time. Prior to the Closing, the Company shall prepare, and on the Closing Date or as soon as practicable thereafter the Surviving Corporation shall file with the Secretary of State of the State of Vermont, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the VBCA and shall make all other filings or recordings required under the VBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such other later time as Conopco and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

               SECTION 1.06. Effects. The Merger shall have the effects set forth in Section 11.06 of the VBCA.

               SECTION 1.07. Articles of Incorporation and By-laws. (a) The Articles of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of Exhibit A and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

               (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By- laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

               SECTION 1.08. Directors. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation who elect to remain on or rejoin the Company Board, together with such other individuals appointed to the Company Board, all in accordance with the provisions of Section 6.14(a).

               SECTION 1.09. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.


                                 ARTICLE II

                     Effect on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

               SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

               (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become ten thousand fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation.

               (b) Cancelation of Treasury Stock and Conopco- Owned Stock. Each share of Company Common Stock that is owned by the Company, Conopco or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company or Conopco (other than Sub) shall automatically be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

               (c) Conversion of Company Common Stock. (1) Subject to Sections 2.01(b) and 2.01(d), each issued and outstanding share of Company Common Stock shall be converted into the right to receive $43.60 in cash.

               (2) The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

               (d) Dissenters Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Dissenters Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Dissenters Shares pursuant to, and who complies in all respects with, Chapter 13 of the VBCA ("Chapter 13") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Dissenters Shares shall be entitled to payment of the fair value of such Dissenters Shares in accordance with Chapter 13 of the VBCA; provided, however, that if any such holder shall fail to perfect or otherwise lose such holder's right to receive payment of fair value under Chapter 13, then the right of such holder to be paid the fair value of such holder's Dissenters Shares shall cease and such Dissenters Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Conopco of any demands received by the Company for appraisal of any shares of Company Common Stock. Prior to the Effective Time, the Company shall not, without the prior written consent of Conopco, participate in negotiations or proceedings with respect to such demands or make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

               SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Conopco and the Company shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of Merger Consideration upon surrender of certificates representing Company Common Stock. Concurrently with the Effective Time, the Company shall provide to the Paying Agent the amount of cash required to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the "Exchange Fund").

               (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Conopco and the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Conopco, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Conopco that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

               (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this
Article II.

               (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Conopco, upon demand, subject to compliance with any applicable abandoned property, escheat or similar Law.

               (e) No Liability. To the extent permitted by applicable Law, none of Sub, Conopco, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Conopco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Conopco.

               (g) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11), or under any provision of state, local or foreign tax Law.


                                ARTICLE III

               Representations and Warranties of the Company

               The Company represents and warrants to Conopco and Sub as follows:

               SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary or the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under the Transaction Agreements or a material adverse effect on the ability of the Company to consummate the Offer, the Merger and the other Transactions (a "Company Material Adverse Effect"). The Company has delivered to Conopco true and complete copies of the Articles of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

               SECTION 3.02. Company Subsidiaries; Equity Interests. (a) The letter, dated as of the date of this Agreement, from the Company to Conopco and Sub (the "Company Disclosure Letter") lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

               (b) Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

               SECTION 3.03. Capital Structure. (a) The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock and 3,000,000 shares of Class B Common Stock, as well as 900 shares of Company Preferred Stock. The Board of Directors of the Company has duly authorized the conversion of each issued and outstanding share of Class B Common Stock into one share of Class A Common Stock and has authorized the mailing of a notice of conversion pursuant to the Company Charter, upon receipt of the notice from Conopco contemplated by Section 6.11(b), to all the holders of Class B Common Stock. At the close of business on March 31, 2000, (i) 6,130,582 shares of Class A Common Stock, 793,729 shares of Class B Common Stock and 900 shares of Company Preferred Stock were issued and outstanding, (ii) 644,606 shares of Class A Common Stock and 1,092 shares of Class B Common Stock were held by the Company in its treasury, (iii) 1,298,627 shares of Class A Common Stock were subject to outstanding Company Stock Options (as defined below) and 160,185 additional shares of Class A Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined below) (assuming for such purpose that, with respect to the offering period in effect on the date hereof under the Company's 1986 Employee Stock Purchase Plan (the "1986 ESPP"), (A) all current participants continue to contribute at current levels and (B) the purchase price of the shares purchasable in respect of such offering period is determined to be 85% of the fair market value of shares of Class A Common Stock on the first day of such offering period, and giving effect to such offering period), (iv)(A) 7,400,000 shares of Class A Common Stock were reserved for issuance in connection with the rights (the "Class A Rights") issued pursuant to the Rights Agreement dated as of July 30, 1998, as amended from time to time (the "Class A Rights Agreement"), between the Company and American Stock Transfer & Trust Company, and (B) 900,000 shares of Class B Common Stock were reserved for issuance in connection with the rights (the "Class B Rights" and, together with the Class A Rights, the "Company Rights") issued pursuant to the Rights Agreement dated as of July 30, 1998, as amended from time to time (together with the Class A Rights Agreement, the "Company Rights Agreements"), between the Company and American Stock Transfer & Trust Company and (v) 125,000 shares of Class A Common Stock reserved for issuance under the warrants held by Gordian Group, L.P. (the "Gordian Group Warrants"). Except as set forth above and except for the shares of Class A Common Stock reserved for issuance upon either (i) the exercise of the option granted to Conopco pursuant to the Stock Option Agreement or (ii) the conversion of shares of Class B Common Stock, at the close of business on March 31, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding Company SARs (as defined below) that were not granted in tandem with a related Company Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time (including shares of Company Capital Stock that shall be deemed to be shares of Class A Common Stock upon the automatic conversion of shares of Class B Common Stock) will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the VBCA, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above or in Section 3.03(b), as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Company Capital Stock. Except as set forth in Section 6.11, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has delivered to Conopco complete and correct copies of the Company Rights Agreements, as amended to the date of this Agreement.

               (b) The authorized capital stock of The American Company for Ice Cream Manufacturing E.I. Ltd. ("ACICM") consists of 18,000 Ordinary Shares (the "Subsidiary Ordinary Shares") and 18,000 Preferred Shares (the "Subsidiary Preferred Shares"), each with a nominal value of 1.00 NIS. At the close of business on March 31, 2000, 12,000 Subsidiary Ordinary Shares and 18,000 Subsidiary Preferred Shares were issued and outstanding, and 3,333 Subsidiary Ordinary Shares reserved for issuance under options and 1,200 Subsidiary Ordinary Shares were subject to outstanding options to purchase Subsidiary Ordinary Shares and Subsidiary Preferred Shares, respectively, and no other Subsidiary Ordinary Shares or Subsidiary Preferred Shares were issued, outstanding or reserved for issuance. As of such date, Ben & Jerry's Homemade, B.V., a wholly owned subsidiary of the Company, owned 18,000 Subsidiary Preferred Shares.

               (c)  For purposes of this Agreement:

               "Company Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

               "Company SAR" means any stock appreciation right or other award linked to the price of Company Common Stock and granted under any Company Stock Plan.

               "Company Stock Plans" means the Company's 1995 Equity Incentive Plan, 1999 Equity Incentive Plan, 1985 Stock Option Plan, 1986 Employee Stock Purchase Plan, 1992 Non-Employee Directors' Restricted Stock Plan and 1995 Non-Employee Directors' Plan for Stock in Lieu of Director's Cash Retainer, all separate stock option agreements under which options were issued in 1999 (the form of which is set forth in the Company Disclosure Letter) and the provisions of employment agreements for officers (disclosed in the Company Disclosure Letter) that include certain terms of options granted under the Company's 1985 Stock Option Plan and 1995 Equity Incentive Plan.

               SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and, subject, in the case of the Merger, to receipt of the Company Shareholder Approval (as defined in Section 3.04(c)), to consummate the Transactions. The execution and delivery by the Company of the Transaction Agreements to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Shareholder Approval. The Company has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, in the case of the Merger, to receipt of the Company Shareholder Approval.

               (b) The Company Board, at a meeting duly called and held, duly adopted resolutions (i) adopting this Agreement, (ii) approving the other Transaction Agreements, the Offer, the Merger and the other Transactions, (iii) determining that the terms of the Offer and the Merger are fair to and in the best interests of the shareholders of the Company,
(iv) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and
(v) recommending that the Company's shareholders approve this Agreement. No state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement and the other Transaction Agreements, the Offer, the Merger or any other Transaction.

               (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve this Agreement and the Merger is the approval, by person or proxy, of this Agreement by the holders of a majority of the outstanding shares of Class A Common Stock (the "Company Shareholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or consummate the Offer or any Transaction other than the Merger.

               SECTION 3.05. No Conflicts; Consents. (a) Except as set forth in the Company Disclosure Letter, the execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clause (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or result in a liability to the Company and the Company Subsidiaries, taken as a whole, in excess of $1,000,000.

               (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (A) the Schedule 14D-9, (B) a proxy or information statement relating to the approval of this Agreement by the Company's shareholders (the "Proxy Statement"), (C) the Information Statement and (D) such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as may be required in connection with this Agreement and the other Transaction Agreements, the Offer, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Vermont and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.14),
(v) such filings as may be required in connection with the Taxes described in Section 6.09, (vi) as may be required under any state securities laws and (vii) such other items as are set forth in the Company Disclosure Letter.

               (c) The Company Board has taken all action necessary to (i) render the Company Rights inapplicable to this Agreement and the other Transaction Agreements, the Offer, the Merger and the other Transactions and (ii) ensure that (A) neither Conopco nor Sub nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in each of the Company Rights Agreements) by reason of any Transaction Agreement, the Offer, the Merger or any other Transaction, and (B) a "Distribution Date" (as defined in each of the Company Rights Agreements) shall not occur by reason of any Transaction Agreement, the Offer, the Merger or any other Transaction.

               SECTION 3.06. SEC Documents; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since December 28, 1997 (the "Company SEC Documents"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth on the face of, or in the notes to, the most recent balance sheet of the Company included in the Filed Company SEC Documents (as defined in Section 3.08), neither the Company nor any Company Subsidiary had, as of such date, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet or in the notes thereto.

               SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Conopco or Sub in writing specifically for inclusion or incorporation by reference therein.

               SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available on or prior to April 7, 2000 (the "Filed Company SEC Documents") or in the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course consistent with recent past practice, and during such period there has not been:

               (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

               (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;

               (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, other than the authorization by the Company Board to convert all the outstanding shares of Class B Common Stock into shares of Class A Common Stock and to redeem the Company Preferred Stock;

               (iv) (A) any granting by the Company or any Company Subsidiary to any director or officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment or consulting agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any Company Subsidiary to any such director or officer of any increase in severance or termination pay, except as was required under any employment, consulting, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, or (C) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, consulting, deferred compensation, indemnification, severance or termination agreement with any such director or officer;

               (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

               (vi) any material elections with respect to Taxes by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund;

               (vii) (A) any acquisition by the Company or any Company Subsidiary by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any acquisition by the Company or any Company Subsidiary of any assets (other than inventory) that are material, individually or in the aggregate, to the Company and the Company Subsidiaries;

               (viii) any sale, lease, license, encumbrance or other disposition of assets of the Company or any Company Subsidiary in excess of $500,000 in the aggregate, other than sales of products to customers and immaterial dispositions of personal property and other than any encumbrance created in connection with financing the purchase of equipment and other property, in each case in the ordinary course of business consistent with past practice;

               (ix) any incurrence of capital expenditures by the Company or any Company Subsidiary in excess of $500,000 individually, or in excess of $1 million in the aggregate; or

               (x) any other transaction, contract or commitment of the Company or any Company Subsidiary other than in the ordinary course of business, consistent with past practice and on an arms' length basis.

               SECTION 3.09. Taxes. (a) Except as disclosed in the Company Disclosure Letter, each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid.

               (b) Except as disclosed in the Company Disclosure Letter, the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (in addition to any reserve for deferred Taxes established to reflect timing differences between book and tax income) for all Taxes payable by the Company and the Company Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending.

               (c) Except as disclosed in the Company Disclosure Letter, the Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1997. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

               (d) Except as disclosed in the Company Disclosure Letter, there are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

               (e) Except as disclosed in the Company Disclosure Letter, no claim has been made in the past five years by any authority in a jurisdiction within which the Company or any Company Subsidiary does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction.

               (f)  For purposes of this Agreement:

               "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

               "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, claims for refunds, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

               SECTION 3.10. Absence of Changes in Benefit Plans. Except as disclosed in the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) maintained, sponsored or funded, in whole or in part, by the Company or any Company Subsidiary providing benefits to any current or former employee, consultant, officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Plans"). Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, as of the date of this Agreement there are not any consulting arrangements or agreements involving payments by the Company of more that $50,000 per year or any employment, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, consultant, officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Agreements").

               SECTION 3.11. ERISA Compliance; Excess Parachute Payments.
(a) The Company Disclosure Letter contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans and Company Benefit Agreements maintained, or contributed to, by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is a party, for the benefit of any current or former employees, consultants, officers or directors of the Company or any Company Subsidiary. The Company has delivered to Conopco true, complete and correct copies of (i) each Company Benefit Plan and Company Benefit Agreement (or, in the case of any unwritten Company Benefit Plan or Company Benefit Agreement, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

               (b) Except as disclosed in the Company Disclosure Letter, all Company Pension Plans that are intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), have received favorable determination letters from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. All Company Benefit Plans have been operated in all material respects in accordance with their terms and in substantial compliance with all applicable laws, including ERISA and the Code. There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Company Benefit Plans.

               (c) None of the Company, any Company Subsidiary or any entity that is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code contributes or has ever contributed or been obligated to contribute to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or to any defined benefit pension plan subject to Title IV of ERISA or to Part 3 of Subpart B of Title I of ERISA. Neither the Company nor any Company Subsidiary, nor to the knowledge of the Company or any Company Subsidiary, any officer of the Company or any of its Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. All contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Filed Company SEC Documents.

               (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, except as disclosed in the Company Disclosure Letter, (i) no such Company Benefit Plan is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of Section 4980B(f) in all material respects of the Code and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiary on or at any time after the Effective Time. Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any Company Benefit Plan or Company Benefit Agreement.

               (e) Except as disclosed in the Company Disclosure Letter, the consummation of the Offer and the Merger or any of the other Transactions will not (i) entitle any employee, consultant, officer or director of the Company or any Company Subsidiary to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or Company Benefit Agreements or (iii) result in any breach or violation of, or a default under, any of the Company Benefit Plans or Company Benefit Agreements.

               (f) Other than payments that may be made to the persons listed in the Company Disclosure Letter (the "Primary Company Executives"), any amount or economic benefit that could be received (whether in cash or property or in respect of the vesting of property) as a result of the Offer and the Merger or any other Transaction (including as a result of termination of employment on or following the Effective Time) by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan or Company Benefit Agreement or otherwise would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any Company Subsidiary or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such disqualified individual. Set forth in the Company Disclosure Letter is
(i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Merger and the other Transactions under all Company Benefit Plans and Company Benefit Agreements and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

               SECTION 3.12. Litigation. Except as disclosed in the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect or in a liability to the Company and the Company Subsidiaries, taken as a whole, in excess of $1,000,000, nor is there any Judgment outstanding against the Company or any Company Subsidiary that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect or in a liability to the Company and the Company Subsidiaries, taken as a whole, in excess of $1,000,000.

               SECTION 3.13. Compliance with Applicable Laws. Except as disclosed in the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws, including those relating to occupational health and safety. Except as set forth in the Company Disclosure Letter, neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance with any applicable Law. This
Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09, or to environmental matters, which are the subject of Section 3.14.

               SECTION 3.14. Environmental Matters. (a) Except as set forth in the Company Disclosure Letter, neither the Company nor any Company Subsidiary has (i) placed, held, located, released, transported or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company's or any Company Subsidiary's properties or any other properties, except for those actions that individually or in the aggregate have not resulted in, or would not reasonably be expected to result in, material liability to the Company and the Company Subsidiaries, (ii) any knowledge or reason to know of the presence of any Hazardous Substances on, under or at any Company Subsidiary's properties or any other property but arising from the Company's or any Company Subsidiary's properties, other than a reason to know of such presences that individually or in the aggregate have not resulted in, or would not reasonably be expected to result in, material liability to the Company and the Company Subsidiaries, or (iii) received any written notice (A) of any violation of any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment, environmental regulation or control or regarding Hazardous Substances on or under any of the Company's or any Company Subsidiary's properties or any other properties (collectively, "Environmental Laws"),
(B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any Company Subsidiary's properties or any other properties, or (D) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any Company Subsidiary's properties or any other properties. For purposes of this Agreement, the term "Hazardous Substance" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law.

               (b) Except as set forth in the Company Disclosure Letter, no Environmental Law imposes any obligation upon the Company or any Company Subsidiary arising out of or as a condition to any Transaction, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. No Lien has been placed upon any of the Company's or its subsidiaries' properties under any Environmental Law.

               SECTION 3.15. Contracts; Debt Instruments. (a) Except as disclosed in the Company Disclosure Letter, (i) there is no Contract that has a future liability to the Company and the Company Subsidiaries, taken as a whole, in excess of $200,000 per annum or $500,000 over the lifetime of such Contract (a "Material Contract"), and (ii) neither the Company nor any Company Subsidiary is the lessee under any lease (whether of real or personal property) that requires annual payments in excess of $200,000 or $500,000 over the lifetime of such lease. Neither the Company nor any Company Subsidiary is in violation in any material respect of or in default in any material respect under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, and, to the knowledge of the Company, no other party to any such Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

               (b) The Company Disclosure Letter sets forth (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any Company Subsidiary in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and (ii) the respective principal amounts currently outstanding thereunder.

               (c) The Company Filed SEC Documents include as exhibits thereto all Contracts that are required to be filed by the Company under the Exchange Act.

               SECTION 3.16. Intellectual Property. The Company Disclosure Letter sets forth a summary description of all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and proprietary computer programs necessary to produce the products of the Company and the Company Subsidiaries and to conduct the business of the Company and the Company Subsidiaries as currently conducted (collectively, "Intellectual Property Rights"). The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights necessary to conduct their respective businesses as currently conducted with no infringement of, or conflict with, the rights of any others. Except as set forth in the Company Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened that the Company or any Company Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. Except as set forth in the Company Disclosure Letter, neither the Company nor any Company Subsidiary has granted to any third party a license or other right to any Intellectual Property Right. To the knowledge of the Company, except as set forth in the Company Disclosure Letter, no person is infringing the rights of the Company or any Company Subsidiary with respect to any Intellectual Property Right.

               SECTION 3.17. Labor Matters. Except as set forth in the Company Disclosure Letter, there are no collective bargaining or other labor union agreements to which the Company or any Company Subsidiary is a party or by which any of them is bound. Since December 31, 1996, neither the Company nor any Company Subsidiary has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

               SECTION 3.18. Title to Properties. (a) Except as set forth in the Company Disclosure Letter, each of the Company and each Company Subsidiary has good and marketable title to, or valid leasehold interests in, all its respective real properties except for such as are no longer used or useful in the conduct of its respective business or as have been disposed of in the ordinary course of business and assets which are material to the conduct of the business of the Company and the Company Subsidiaries ("Material Assets"). All such properties and Material Assets, other than properties and Material Assets in which the Company or any Company Subsidiary has leasehold interests, are free and clear of all Liens other than (i) Liens imposed by Law that were incurred in the ordinary course of business such as carrier's, warehousemen's and mechanic's Liens, which Liens do not materially detract from the value of such properties and Material Assets or materially impair the use thereof in the operation of the respective businesses of the Company and the Company Subsidiaries, (ii) Liens arising pursuant to purchase money security interests relating to indebtedness representing an amount no greater than the purchase price of such properties or Material Assets, (iii) Liens for Taxes and assessments not yet due and payable or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, or (iv) Liens set forth in the Company Disclosure Letter. The Company Disclosure Letter sets forth a complete list of all real property owned by the Company or any Company Subsidiary.

               (b) Except as set forth in the Company Disclosure Letter, each of the Company and each Company Subsidiary has complied in all material respects with the terms of all leases with annual payments in excess of $50,000 to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each Company Subsidiary enjoys peaceful and undisturbed possession under all such leases. To the knowledge of the Company, no other party to any of such leases is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

               SECTION 3.19. Equipment. Except as set forth in the Company Disclosure Letter, all (i) the material equipment of the Company and the Company Subsidiaries, and (ii) the equipment currently in use that, in the aggregate, is necessary to produce the products of the Company and the Company Subsidiaries (other than the Company's novelty product line and related equipment) or otherwise necessary to conduct the business of the Company and the Company Subsidiaries as currently conducted, is in good operating condition and repair (ordinary wear and tear excepted), taking into account its age and use, and is available for immediate use in the business of the Company and the Company Subsidiaries.

               SECTION 3.20. Suppliers. Except as set forth in the Company Disclosure Letter, since January 1, 2000, there has not been (i) any material adverse change in the business relationship of the Company or any Company Subsidiary with any of their top 20 suppliers or (ii) any material adverse change in the terms of the supply agreements or related arrangements with any such supplier. Except as set forth in the Company Disclosure Letter, to the knowledge of the Company, the Transactions will not adversely affect its or any Company Subsidiary's business relationship with any of their top 20 suppliers, other than as a result of a pre-existing relationship with Conopco or Sub.

               SECTION 3.21. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Gordian Group, L.P., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions (including the fees of Gordian Group, L.P. and the fees of the Company's legal counsel) are set forth in the Company Disclosure Letter. The Company has furnished to Conopco a true and complete copy of all agreements between the Company and Gordian Group, L.P. relating to the Offer, the Merger and the other Transactions.

               SECTION 3.22. Opinion of Financial Advisor. The Company has received the opinion of Gordian Group, L.P., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Company Common Stock is fair from a financial point of view, a signed copy of which opinion has been or promptly upon receipt will be, delivered to Conopco.


                                 ARTICLE IV

             Representations and Warranties of Conopco and Sub

               Conopco and Sub jointly and severally represent and warrant to the Company as follows:

               SECTION 4.01. Organization, Standing and Power. Each of Conopco and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.

               SECTION 4.02. Sub. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto. Sub was incorporated solely for the consummation of the Transactions.

               (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Conopco free and clear of any Lien.

               SECTION 4.03. Authority; Execution and Delivery; Enforceability. Each of Conopco and Sub has all requisite corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Conopco and Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Conopco and Sub. Conopco, as sole shareholder of Sub, has approved this Agreement. No vote of Conopco's shareholders is required to approve this Agreement or the transactions contemplated hereby. Each of Conopco and Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

               SECTION 4.04. Consents. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Conopco or any of its subsidiaries in connection with the execution, delivery and performance of any Transaction Agreement to which Conopco or Sub is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Offer Documents and (B) such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement, and the other Transaction Agreements, the Offer, the Merger and the other Transactions,
(iii) the filing of the Articles of Merger with the Secretary of State of the State of Vermont, (iv) compliance with and such filings as may be required under applicable Environmental Laws and (v) such filings as may be required in connection with the Taxes described in Section 6.09.

               SECTION 4.05. Information Supplied. (a) None of the information supplied or to be supplied by Conopco or Sub for inclusion or incorporation by reference (i) in the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               (b) The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Conopco or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

               SECTION 4.06. Brokers. Except as set forth in the letter, dated as of the date of this Agreement, from Conopco to the Company (the "Conopco Disclosure Letter") no broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Conopco, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Conopco.

               SECTION 4.07. Conopco Plans. Conopco has previously disclosed to the Company or its counsel each agreement or understanding between Conopco or its affiliates, on the one hand, and any member of the Company Board or of the Company's Office of the Chief Executive Officer (the "OCEO") or the Chief Executive Officer of the Company (the "CEO"), on the other hand, regarding (i) any plans that Conopco or its affiliates may have to cause to be terminated the employment, or cause to be changed the responsibilities, of the CEO or of any member of the OCEO, (ii) any plans that Conopco or its affiliates may have to cause to be terminated the directorship of any member of the Company Board, and (iii) any financial or other matter concerning support of the Transactions or directorship, employment or other arrangements with Conopco or the Company following the Effective Time.


                                 ARTICLE V

                 Covenants Relating to Conduct of Business

               SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by the Transaction Agreements, from the date of this Agreement to the earlier of Conopco having designated a majority of the Company Board pursuant to Section 6.10 and the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct the business of the Company and the Company Subsidiaries, taken as a whole, in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired, in all material respects, at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by the Transaction Agreements, from the date of this Agreement to the earlier of Conopco having designated a majority of the Company Board pursuant to Section 6.10 and the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Conopco:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than upon the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the Company Charter), or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (x) the issuance of Class A Common Stock (and associated Class A Rights) (1) upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (2) pursuant to the Stock Option Agreement,
        (3) upon the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the Company Charter, (4) upon exercise of Gordian Warrants or (5) pursuant to the 1986 ESPP (subject to Section 6.05(c)) and (y) the issuance of capital stock of ACICM upon the exercise of options to purchase such capital stock that are outstanding on the date of this Agreement and in accordance with their present terms;

               (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

               (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or
        (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice or in the fulfillment of Contracts in existence on the date hereof and copies of which have been made available to Conopco;

               (v) (A) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in compensation, except in the ordinary course of business consistent with prior practice or to the extent required under employment or consulting agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents,
        (B) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any employment, consulting, severance or termination agreement in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) establish, adopt, enter into or amend any Company Benefit Agreement, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan or Company Benefit Agreement;

               (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

               (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets, except for leases and disposals of trucks and trailers and sales of inventory and excess or obsolete assets, in all cases in the ordinary course of business consistent with past practice;

               (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

               (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $500,000 or, in the aggregate, are in excess of $1,000,000; provided, however, that with respect to proposed capital expenditures the written consent of Conopco shall not unreasonably be withheld;

               (x) make or change any material Tax election or settle or compromise any material Tax liability or refund;

               (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party; or

               (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

               (b) Other Actions. Subject to Section 5.02(b), the Company shall not, and shall not permit any Company Subsidiary to, take any action that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Company set forth in any Transaction Agreement to which it is a party that is qualified as to Company Material Adverse Effect becoming untrue, (B) the representations and warranties that are not so qualified as to Company Material Adverse Effect becoming untrue where the failure of the representations and warranties referred to in this clause (B) to be so true, when taken together, would reasonably be expected to have a Company Material Adverse Effect, or (C) any condition to the Offer set forth in Section 7.01, or any condition to the Merger set forth in Section 7.02, not being satisfied. Conopco shall not, and shall not permit its subsidiaries to, take any action that would, or would reasonably be expected to, result in any condition to the Offer set forth in Section 7.01, or any condition to the Merger set forth in Section 7.02, not being satisfied.

               (c) Advice of Changes. The Company shall promptly advise Conopco orally and in writing of any change or event that has or would reasonably be expected to have a Company Material Adverse Effect. The Company shall promptly provide to Conopco (or its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the Transactions, except with respect to the disclosure in Item 4(c) and any related materials in the Company's filing under the HSR Act.

               (d) Continuation of Contracts. The Company shall use its best efforts to take such actions necessary to ensure the continuation of the contracts referred to in Section 3.05 of the Company Disclosure Letter; provided, however, that this Section 5.01(d) shall not require the payment by the Company of any consent or other similar fee under any such contract.

               SECTION 5.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to the acceptance for payment of shares of Class A Common Stock pursuant to the Offer the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to a Company Takeover Proposal that was made by a person whom the Company Board determines, in good faith after consultation with outside counsel and an independent financial advisor, to be reasonably capable of making a Superior Company Proposal (as defined in Section 5.02(e)), that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), (x) furnish information with respect to the Company to the person or group making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (as defined in Section 6.02) and (y) participate in discussions and negotiations with such person or group and its Representatives to the extent required regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this
Section 5.02(a) by the Company. Subject to the foregoing provisions of this
Section 5.02, the Company shall, and shall cause its Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal.

               (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Conopco or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger,
(ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or
(iii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if, prior to the acceptance for payment of shares of Class A Common Stock pursuant to the Offer, the Company Board receives a Superior Company Proposal and a majority of the disinterested directors of the Company determine in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with their fiduciary obligations, the Company Board may withdraw its approval or recommendation of the Offer, the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal, provided, that the Company Board shall give Conopco five business days' notice prior to withdrawing its recommendation.

               (c) The Company promptly shall advise Conopco orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could lead to any Company Takeover Proposal, the identity of the person or group making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall (i) keep Conopco fully informed of the status, including any change to the details, of any such Company Takeover Proposal or inquiry and
(ii) provide to Conopco as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

               (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

               (e)  For purposes of this Agreement:

               "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any Company Subsidiary, (ii) any proposal for the issuance by the Company of a material amount of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in any voting securities of, or a substantial portion of the assets of, the Company or any Company Subsidiary, in each case other than the Transactions.

               "Superior Company Proposal" means any proposal made by a third party to acquire all or substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets, (i) on terms which a majority of the disinterested directors of the Company determines in its good faith judgment (A) to represent superior value for the holders of Company Common Stock than the Transactions (based on the written opinion, with only customary qualifications, of Gordian Group, L.P. or another independent financial advisor as to such proposal's financial superiority), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Conopco to amend the terms of the Transactions), and (B) to be no less favorable to the Company's stakeholders (not including its shareholders), taken as a whole, than the Transactions, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Conopco to amend the terms of the Transactions) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.


                                    ARTICLE VI

                               Additional Agreements

               SECTION 6.01. Preparation of Proxy Statement; Shareholders Meeting. (a) The Company shall, as soon as practical following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company and each of Conopco and Sub shall use its best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Conopco promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Conopco with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Shareholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Conopco reasonably objects. The Company shall use its best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as reasonably practicable after filing with the SEC.

               (b) The Company shall, as soon as reasonably practical following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of seeking the Company Shareholder Approval. Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement shall have been terminated, its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement, the Offer or the Merger.

               (c) Conopco shall cause all shares of Class A Common Stock purchased by Sub pursuant to the Offer and all other shares of Class A Common Stock owned by Sub or any other direct or indirect subsidiary of either Parent to be represented at the Company Shareholders Meeting and to be voted in favor of obtaining the Company Shareholder Approval.

               SECTION 6.02. Access to Information; Confidentiality. (a) The Company shall, and shall cause each Company Subsidiary to, afford to Conopco, and to Conopco's officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable notice reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish promptly to Conopco (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Conopco may reasonably request; provided, however, that the Company may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party or (ii) such portions of documents or information relating to pricing or other matters that are highly sensitive and the exchange of such documents (or portions thereof) or information, as determined by the Company's outside counsel, might reasonably result in antitrust difficulties between the Company and Conopco (or any of its affiliates). If any material is withheld from Conopco pursuant to the proviso to the preceding sentence, the Company shall inform Conopco as to what is being withheld. Without limiting the generality of the foregoing, the Company shall, within two business days of request therefor, provide to Conopco the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock would be entitled under Section 16.02 of the VBCA (assuming such holder met the requirements of such section).

               (b) The Company shall, as soon as practicable and in any event by the end of the third week of each month, furnish to Conopco such financial information for the previous month in such form as is provided to the Company Board.

               (c) All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated September 27, 1999 between the Company and Conopco (the "Confidentiality Agreement").

               SECTION 6.03. Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, and subject to
Section 5.02 and the Company's right to make the disclosures to its shareholders permitted under Section 5.02(d), each of the parties shall use its best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements; provided, however, that neither the Company nor Conopco shall be required to consent to any action described in Section 7.01(a). In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions. Nothing in this Section 6.03 shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

               (b) The Company shall give prompt notice to Conopco, and Conopco shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in any Transaction Agreement that is qualified as to materiality being untrue or inaccurate in any respect when given or any such representation or warranty that is not so qualified being untrue or inaccurate in any material respect when given or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Transaction Agreements.

               SECTION 6.04. Stock Options. (a) As soon as reasonably practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt resolutions or take such other actions as may be required to effect the following:

               (i) adjust the terms of all outstanding Company Stock Options, whether vested or unvested, as necessary to provide that each Company Stock Option (and any Company SAR related thereto) outstanding immediately prior to the acceptance for payment of shares of Class A Common Stock pursuant to the Offer, including all vested and unvested Company Stock Options, shall be canceled effective immediately prior to the acceptance for payment of Class A Common Stock pursuant to the Offer, with the holder thereof becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) $43.60 over (2) the exercise price per share of the Class A Common Stock subject to such Company Stock Option or Company SAR, multiplied by (B) the number of shares of the Class A Common Stock for which such Company Stock Option shall not theretofore have been exercised; provided, however, that no cash payment shall be made with respect to any Company SAR that is related to any Company Stock Option in respect of which such a cash payment is made; provided, further, that all amounts payable pursuant to this Section 6.04(a)(i) shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and to receipt of the written consent of the holder thereof and shall be paid at or as soon as practicable following the acceptance for payment of shares of Class A Common Stock pursuant to the Offer, without interest; and

               (ii) make such other changes to the Company Stock Plans as the Company and Conopco may agree are appropriate to give effect to the Offer and the Merger.

               (b) After the Effective Time, the Surviving Corporation shall establish an appropriate long-term incentive plan to properly incentivise its employees.

               SECTION 6.05. Benefit Plans and Special Bonus Program. (a) Except as set forth in Section 6.04 and this Section 6.05, Conopco agrees that after the consummation of the Offer the Company shall honor, and, on and after the Effective Time, Conopco shall cause the Surviving Corporation to honor, all employment, severance, termination, consulting and retirement agreements to which the Company or any Company Subsidiary is presently a party and which have been disclosed in the Company Disclosure Letter, including all "constructive termination" provisions therein. Conopco confirms that, for purposes of such agreements, the acceptance for payment, and purchase, of the Company Common Stock pursuant to the Offer shall constitute a "change in control".

               (b) Except as set forth in Sections 6.04 and 6.05(c), the Surviving Corporation shall maintain for a period of five years after the Effective Time the Company Benefit Plans (other than equity or equity-based programs), except to the extent provided in Section 6.04, in effect on the date of this Agreement or provide benefits to each current employee of the Company and the Company Subsidiaries that are not materially less favorable in the aggregate to such employees than those in effect on the date of this Agreement (other than equity or equity-based programs), except to the extent provided in Section 6.04.

               (c) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the 1986 ESPP) shall take or cause to be taken such actions as may be necessary to provide that (i) no options shall be granted and no payroll deductions accepted after the earlier of June 30, 2000 or the date in which falls the Effective Time; (ii) if the Effective Time falls on a date prior to June 30, 2000, the exercise date in respect of the offering (option) period under the 1986 ESPP that commenced January 1, 2000 shall be accelerated, and all unexercised rights granted in respect of such offering (option) period shall be exercised immediately prior to the Effective Time;
(iii) all holding periods with respect to shares under the ESPP shall be waived; and (iv) the 1986 ESPP shall terminate as of the Effective Time.

               (d) Six months following the Effective Time, Conopco shall make available to the Surviving Corporation the sum of $5 million to be distributed on a per capita basis to the then full-time employees of the Company below the OCEO as a special bonus unless the Company Board determines in its sole discretion that all or a portion of such amount should be contributed to the Foundation (as defined in Section 6.14) in which case the balance shall be distributed on a per capita basis to the then full-time employees of the Company below the OCEO and the amount not so distributed shall be contributed to the Foundation.

               SECTION 6.06. Indemnification. (a) Conopco and Sub agree that all rights to indemnification under the Company Charter, the Company By-laws, the Company's indemnification or other agreements or by Law for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries (the "Indemnified Parties") as provided in their respective articles of incorporation, by-laws or indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations (provided, that in the event any claim or claims are asserted or made prior to the expiration of all applicable statutes of limitation, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims), and Conopco shall cause the Surviving Corporation to honor all such rights. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, Conopco shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith (subject to receipt by the Surviving Corporation of an undertaking from such Indemnified Party to repay advances if it is subsequently determined that such Indemnified Party is not entitled to indemnification). Conopco shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 6.06(a).

               (b) Conopco shall cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policies to the extent that they provide coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premiums paid prior to the date of this Agreement (such 200% amount, the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Conopco shall use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. The Company represents to Conopco that the Maximum Premium is $228,000.

               SECTION 6.07. Fees and Expenses; Liquidated Damages. (a) Except as provided below, all fees and expenses incurred in connection with the Merger shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

               (b) The Company shall pay to Conopco a fee of $11.4 million if: (i) this Agreement is terminated pursuant to Section 8.01(b)(iii) as a result of the failure of the condition set forth in paragraph (d) of
Section 7.01; (ii) Conopco terminates this Agreement pursuant to Section 8.01(d) or the Company terminates this Agreement pursuant to Section 8.01(e); (iii) after the date of this Agreement any person makes or consummates a Company Takeover Proposal or amends a Company Takeover Proposal made prior to the date of this Agreement, and (A) the Offer remains open for at least five business days following the first public announcement of the making, consummation or amendment, as the case may be, of such Company Takeover Proposal, (B) the Minimum Tender Condition is not satisfied at such expiration date and (C) this Agreement is terminated pursuant to Section 8.01(b)(iii); or (iv) this Agreement is terminated (other than termination pursuant to Section 8.01(b)(iv) or 8.01(f)) and within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal. Any fee due under this Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iv) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions). Conopco shall only be entitled to one fee under this Section 6.07(b).

               (c) The parties acknowledge that Conopco's damages in the event that this Agreement is breached by the Company would be extremely costly and impractical to calculate. Conopco and the Company have expressly negotiated this provision, and have agreed that in light of the circumstances existing at the time of execution of this Agreement, an amount equal to $11.9 million represents a reasonable estimate of the harm likely to be suffered by Conopco in the event this Agreement is terminated pursuant to Section 8.01(c) or pursuant to Section 8.01(b)(iii) as a result of the failure of a condition set forth in paragraph (e) or (f) of Section
7.01. Accordingly, in the event this Agreement is terminated under such circumstances, Conopco shall be entitled to receive $11.9 million from the Company as its sole remedy and as liquidated damages.

               SECTION 6.08. Public Announcements. Each of Conopco and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer and the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required, as determined by outside counsel, by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

               SECTION 6.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Conopco in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

               SECTION 6.10. Interim Directors. Promptly upon the acceptance for payment of, and payment by Sub for, any shares of Class A Common Stock pursuant to the Offer, Sub shall be entitled to designate, for election by the Company Board, such number of directors on the Company Board as will give Sub, subject to compliance with Section 14(f) of the Exchange Act and the VBCA, majority representation on the Company Board; provided, however, that in the event that Sub's designees are appointed or elected to the Company Board, until the Effective Time the Company Board shall have at least three directors who are Directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); provided, further, that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers, shareholders or affiliates of the Company, Conopco or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable Law, the Company shall take all action requested by Conopco necessary to effect any such election, including mailing to its shareholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company shall promptly, at the option of Sub, either increase the size of the Company Board or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company Board as provided above.

               SECTION 6.11. Company Capital Stock. (a) Immediately following the consummation of the Offer, the Company Board shall authorize the Company to redeem all of the outstanding shares of Company Preferred Stock, at a price per share that would have been received by a holder of Company Preferred Stock if paid as Merger Consideration in the Merger, prior to the record date for the Company Shareholder Meeting and deliver to all holders of Company Preferred Stock the notice of redemption required by the Company Charter. The Company shall redeem all outstanding shares of Company Preferred Stock prior to the Effective Time.

               (b) Upon receipt of a Qualified Notice (as defined below) from Conopco, and in accordance with the Company Charter, the Company shall mail a notice to all the holders of Class B Common Stock, which notice shall specify that all outstanding shares of Class B Common Stock will be automatically converted into shares of Class A Common Stock effective ten days from the date of such mailing. The Company shall not take any action to rescind, revoke, retrieve or otherwise impair the effectiveness of such notice of conversion or prevent the automatic conversion of the outstanding shares of Class B Common Stock. A "Qualified Notice" shall mean a written notice that (i) is delivered by Conopco to the Company not earlier than the business day immediately prior to the then scheduled expiration date of the Offer and not later than 2 p.m. Eastern Time on the then scheduled expiration date of the Offer and (ii) states that, as of the time of such notice, Conopco has no reason to believe that any condition set forth in
Section 7.01 will not be satisfied at the then scheduled expiration time of the Offer (assuming compliance by the Company with this Section 6.11(b)).

               SECTION 6.12. Rights Agreements; Consequences if Rights Triggered. The Company Board shall take all further action (in addition to that referred to in Section 3.05(c)) requested in writing by Conopco in order to render the Company Rights inapplicable to the Offer, the Merger and the other Transactions. Except as approved in writing by Conopco, the Company Board shall not (i) amend either of the Company Rights Agreements,
(ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreements.

               SECTION 6.13. Shareholder Litigation. After the Closing Date, the Company shall give Conopco the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or its directors relating to any Transaction.

               SECTION 6.14. Operations of the Surviving Corporation. (a) The Company Board immediately following the Effective Time shall consist of: (i) the CEO; (ii) seven members to be composed of (A) such members of the Company Board (other than the current CEO and Ineligible Directors (as defined in Section 9.03)) as of the date hereof who wish to continue or rejoin as members of the Company Board following the Effective Time and (B) such other persons as may be necessary to fill any vacancies in the seven members as shall be designated for election by a majority of the persons specified in clause (A) (the "Class I Directors"); (iii) two members (the "Class M Directors") to be designated by Meadowbrook Lane, Inc. ("Meadowbrook"); and (iv) one member (together with any alternate that Conopco may from time to time designate, the "Class U Director") to be designated by Conopco. The size of the Company Board shall be fixed at 11. Directors shall be elected for one year terms (subject to earlier removal, death or resignation), and a majority of directors then in office in each Class shall designate the candidates for election to the Company Board in such Class each year, and Conopco shall cause the election of such candidates and the CEO to the Company Board. Vacancies on the Company Board shall be filled in a like manner. Conopco, as sole shareholder of the Surviving Corporation, shall remove any director of any Class at the written request of at least a majority of the directors of such Class then in office and shall not otherwise remove any member of the Company Board after the Effective Time, other than a Class U Director or the CEO following termination of his or her employment. No Ineligible Director shall be permitted at any time to be elected to the Company Board.

               (b) Immediately following the Effective Time, the Surviving Corporation shall delegate authority to the CEO to manage the affairs of the Company, substantially in the form of Exhibit B, appropriately adjusted for inflation and other relevant factors. The Surviving Corporation, with the consent of Conopco, shall review on an annual basis the proper scope of such delegation and shall make a new delegation to the CEO as of January 1 of each year. Within the scope of the authority delegated by the Surviving Corporation to the CEO, the CEO may act without obtaining the prior approval of Conopco or the Company Board. The Company Board shall not alter or challenge in any way the scope of any delegation of authority by the Surviving Corporation to the CEO.

               (c) Decisions with respect to the appointment, compensation and removal of the CEO shall be made by Conopco after good faith consultation with, and the participation in discussions of, an advisory committee of the Company Board (the "Appointment Committee") consisting of Ben Cohen ("B.C.") and Jerry Greenfield ("J.G."); provided, however, that, if from time to time one or both of B.C. or J.G. is not a member of the Company Board, then a majority of the Class I Directors then in office shall appoint one or two, as the case may be, Class I Directors or Class M Directors to the Appointment Committee.

               (d) Subject to Sections 6.14(e) and 6.14(f), which place primary responsibility for Social Mission Priorities and the Essential Integrity of the Brand (each as defined below) with the Company Board, the Surviving Corporation shall be managed by the CEO in accordance with an annual business plan. Each year the CEO shall present a business plan for the following year to Conopco and the Company Board. Conopco and the Company Board, in good faith consultation with each other, shall review the proposal and Conopco, the Company Board and the CEO shall use good faith efforts to reach agreement on the annual business plan. If such parties are unable to reach agreement on the annual business plan, the ultimate determination of such plan shall be by Conopco. The annual business plan may be modified following the principles set out in the previous two sentences.

               (e) The Company Board shall have primary responsibility for preserving and enhancing the objectives of the historical social mission of the Company as they may evolve from time to time consistent therewith ("Social Mission Priorities"). The Company Board shall work together with the CEO to integrate Social Mission Priorities into the business of the Surviving Corporation. The Company Board shall have a committee (the "Social Venture Committee") that shall oversee the Social Venture Fund (as defined below) consisting of one Class M Director, appointed by a majority of the Class M Directors then in office, and B.C., or, if B.C. is not a member of the Company Board, J.G., or, if neither B.C. nor J.G. is a member of the Company Board, a Class I Director appointed by a majority of the Class I Directors. Schedule 6.14 contains an illustrative list of Social Mission Priorities of the Company as of the date hereof.

               (f) The Company Board shall be the custodians of the Ben & Jerry's-brand image and shall have primary responsibility for safeguarding the integrity of the essential elements of the Ben & Jerry's brand-name (the "Essential Integrity of the Brand"). The Company Board shall work together with the CEO to provide that the business of the Surviving Corporation is conducted in a manner that preserves and enhances the Essential Integrity of the Brand. As part of this responsibility, the Company Board may prevent any action by the CEO in the areas of new product introduction, the changing of product standards and specifications, the approval of the content of marketing materials and the licensing or other use of the Ben & Jerry's trademark that, in each case, a majority of the Company Board reasonably determines to be inconsistent with the Essential Integrity of the Brand.

               (g) The Company and Conopco shall work together to develop and mutually agree to a set of measures of the social performance of the Surviving Corporation ("Social Metrics"). The Surviving Corporation, under the direction of the Company Board, shall seek to have the Social Metrics of the Surviving Corporation increase at a rate in excess of the rate of sales increases of the Surviving Corporation.

               (h) The Surviving Corporation shall continue the Company's practice of making charitable contributions by making contributions, for a minimum of ten years, of $1.1 million per year adjusted annually (i) by multiplying such amount by the ratio of the U.S. Producer Price Index for the month of December of the year in which the determination is made to the U.S. Producer Price Index for December 1999 and (ii) by multiplying the product of such calculation by the ratio of the equivalent gallon sales of Products bearing the Principal Licensed Mark (each as defined in the License Agreement) sold by any person in such year to the equivalent gallon sales of Products sold in 1999; provided, however, that such ratio shall never be less than one. To the extent that a material portion of the Company's business consists of activities other than the manufacture and sale of Products, Conopco and the Surviving Corporation shall agree on an appropriate equivalent measure of sales volume for clause (ii) with respect to such non-Product activities. The Company Board shall have the responsibility for allocating annual contributions among The Ben & Jerry's Foundation, Inc. (the "Foundation"), local community charitable initiatives with the support and oversight of employee Community Action Teams and charitable institutions selected by the OCEO. The Company Board may allocate a portion of such contributions to the Foundation so long as (i) the Foundation does not significantly change its charitable purpose, (ii) none of the trustees of the Foundation disparages the Surviving Corporation, its products or its management and (iii) any replacement or additional trustee of the Foundation is reasonably satisfactory to Conopco. After such ten year period, the Surviving Corporation shall continue to make contributions as calculated in accordance with the first sentence of this Section 6.14(h) unless the activities and performance of the Foundation cease to be reasonably acceptable to Unilever, and provided that the Foundation meets the other requirements set out in the previous sentence. The Company Board shall also be responsible for making the determination referred to in Section 6.05(d).

               (i) Conopco shall not prevent the Surviving Corporation from fulfilling its obligations under this Section 6.14.

               (j) Conopco shall have primary responsibility for the financial and operational aspects of the Surviving Corporation and the other aspects of the Surviving Corporation not allocated to the Company Board pursuant to this Section 6.14. Each member of the Company Board after the Effective Time and all employees of the Surviving Corporation shall agree to abide by the Unilever Code of Business Conduct, and all employees of the Surviving Corporation shall agree to abide by Unilever's financial, accounting and legal procedures.

               (k) Following the Effective Time, the Surviving Corporation shall establish a new product development unit responsible for special projects to be headed by B.C., for so long as B.C. is a member of the Company Board and an employee of the Surviving Corporation. The role of such unit shall include the test-marketing of new products to a reasonable extent, provided that such test-marketing is performed in conjunction with the Surviving Corporation's marketing department to ensure that proper measures are utilized to determine the success or failure of such test-marketing.

               (l) The parties agree that the Company Charter and the Company By-laws shall be amended after the Effective Time to the extent necessary to implement the provisions contained in this Section 6.14, including if necessary the Surviving Corporation electing to become a close corporation in accordance with the provisions of the VBCA.

               SECTION 6.15. The Foundation. Immediately prior to the Effective Time, the Surviving Corporation shall, and Conopco shall cause the Surviving Corporation to, make a one-time contribution of not less than $5 million to the Foundation so long as (i) the Foundation does not significantly change its charitable purpose, (ii) none of the trustees of the Foundation disparages the Surviving Corporation, its products or its management and (iii) any replacement or additional trustee of the Foundation appointed before the date of payment is reasonably satisfactory to Conopco.

               SECTION 6.16. Certain Employee Matters. (a) The Surviving Corporation shall not, for a period of at least two years following the Effective Time, initiate any material headcount reduction of the employees of the Company, such headcount to be measured on a seasonal basis taking into account past employment practice by the Company.

               (b) The Surviving Corporation shall maintain for a period of at least five years following the Effective Time its corporate presence and substantial operations in Vermont.

               (c) The Surviving Corporation shall maintain the Company's current "liveable wage" policy in respect of employees of the Surviving Corporation.

               (d) Following the Effective Time, a significant amount of the incentive-based compensation of the OCEO shall be based on the social performance of the Surviving Corporation, and the Company Board shall be primarily responsible for the award of such social performance based amounts.

               SECTION 6.17. Social Milestones. Following the Effective Time, Conopco shall cause the Parents to, and the Company shall, appoint John Elkington (or such other person as the parties may agree from time to time) (the "Social Advisor") to work with the Parents and the Company to develop a program of social milestones for the assessment of the Parents' efforts to incorporate socially responsible practices into their businesses, based on the Parents' social audit to be completed in the year 2000 (the "Parents Social Audit"), which will set out five-year performance goals with interim annual targets (the "Social Milestones"), each of the Social Milestones to be agreed between the Parents and the Company. The Social Advisor shall carry out an annual audit of the Parents' performance in relation to the Social Milestones, such audit to be publicly disseminated to the extent consistent with the dissemination of the Parents Social Audit, or, if the Parents Social Audit is not publicly disseminated, on a time frame and in a manner reasonably acceptable to the Parents and the Company Board, which manner shall include publication on the Parents' website. The reasonable fees of John Elkington shall be borne by Conopco or its affiliates.

               SECTION 6.18. The Social Venture Fund. Following the Effective Time, the Surviving Corporation shall establish an entity (the "Social Venture Fund") independent from the Foundation and the Surviving Corporation, such entity to be beneficially owned by the Foundation or another charitable foundation to be established by the Surviving Corporation (so long as such other charitable foundation constitutes an entity to which donations would be tax deductible under the U.S. Income Tax
Code). The Surviving Corporation shall fund such entity pursuant to an agreement to be made between the Surviving Corporation and the Foundation after the Effective Time on such terms and conditions as they and the Social Venture Committee shall approve to provide venture financing to (a) vendors owned by women, minorities or indigenous people, (b) vendors which give priority to a social change mission, and (c) such other third-party entrepreneurial businesses within the scope of the Company's Social Mission Priorities. The Surviving Corporation shall make available to the Social Venture Fund an aggregate amount of $5 million. The terms of any agreement relating to the Social Venture Fund shall limit the financial responsibility of the Surviving Corporation to the foregoing cash contributions.


                                ARTICLE VII

               SECTION 7.01. Conditions to the Offer. Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of shares of Company Common Stock that, taking into account the conversion of the Class B Common Stock to Class A Common Stock, would constitute a majority of the combined voting power of the Company Common Stock (determined on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into voting securities) (the "Minimum Tender Condition"), (ii) the waiting period (and any extension thereof) under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated and (iii) the Company shall have mailed the notice of conversion described in Section 6.11(b) to all holders of Class B Common Stock following receipt of the notice specified in Section 6.11(b) and shall not have taken any action in violation of Section 6.11(b). Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company, or if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

               (a) there shall be threatened by any Governmental Entity, or there shall be initiated or pending any suit, action, proceeding, application or counterclaims by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign in each case that has a reasonable likelihood of success, (i) challenging the acquisition by Conopco or Sub of any Class A Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Transaction, or seeking to obtain from the Company, Conopco or Sub any damages that are material in relation to the Company and its subsidiaries taken as whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Conopco or any of their respective subsidiaries of any material portion of the business or assets of the Company, Conopco or any of their respective subsidiaries, or to compel the Company, Conopco or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Conopco or any of their respective subsidiaries, as a result of the Offer, the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Conopco or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the shareholders of the Company, (iv) seeking to prohibit or limit Conopco or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries, or (v) which otherwise, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect;

               (b) any Law shall be threatened, proposed, sought, or any Law or Judgment shall be enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any Consent withheld with respect to (i) Conopco, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any other Transaction, by any Governmental Entity that would reasonably be expected to result directly or indirectly, in any of the consequences referred to in paragraph (a) above;

               (c) since the date of this Agreement, there shall have occurred (i) any material damage to any material property in which the Company or any Company Subsidiary has any interest, (ii) any suit, action or proceeding threatened against or affecting the Company or any Company Subsidiary or any significant development in any existing suit, action or proceeding involving or affecting the Company or any Company Subsidiary, (iii) any challenge to the use by the Company of any material intellectual property rights used in its business at the date hereof or (iv) any event, change, effect or development adversely affecting the integrity of the trademarks or trade names under which the Company conducts its business, that, in any case under each of clause (i), (ii), (iii) and (iv), individually or in the aggregate, have had or would reasonably be expected to have, a Company Material Adverse Effect;

               (d)(i) it shall have been publicly disclosed or Conopco shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the outstanding shares of the Company Common Stock has been acquired by another person or (ii) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Conopco or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, failed to recommend to the Company's shareholders that they accept the Offer and give the Company Shareholder Approval or approved or recommended any Company Takeover Proposal;

               (e)(i) any representation and warranty of the Company in this Agreement that is qualified as to Company Material Adverse Effect shall not be true and correct as of the date of this Agreement, except to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date), and (ii) the representations and warranties of the Company that are not so qualified as to Company Material Adverse Effect shall not be true or correct in all respects as of the date of this Agreement, except to the extent such representations and warranties expressly relate to an earlier date (in which case on and as of such earlier date), unless the failure of all such representations and warranties in this clause (ii) to be true and correct in aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

               (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement; or

               (g) this Agreement shall have been terminated in accordance with its terms;

which, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Conopco or any of its affiliates), makes it inadvisable, in the sole judgment of Sub or Conopco, to proceed with such acceptance for payment or payment.

               The foregoing conditions are for the sole benefit of Sub and Conopco and, subject to Section 1.01(a), may be asserted by Sub or Conopco regardless of the circumstances giving rise to such conditions or may be waived by Sub and Conopco in whole or in part at any time and from time to time in their sole discretion. The failure by Conopco, Sub or any other affiliate of Conopco at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

               SECTION 7.02. Conditions to the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.

               (b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

               (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.


                                ARTICLE VIII

                     Termination, Amendment and Waiver

               SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Shareholder Approval:

               (a) by mutual written consent of Conopco, Sub and the Company;

               (b) by either Conopco or the Company:

                      (i) if the Merger is not consummated on or before
               September 30, 2000, unless the failure to consummate the Merger is the result of a material breach of any Transaction Agreement by the party seeking to terminate this Agreement; provided, however, that (A) the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger, (B) this Agreement may not be terminated pursuant to this clause (i) after Sub accepts shares of Company Common Stock for payment pursuant to the Offer and (C) such September 30, 2000 date may be extended to a date not later than November 30, 2000, by Conopco or the Company prior to termination of this Agreement, by notice in writing to the other, if on September 30, 2000, the Offer has not been consummated because of the failure of the condition in clause (ii) of the lead-in paragraph in
               Section 7.01 or the condition in paragraph (a) in Section
               7.01;

                      (ii) if any Governmental Entity issues an order,
               decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                      (iii) if as the result of the failure of any of the
               conditions set forth in Section 7.01 to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Conopco having purchased any shares of Company Common Stock pursuant to the Offer; or

                      (iv) if, upon a vote at a duly held meeting to obtain
               the Company Shareholder Approval, the Company Shareholder Approval is not obtained; provided, however, that Conopco may not terminate this Agreement under this Section 8.01(b)(iv) if the Company Common Stock owned by Sub, Conopco or any affiliate of Conopco shall not have been voted in favor of obtaining the Company Shareholder Approval;

               (c) by Conopco, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.01, and (ii) has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Conopco is not then in wilful and material breach of any representation, warranty or covenant contained in any Transaction Agreement);

               (d) by Conopco:

                      (i) if the Company Board or any committee thereof
               withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Conopco, its approval or recommendation of this Agreement, the Offer or the Merger, fails to recommend to the Company's shareholders that they accept the Offer and give the Company Shareholder Approval or approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal; provided, however, that any public statement by the Company that (A) it has received a Company Takeover Proposal, (B) it has given Conopco the notice required by Section 5.02(b) in connection with the withdrawal of its recommendation or (C) otherwise only describes the technical operation of Sections 5.02, 6.07 and 7.01(d)(ii) and this Section 8.01 shall not be deemed to be a public proposal to withdraw or modify the Company Board's recommendation for the purposes of this clause (i) or Section 7.01(d)(ii); or

                      (ii) if the Company or any of its officers,
               directors, employees, representatives or agents takes any of the actions that are proscribed by Section 5.02;

               (e) by the Company if the Company Board withdraws its recommendation of the Offer in accordance with Section 5.02(b); and

               (f) by the Company, if Conopco breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Conopco of such breach (provided that the Company is not then in wilful and material breach of any representation, warranty or covenant contained in any Transaction Agreement).

               SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Conopco as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Conopco, Sub or the Company, other than Section 3.21, Section 4.06, Section 6.02(c),
Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any representation, warranty or covenant set forth in any Transaction Agreement.

               SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties and, where any amendment relates to a provision of this Agreement in respect of which any third party beneficiary is entitled to an enforcement right pursuant to
Section 9.07, an instrument in writing must be signed by the person entitled to such enforcement right.

               SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and, where any waiver relates to a provision of this Agreement in respect of which any third party beneficiary is entitled to an enforcement right pursuant to
Section 9.07, an instrument in writing must be signed by the person entitled to such enforcement right. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

               SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require (a) in the case of Conopco, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors and (b) in the case of the Company, action by a majority of the members of the Company Board who were members thereof on the date of this Agreement and remain as such hereafter or the duly authorized designee of such members; provided, however, that in the event that Sub's designees are appointed or elected to the Company Board as provided in Section 6.10, after the acceptance for payment of Company Common Stock pursuant to the Offer and prior to the Effective Time, the affirmative vote of the majority of the Independent Directors, in lieu of the vote required pursuant to clause (a) above, shall be required by the Company to (i) amend or terminate this Agreement, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Conopco's or Sub's respective obligations under this Agreement.


                                 ARTICLE IX

                             General Provisions

               SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

               SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Conopco or Sub, to

                      Conopco, Inc.
                      390 Park Avenue, 21st Floor
                      New York, NY 10022
                      Attention:  Ronald Soiefer
                      Facsimile:  (212) 688-3411

                      with a copy to:

                      Cravath, Swaine & Moore
                      Worldwide Plaza
                      825 Eighth Avenue
                      New York, NY 10019
                      Attention: Richard Hall
                      Facsimile:  (212) 474-3700

               (b) if to the Company, to

                      Ben & Jerry's Homemade, Inc.
                      30 Community Drive
                      South Burlington, VT  05403
                      Attention:  Chief Executive Officer
                      Facsimile (508) 230-5579


                      with a copy to:

                      Ropes & Gray
                      One International Place
                      Boston, MA  02110
                      Attention:  Howard K. Fuguet
                      Facsimile:  (617) 951-7050


                      and:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, New York  10036
                      Attention:  Randall H. Doud
                      Facsimile: (917) 777-2524

               SECTION 9.03.  Definitions.  For purposes of this Agreement:

               "affiliate" and "associate", when used with reference to any person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement. In the case of Conopco, "affiliate" shall include, without limitation, either Parent, and any entity a majority of the voting control of which is owned, directly or indirectly, by either Parent or both of them together.

               A "material adverse effect" means, when used in connection with the Company or Conopco, any change or effect that is materially adverse to the business, properties, assets, condition (financial or otherwise), or results of operations of such party and its subsidiaries, taken as a whole, except (in the case of the Company) as expressly set forth in the Company Disclosure Letter.

               An "Ineligible Director" means any member of the Company Board at the date hereof who (a) fails to tender his or her shares of Company Common Stock pursuant to the Offer, (b) makes any public statement disparaging either Parent, Conopco, the Company, any Transaction Agreement or any Transaction, (c) takes any action that, but for Section 9.11, would constitute a breach of this Agreement by the Company or (d) takes any other action which is intended to cause any of the Transactions to fail to be completed.

               "Parent" means either of Unilever N.V. or Unilever PLC and "Parents" shall mean both of them.

               A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

               A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

               SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, Exhibit or Schedule such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

               SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

               SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, taken together with the Company Disclosure Letter and the Conopco Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions, and (b) except for the provisions of Article II and Sections 6.04(a), 6.05, 6.06, 6.15, 6.16 and 6.18 are not intended to confer upon any person other than the parties any rights or remedies. The provisions of Section 6.04(a) are enforceable by the holders of the Company Stock Options. The provisions of Section 6.05(a) are enforceable by the parties to those agreements referred to in Section 6.05(a). The provisions of Sections 6.05(b), 6.05(c), 6.05(d), 6.16 and 6.18 are enforceable by Henry Morgan and Jeffrey Furman acting jointly. Conopco shall reimburse the reasonable legal fees and expenses of Henry Morgan and Jeff Furman in bringing any litigation, or taking any other action, in good faith to enforce the third-party beneficiary rights granted to them under this Section 9.07. The provisions of Section 6.06 are enforceable by the directors and officers referred to in Section 6.06. Until such time as the Company Board is constituted in accordance with Section 6.14(a), the provisions of Section 6.14(a) are enforceable by any individual who is a member of the Company Board at the date of this Agreement. Thereafter, (i) the provisions of Section 6.14(a) relating to the removal of directors may be enforced by any individual who was a member of the Company Board immediately prior to the alleged breach of Section 6.14(a) and (ii) the provisions of Section 6.14(a) relating to the appointment of a director may be enforced by any individual who was a member of the Company Board immediately prior to the alleged breach of
Section 6.14(a) or by any individual nominated for appointment in accordance with the provisions of Section 6.14(a) but not so appointed by the Surviving Corporation. The provisions of Section 6.15 are enforceable by the Foundation.

               SECTION 9.08. GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF VERMONT ARE MANDATORILY APPLICABLE TO THE MERGER.

               SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Conopco or to any direct or indirect wholly owned subsidiary of Conopco, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of each Transaction Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction.

               SECTION 9.11. Separate Parties. Each of the parties to this Agreement acknowledges and agrees that each party is responsible for its own performance of its obligations hereunder and that no other party shall be liable for a failure of another party to perform its obligations. Without limiting the foregoing, it is acknowledged by Conopco that no Ineligible Director is acting as a representative of the Company in connection with the Transaction Agreements or the Transactions and that any action or failure to act on the part of any Ineligible Director shall not be deemed to be an action or failure to act on the part of the Company, including under Section 5.02, 6.07 or 8.01, except to the extent that such Ineligible Director's action or failure to act is taken under the instruction of, or with the cooperation or the concurrence of, the Company Board.


               IN WITNESS WHEREOF, Conopco, Sub and the Company have duly executed this Agreement, all as of the date first written above.


                                    CONOPCO, INC.,

                                      by
                                         /s/ MART LAIUS
                                        Name:  Mart Laius
                                        Title: Vice President


                                    VERMONT ALL NATURAL EXPANSION COMPANY,

                                      by
                                         /s/ MART LAIUS
                                        Name:  Mart Laius
                                        Title: Vice President


                                    BEN & JERRY'S HOMEMADE, INC.,


                                      by
                                         /s/ PERRY D. ODAK
                                        Name:  Perry D. Odak
                                        Title: Chief Executive Officer



                                                                    EXHIBIT A





                         ARTICLES OF INCORPORATION

                                     OF

                           SURVIVING CORPORATION



                                 ARTICLE I

               The name of the corporation (hereinafter called the "Corporation") is BEN & JERRY'S HOMEMADE, INC.


                                 ARTICLE II

               The address of the Corporation's registered office in the State of Vermont is 148 College Street, Burlington, Vermont. The name of the registered agent at such address is The Corporation Trust Company.


                                ARTICLE III

               The Corporation has the following Mission Statement: We have a progressive, nonpartisan, social mission that seeks to meet human needs and eliminate injustices in our local, national and international communities by integrating these concerns into our business activities. Our focus is on children and families, and the environment.

o The gap between the rich and the poor is wide. We strive to create economic opportunities for those who have been denied them.

o Capitalism and the wealth it produces does not create opportunity for everyone equally. We practice caring capitalism by integrating concern for the disadvantaged in our day-to-day business activities, and by advancing new models of economic justice that can become sustainable and replicable.

o Manufacturing by definition creates waste. We strive to minimize our negative impact on the environment.

o The growing of food sometimes uses toxic chemicals. We support socially and environmentally sustainable methods of food production and family farming.

The U.S. continues to spend significantly more on its military each year than the combined spending on: child health, welfare, education, nutrition, housing, job training and environment. We seek and support nonviolent ways to achieve peace and justice.

We strive to manifest a deep respect for human beings inside and outside our Corporation and for the communities of which they live.

                                 ARTICLE IV

               The total number of shares of all classes of stock that the Corporation shall have authority to issue is 10,000,000 shares of Common Stock having the par value of $0.01 per share.

                                 ARTICLE V

               The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

                                 ARTICLE VI

               In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                ARTICLE VII

               Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

                                ARTICLE VIII

               To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director.

                                 ARTICLE IX

               Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law.

                                 ARTICLE X

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Vermont Business Corporation Act.





                                                                    EXHIBIT B

                      Form of Delegation of Authority

A. Conopco and the Company Board retain authority with regard to the following matters, among others; as between Conopco and the Company Board the allocation of responsibility between them shall be as provided in Section 6.14:

        1.     Approval on an annual basis for the upcoming year of:

               a. the Company's Strategic and Operating Plan to include:
Marketing, Sales and Social Mission

               b. the Financial Plan/Budget to include: Statement of Income, Balance Sheet and Statements of Cash Flows (including an Operating Budget, Statement of Projected Financial Positions, Balance Sheet and Flow of Funds Forecasts)

               c. the Capital Expenditure Budget and Operating Lease Budget

               d. the Company's draft and final audited financial statements

               e. Trade Credit Policy: Conopco approval for Trade Credit extended to any customer in excess of $1 million

        2.     Selection of

               a. Corporate Counsel

               b. Independent Auditors

     2.1.      Approval of

               a. the principal Banking Institution(s) with which the Company maintains deposit, borrowing or other relationships

               c. any Investment Banking Institution

               d. Public Relations and Advertising Agencies

               e. Consultants with a contract value in excess of $175,000 or to whom payments are expected to exceed $175,000 in the aggregate

               f. any insurance agent, broker or similar party

        3.     Any transaction involving

               a. the sale or encumbrance of assets with a book value over $100,000

               b. the sale of stock or assets of a subsidiary

               c. the acquisition of stock or assets of another company

               d. loans in excess of $30,000 made outside the ordinary course of business not to exceed $150,000 outstanding at any time

               e. a single purchase of Inventory in excess of $5 million or any opening of Letters of Credit in excess of $2 million (in the aggregate of excess over and above $2 million or singular opening of Letter of Credit above $2 million)

               f. transactions with any parties related to any officer of the Company

               g. the sale or purchase of the Company's capital stock

               h. the declaration and payment of dividends

               i. the approval of any other contract (including all real property leases, joint venture, partnership or similar contracts with vendors) with a value in excess of $250,000 per year with terms not to exceed five years or any other non-ordinary course payment or purchase orders (including the settlement of litigation claims involving payments by the Company) in excess of $250,000

        4. Total compensation (including Bonuses) of any employees at or above the level of Officer and/or any other employees exceeding $200,000 annually.

        5. Employment termination or appointments of any employee with a base salary at or above $200,000.

        6. Any change in employee benefit plans with an annual aggregate cost increase in excess of $300,000.

        7.     Any amendments of the By-laws of the Company.

        8. Any amendment or alteration of the borrowing authority of the Company or renegotiation, prepayment of or amendment to any lending arrangement.

        9. Approval of authorized signatures and signing authorities on all bank accounts for check signing, money transfer authorities, etc.

        10. The delegation of authority to individuals other than officers (e.g., buyers) of the Company to execute contracts or other agreements on behalf of the Company.

        11. Any amendment or new collective bargaining or other labor agreements.

        12. all matters not covered by the delegation in B and any matters requiring, as a matter of law, a specific vote of the Board of Directors in addition to the votes establishing the below delegation.

B. The Surviving Corporation delegates to the Chief Executive Officer the authority to set upon the following matters with the required written concurrence of the Chief Financial Officer:

        1. Capital Expenditures within the Capital Budget up to $700,000 per project; provided, that the total value of capital expenditures does not exceed the amount authorized in the Budget.

        2. Capital Expenditures not in the Capital Budget up to $350,000 per project, but not over $750,000 in the aggregate. In no event will total capital expenditures exceed the total value of capital expenditures authorized in the Capital Budget.

        3. Disposal or encumbrance of assets with a book or fair market value of no more than $150,000 per transaction.

        4. Operating Leases within Operating Lease Budget up to a total commitment of $500,000 per transaction.

        5. Operating Leases not in Operating Lease Budget, with a total commitment of $150,000 per year in total commitment per lease with a term not to exceed five years, but not over $450,000 annually in the aggregate.

        6. Administration of the details of the Company's Compensation Program (applying its general compensation philosophy as previously developed) for all employees (other than those covered in A.3 above).

        7. Administration of the Employees Benefit Program, including approval of changes with an aggregate annual cost up to $300,000.

        8.     a.     Execution of contracts within the ordinary course with
                      an individual value of up to $500,000 that do not require special approval by A.3 above.

               b. Other non-ordinary payments in an amount up to $150,000 that also do not require special approval by A.3 above.

C. Conopco and the Surviving Corporation will be provided with a comprehensive review of the following matters by the Chief Executive Officer, or other members of the management on a regular basis, or more often if issues create the need:

        1.     As soon as practical:

               a. Status of material tax matters as they arise.

               b. Status of material legal matters as they arise.

               c. Any material change in vendor relations.

               d. Any material change in the operating or financial performance of the Company.

               e. Any contact made by potential buyers who may be interested in purchasing the Company and/or its assets.

               f. Notices of default or acceleration under loan agreements, notes or significant contract.

        2.     Monthly:

               a. Financial and operating results, including managements analysis in writing

               b. Update/reconciliation of actual vs. budgeted Capital expenditures.

        3.     Quarterly:

               a. Status of legal matters

               b. Competition update

               c. Information systems

               d. Report on all banking relationships

               e. Product Quality

        4.     Annually:

               a. Independent accountant management letters

               b. Other tax matters

               c. Officers salary, bonus and wages adjustment recommendations

               d. Property/Casualty and employee benefit insurance programs

               e. Advertising and Public Relations programs

               f. Officer performance appraisals

               g. Union relationships







                               Schedule 6.14

                  Ben & Jerry's Social Mission Priorities


The following list contains certain Social Mission Priorities of the Company as of the date hereof. Following each priority is an example of the Company's current activities and views.

1. CONTINUE PACKAGING IMPROVEMENT EFFORTS WITH THE ULTIMATE OBJECTIVE OF ACHIEVING A COMPOSTABLE PINT.

        Early in 1999 the Company launched the eco-pint. The Company has transitioned one-third of its pint packaging to "unbleached" kraft paper with a nontoxic coating on the outside. With paper bleaching being one of the largest causes of dioxins and toxic water pollution in the United States this initiative is a step in the right direction. The packaging, which is brown inside has been well received. The Company will continue to seek to create the economic and market conditions for suppliers to cost effectively produce this packaging. Efforts will also continue to research other technologies to achieve a fully compostable package (e.g., starch based packaging, alterative glues and inks).

2. CONTINUE THE ONGOING COMPLIANCE WITH CERES PRINCIPLES AND EFFORTS TOWARD CREATION OF A SUSTAINABILITY "FOOTPRINT" FOR THE BUSINESS.

        The Company was the first public company to adopt the CERES principles ("Coalition for Environmentally Responsible Economies"). It has filed an annual, public environmental report with CERES. At the present time the Company is reviewing CERES compliance with our manufacturing operations in Canada and Israel.

        The Company is engaged in a process of documenting its environmental "footprint". Simply stated, this is a process of analyzing hat we take, what we make, and what we waste. We have a strong environmental ethic across the Company that will continue to be encouraged and supported. Specific and continual improvement goals in wastewater, solid waste and energy use reduction are a regular part of our annual planning process. We compost dairy waste, recycle shrink wrap and cardboard and recently initiated an innovative program with a few of our suppliers to receive ingredients in returnable totes.

3.      CONTINUE SUSTAINABLE AGRICULTURE EFFORTS.

        We define sustainable agriculture as a continuum of agricultural production practices that meet the objectives of reducing environmental degradation, maintaining the productivity of the land over time and promoting economic viability for the farm and rural communities.

        We have determined that as a food business, reliant on dairy farming, our priority must be to reduce adverse impacts on water from farm run-off. Struck by the polar debate between outmoded, traditional farming methods on one end and organic farming on the other, we have launched an innovative project to provide greater sustainability gains at the farm level, especially through reduced phosphorous and nitrogen run-off, through a Whole Farm Nutrient Management Program. We are using a model developed at Cornell University that has proven to yield both environmental and economic gains. Planning for a pilot project with the St. Albans Cooperative, Cornell University, the University of Vermont and the State Agriculture Department is underway.

4.      CONTINUE THE LONG-TERM RELATIONSHIP WITH THE ST. ALBANS COOPERATIVE.

        All our milk and cream is provided by the 500+ family farm members of the St. Albans Cooperative. Vermont has been losing dairy farms at an alarming rate. Farming is a cornerstone of the Vermont economy. Many of the farms of the St. Albans Cooperative surround St. Albans Bay, an environmentally fragile part of Lake Champlain.

5. CONTINUE THE BRAND'S POSITION OF OPPOSING THE USE OF RBGH AND CONTINUE THE "WE OPPOSE RBGH" PLEDGE AND PREMIUM.

        The Company opposes the use of rBGH (recombinant bovine growth hormone) which is injected in cows to increase milk production. With no shortage in the milk supply, rBGH is in our view a biotechnological solution to a problem that does not exist. In addition, as the manufacturer's production information notes rBGH causes increased mastitis and other health problems for cows.

        When the FDA approved rBGH they allowed voluntary labeling but left the issue of a labeling standard and decision to the states. Our label says: "We oppose recombinant bovine growth hormone. The family farmers who supply our milk and cream pledge not to treat their cows with rBGH. The FDA has said no significant difference has been shown and no test can distinguish between milk from rBGH treated and untreated cows." Despite our use of the FDA disclaimer, four states refused our label (Illinois, Nevada, Hawaii and Oklahoma). Because we felt strongly that our customers had a right to know how our products are produced and because we were making a truthful statement on our label, we brought a First Amendment commercial free speech lawsuit against the State of Illinois. This suit was eventually settled in our favor, and we have carried the above-noted label on our products since 1997.

6.      SUPPORT THE BRAND'S POSITION TO HAVE GMO FREE PRODUCTS AVAILABLE.

        We believe being GMO free is consistent with our brand image and values. We have been following the backlash against GMO food that is occurring around the world and view this as much as a political movement as a scientific one. We believe there should be more public input into GMO food policy issues, and impacts on ecosystems need to be more fully studied. We also recognize that biotechnology could be used to help feed desolate parts of the world. We are working on reformulating an alternative sourcing for potential GMO corn or soy ingredients in our products starting with products for international markets. Consistent with our activities around rBGH, we support labeling and consumers right to know how their food is produced.

7.      CONTINUE TO EXPAND AND SUPPORT THE COMPANY'S UNIQUE PARTNERSHOP
        PROGRAM.

        We have eight existing PartnerShops. We intend to greatly expand this program under which Ben & Jerry's ScoopShops are owned and operated by nonprofits. In general, the model works best with programs that serve youth. The most celebrated of our stores is the PartnerShop in Times Square. It is owned and operated by Common Ground, a New York City nonprofit organization focused on housing and training for people without homes or needing support. The store played a role in the renovation of Times Square to a more family friendly neighborhood and has been featured on "60 Minutes" and in numerous other media outlets. In the PartnerShop Program the Company waives the franchise fee and allocates more staffing and resources.

8. CONTINUATION OF INNOVATIVE PURCHASING RELATIONSHIPS AS WELL AS CONSIDERATION OF FURTHER DEVELOPMENT OF SOURCING RELATIONSHIPS CONSISTENT WITH OUR SOCIAL MISSION AND GOALS.

        We have used procurement and licensing agreements to further social and environmental goals. Since 1988, the Greyston Bakery in Yonkers, New York, has been a supplier of brownies. The bakery is owned by the Greyston Foundation, a provider of numerous social services in Yonkers, New York. These include housing for homeless people and for people with AIDS, day care and work programs. We are consulting with the bakery in the relocation and expansion of its operating facility and in developing additional customers for its products. Aztec Harvest Cooperative, a worker-owned cooperative, provides our coffee extract. In conjunction with our vanilla supplier, the Virginia Dare Company, we use a blended vanilla extract that includes vanilla beans from a Costa Rican organization that works on rain forest renewal. In addition to other social and environmental usefulness, these relationships usually create stories that enhance the brand image of the Company.

        We also see licensing as an opportunity to fulfill a social purpose. For example, we pay a licensing fee to the band Phish for Phish Food with the fee directed to a foundation that supports projects to cleanup Lake Champlain. We seek to source both licensed and other products that we sell in our stores in a socially responsible manner.

9.      PROVIDE ONGOING SUPPORT FOR PARTNERSHIPS WITH NON-PROFITS.

        In the past we have worked with The Children's Defense Fund and Greenpeace. We tend to work with groups that are not likely corporate partners whose focus is on issues of environmental degradation or social injustice and poverty.

10. CONTINUE ONGOING CONTRIBUTION FOR PHILANTHROPY AND SUPPORT FOR SITE COMMUNITY PROJECTS.

        The Company currently donates a portion of its pre-tax profits through employee-led philanthropy to non-profit organizations committed to positive social change. This contribution was $1.1 million in the aggregate in 1999.

11.     CONTINUE THE SOCIAL AUDIT/ASSESSMENT AND REPORTING.

        The Company sets annual social mission goals as part of the annual planning process and conducts a social audit around its performance. The audit is completed internally with an outside auditor retained to review and report on results. The complete social performance assessment is published in our annual report. We have for the past 11 years conducted social performance assessments.

ADDENDUM

The following list contains certain further aims. It is the current intention of Conopco, subject to economic viability, to conduct the business of the Surviving Corporation in a manner consistent with the following aims. Economic viability shall be as mutually agreed in good faith by the Company Board and Conopco.

        (i) significant women and minority representation on the Company Board;

        (ii) affirmative programs to identify and provide technical assistance to vendors owned by minorities and indigenous peoples;

        (iii) affirmative programs to identify and to provide financial and technical assistance to vendors which give priority to a social change mission;

        (iv) the expansion of the number of PartnerShops and franchises owned by women, minorities and indigenous peoples;

        (v) the Company's headquarters and primary production facilities remaining in Vermont;

        (vi) the purchase of non-RBGH milk and cream primarily from Vermont farms;

        (vii) the use of unbleached and recyclable packaging, to the extent available at commercially reasonable prices;

        (viii) the purchase of key commodities (such as vanilla, coffee and cocoa) according to fair trade practices, to the extent available at commercially reasonable prices; and

        (ix) the continued advocation of positive social changes on packaging, such as non-partisan campaign finance reform, national budget priorities, sustainable energy etc.


                                                                    ANNEX B

                                                             CONFORMED COPY


-----------------------------------------------------------------------------






                             LICENSE AGREEMENT



                        Dated as of April 11, 2000,



                               By and between


                   BEN & JERRY'S HOMEMADE HOLDINGS, INC.


                                    and


               BEN & JERRY'S HOMEMADE, INC., on the one hand,


                                    And


                               UNILEVER N.V.


                                    and


                      UNILEVER PLC, on the other hand.




------------------------------------------------------------------------------






                             LICENSE AGREEMENT


               THIS AGREEMENT, made as of April 11, 2000 by and between (i) BEN & JERRY'S HOMEMADE HOLDINGS, INC., a Vermont corporation, and BEN & JERRY'S HOMEMADE, INC., a Vermont corporation (together, "Licensor"), on the one hand, and (ii) UNILEVER N.V., a corporation formed under the laws of The Netherlands, and UNILEVER PLC, an English public limited company (together, "Licensee"), on the other hand.


                                W I T N E S S E T H

               WHEREAS Licensee wishes to obtain a License (the "License"), with the right to grant sublicenses to its Affiliates so long as they remain Affiliates (as hereinafter defined), to use the Licensed Mark and Licensed Technology (each, as hereinafter defined) in connection with the development, manufacture, marketing, marketing, distribution, promotion and sale of Products having Super Premium Status (each, as hereinafter defined) in all countries throughout the world, subject to Section 9 and with the exception of (i) the United States (including the territories and commonwealths thereof), (ii) the Caribbean as outlined on the map attached as Annex A hereto, (iii) countries designated by Licensee pursuant to
Section 2(a)(ii)(C) or otherwise becoming available exclusively to Licensor pursuant to Section 2 or Section 18 and (iv) Japan (collectively from time to time, the "Territory");

               WHEREAS, in connection with such development, manufacture, marketing, distribution, promotion and sale of Products under the Licensed Mark, Licensee views as essential the furtherance of the essential integrity of the Principal Licensed Mark (as hereinafter defined); and

               WHEREAS Licensor is willing to grant such a License on the terms and conditions hereinafter appearing.


               NOW, THEREFORE, in consideration of these recitals, of the following covenants and other good and valuable consideration, Licensor and Licensee hereby agree as follows:

1.      Definitions

        (a) "Affiliate" shall mean any person or entity controlling, controlled by, or under common control with such party, and in the case of Licensee, includes, without limitation, any entity a majority of the voting control of which is owned, directly or indirectly, by Unilever N.V. or Unilever PLC, or both of them together.

        (b) "Bankruptcy Code" shall have the meaning assigned to it in
Section 18(b).

        (c) "Business" shall have the meaning assigned to it in Section
2(a)(i).

        (d) "Change of Control" shall have the meaning assigned to it in
Section 18(c)(ii).

        (e) "Committee on Joint Planning" shall have the meaning assigned to it in Section 5(b).

        (f) "Confidential Information" shall have the meaning assigned to it in Section 17.

        (g) "Contract Year" shall mean a calendar year (January 1-December
31), except that the first Contract Year shall commence on the date hereof and end on and include December 31, 2000.

        (h) "Cure" shall have the meaning assigned to it in Section
18(a)(iii).

        (i) "Designate" shall have the meaning assigned to it in Section 2(a)(ii)(C).

        (j) "Essential Integrity of the Principal Licensed Mark" shall mean the essential integrity of the Principal Licensed Mark that has been used by Licensor, including the essential "social mission" of Licensor, to market Products throughout the Territory, including the essential "social mission" of Licensor (certain objectives of which are set forth in the "Statement of Leading with Progressive Values Across our Business", attached as Exhibit A hereto) that is one of three parts of Licensor's corporate mission.

        (k) "Initial Term" shall have the meaning assigned to it in Section
3.

        (l) "Licensed Mark" shall mean the trademarks, logos, slogans and names owned by Licensor, including, without limitation, those listed in
Schedule 10, including all registrations therefor for marks covering Products including, without limitation, those listed on Schedule 10 (but subject to limitations thereon, including disclosures on Schedule 10) and all variations or derivatives thereof, designs associated therewith, whether or not registered as trademarks, and such other names, symbols, initials or marks as may be added to the coverage of the License pursuant to the provisions of Sections 11 and 13, whether contained on Schedule 10, but, in every case, including only items pertaining to Licensor's conduct of the Business in the Territory.

        (m) "Licensed Technology" shall mean the patents (if any), inventions, discoveries, trade secrets, improvements, formulae, practices, processes, methods, technology, know-how, including, without limitation, any of the foregoing in the process of development, and similar proprietary rights owned by Licensor, including, without limitation, those material items which will be listed on Schedule 10, which Licensee shall provide within 60 days after the date hereof, and such other technology as may be added to the coverage of the License by agreement of the parties, but, in every case, (i) including only items pertaining to Licensee's conduct of the Business in the Territory and (ii) excluding any of the foregoing that Licensee has independently developed and any of the foregoing that are in the public domain other than by a breach of this Agreement by Licensee.

        (n) "Licensor's Group" shall have the meaning assigned to it in
Section 15(a).

        (o) "Losses" shall have the meaning assigned to it in Section
15(a).

        (p) "Manufactured Products" shall have the meaning assigned to it in Section 5(d).

        (q) "Material Default" shall have the meaning assigned to it in
Section 18(a)(ii).

        (r) "Material Licensed Technology" shall have the meaning assigned to it in Section 22(a).

        (s) "Net Sales" shall mean the gross invoiced amount for Products bearing the Licensed Mark shipped and invoiced by Licensee or any of its Affiliates to third party customers (including sales through Licensee-owned retail stores and to franchisees) less: (i) actual or accrued discounts;
(ii) temporary price reductions, including off-invoice price reductions, trade expenses, rebates and customer allowances; (iii) returns; (iv) freight charges paid by customers for delivery of such Products; (v) sales taxes, excise taxes and duties which are billed to customers and collected by Licensee or its Affiliates for submission to a taxing authority; and
(vi) value added, excise or sales taxes incorporated into the sales price pursuant to governmental requirement (i.e., the net invoice price to customers). For the purposes of this Agreement, a sale shall not be deemed to have occurred when Products bearing the Licensed Mark are transferred or "sold" by Licensee or its permitted sublicensees to their respective Affiliates for resale, but only upon the resale by Licensee or any Affiliate to a third party. Licensee represents that this Section 1(s) is the definition of "Net Sales" used by Licensee in its business.

        (t) "Partner Shop" shall have the meaning assigned to it in Section 7(e)(ii).

        (u) "Percentage Royalty" shall have the meaning assigned to it in
Section 6(a).

        (v) "person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other entity.

        (w) "Principal Licensed Mark" shall mean the "BEN & JERRY'S" trade name.

        (x) "Products" shall mean ice cream, frozen yogurt, sorbet, novelties, flavored ice products and any frozen dessert (including low-fat frozen desserts) of similar type.

        (y) "Region" shall mean each of Unilever's business regions, namely, each of Europe, North America, Africa, Central Asia and Middle East, Central and Eastern Europe, East Asia Pacific (including China) and Latin America.

        (z) "Social Mission Default" shall have the meaning assigned to it in Section 7(e)(x)(A).

        (aa) "Social Mission Material Default" shall have the meaning assigned to it in Section 7(e)(x)(B).

        (bb) "Section 7 Default" shall have the meaning assigned to it in
Section 7(e)(x)(B).

        (cc) "Super Premium Products" shall mean the following Products (other than novelty Products and cake Products): (i) full-fat ice cream that (A) does not exceed 40% overrun, (B) is produced with a mix base that exceeds 14.0% butterfat, is sweetened only with sucrose, and uses only cream as a source of butterfat, and skim milk or condensed milk solids as a source of non-fat milk solids and (C) to the extent applicable, contains inclusions and/or variegates that displace more than 20% of the total, saleable volume in a product container; (ii) frozen yogurt that (A) does not exceed 40% overrun and (B) is produced with a mix base that is flavored with a minimum of 10% cultured yogurt, made only with cream and fluid milk or condensed milk solids, and is sweetened with only sucrose and/or corn sweeteners; (iii) low fat ice cream that (A) does not exceed 40% overrun,
(B) is produced with a mix base made only with cream and fluid milk or condensed milk solids, and is sweetened with only sucrose and/or corn sweeteners and (C) to the extent applicable, contains inclusions and/or variegates that displace more than 20% of the total, saleable volume in a product container; and (iv) sorbet or frozen fruit desserts that (A) do not exceed 40% overrun, (B) in the case of frozen fruit desserts and sorbet, the total fruit content (by weight) of which exceeds 20% and (C) produced with a mix base that is sweetened with only sucrose and/or corn sweeteners.

        (dd) "Super Premium Status" shall mean Super Premium Products that are sold at a recognized market price premium to premium products in the category.

        (ee) "Territory" shall have the meaning assigned to it in the Preamble.

        (ff) "Values Partnership Committee" shall have the meaning assigned to it in Section 7(b).

2.      Grant of License

        (a) (i) Subject to Section 9 and except as disclosed on Schedule 10, Licensor hereby grants to Licensee a license throughout the Territory to use both the Licensed Mark and the Licensed Technology in connection with the development, manufacture, marketing, promotion, distribution (wholesale and retail) and sale (including Licensee-owned and franchisee-owned retail store services in compliance with Section 7(e)(ii)) of Products having Super Premium Status under the Licensed Mark (collectively, the "Business").

               (ii) During the term of this Agreement, Licensor shall not, and shall not grant a license to any other Person to, develop, manufacture, market, distribute (wholesale and retail) or sell Products (including novelties) in the Territory (including for purposes of this Section 2(a)(ii) Canada and the Benelux countries), except (A) if Licensee is in Material Default, which Material Default has not been Cured within 60 days following receipt of written notice from Licensor that complies with the requirements of Section 18(a), (B) as to a particular Region, if Licensee is in Regional Default with respect to such Region, which Regional Default has not been Cured within 60 days following receipt of written notice from Licensor that complies with the requirements of Section 18(d) or (C) as to any particular country, if Licensee has provided written notice to Licensor that Licensee does not intend to conduct the Business ("Designate") in such country or Region. The foregoing shall not apply to sales of Products having Super Premium Status bearing the Principal Licensed Mark (x) in Canada by Delicious Alternative Desserts, Ltd. or (y) in the Benelux countries by Sfeerbeheer B.V.

        (b) Licensee may use the Licensed Mark in connection with the Business throughout the Territory; provided, however, that Licensee may only use the Licensed Mark together with Licensee's other trademarks with Licensor's written approval, which approval may be withheld in Licensor's sole discretion; provided, further, that Licensor's approval shall not unreasonably be withheld if the requirements of applicable law require such use.

        (c) (i) Licensee shall use commercially reasonable efforts to exploit fully the rights herein granted throughout the Territory and to sell under the Licensed Mark the maximum quantity in each Contract Year of Products having Super Premium Status therein, in each case in a manner consistent with Products having Super Premium Status, good business practice, with the standards hereinafter provided and with all appropriate long-term brand-building philosophy.

               (ii) As provided in Section 5(c), the Committee on Joint Planning shall meet on a regular basis to develop collaboratively a plan for the phased geographic expansion of the Business in the Territory that will maximize the quantity in each Contract Year of Products having Super Premium Status sold under the Licensed Mark, consistent with good business practice, the Essential Integrity of the Principal Licensed Mark and with an appropriate long-term brand-building philosophy.

        (d) The License hereby granted includes the right of Licensee to use promotional items with the Licensed Mark (except as disclosed on Schedule 10) in the Territory that are given away or sold solely in an ancillary promotion to the marketing, promotion, distribution and sales of Products, including accessories, T- shirts and caps, to the extent they are approved by Licensor, which approval shall not unreasonably be withheld or delayed. Licensee agrees that all such promotional items shall be manufactured in accordance with fair labor standards, as such standards (to the extent such standards are applicable to international manufacture) are used from time to time by Licensor in the manufacture of its promotional items.

        (e) The License hereby granted includes the right of Licensee to use the Licensed Mark in connection with Products having Super Premium Status in all media and shall also include the right to use the Licensed Mark as part of, or as the name of, any division or business unit, but not as the name of a corporation or similar entity, which Licensee may organize for the purposes of manufacturing and distributing for sale Products bearing the Licensed Mark.

        (f) Licensor reserves all rights to the Licensed Mark and Licensed Technology except as specifically granted herein to Licensee. Without limiting the first sentence of this Section 2(f), Licensor reserves the right to use, and to grant to any other person the right to use, the Licensed Mark in the Territory on or in connection with goods and services other than Products (it being the intent of the parties, however, to avoid any confusion, mistake or deception in the marketplace as between Products sold by Licensee hereunder and other Products bearing the Licensed Mark), subject to Section 2(d). Licensor reserves the right to use, and to grant to any other person, a right to use, the Licensed Mark outside the Territory on or in connection with goods and services, including Products.

        (g) Licensee agrees to grant to Licensor for use only in connection with Products, on a non-exclusive basis, a license, which Licensor may not sublicense (except to its Affiliates), for the use outside the Territory of
(i) names and formulae relating to new flavors of Products developed by Licensee bearing the Licensed Mark, (ii) enhancements to the Licensed Technology, other than those enhancements that (A) are derived in significant part from technology developed by Licensee in connection with Products of Licensee other than Products bearing the Licensed Mark or (B) have a primary application to Products of Licensee other than Products bearing the Licensed Mark and (iii) innovations in marketing and promotional techniques that are developed by Licensee (or jointly in collaboration with Licensor hereunder) in its conduct of the Business in the Territory. The license granted pursuant to this Section 2(g) shall be royalty free, non-exclusive and shall survive the termination or expiration of this Agreement. Use of information licensed to Licensor pursuant to this
Section 2(g) by suppliers of Licensor in providing supplies and/or materials for use on Products shall not require a sublicense.

        (h) The parties agree that (i) the Licensed Technology may be used only in connection with Products bearing the Licensed Mark and (ii) Licensee and its Affiliates will not during the term of this Agreement manufacture, market, distribute or sell Products having Super Premium Status in any country in the Territory other than Products bearing the Licensed Mark, except that Licensee shall not in any way be restricted from further developing, manufacturing, marketing, distributing or selling Products having Super Premium Status that Licensee is currently developing, manufacturing, marketing, distributing or selling and any modifications (including any new flavor variations or any uses of such Products) thereof. The parties agree that this Section 2(h)(ii) shall be deemed not to be breached by reason of the acquisition by Licensee or any of its Affiliates of any business that, in the last full fiscal year prior to execution of the acquisition agreement derived less than 40% of its consolidated revenues from any of the development, manufacture, marketing, distribution (wholesale and retail) or sales of Products having Super Premium Status; provided, however, that Licensee or its Affiliate, as applicable, will sell or close such business within 18 months of being requested to do so by Licensor. The parties further agree that Licensee will not engage in any activity that would otherwise be prohibited by clause (ii) of this Section 2(h) for (x) one year after the expiration of this Agreement pursuant to notice given in accordance with Section 3 and (y) three years following termination of this Agreement, in its entirety, pursuant to Section 18(a) by reason of Licensee's Material Default.

3.      Term.

        This Agreement shall commence on the date hereof and end on and include December 31, 2010 (the "Initial Term"). Thereafter, this Agreement shall be extended automatically for successive terms, each of which shall be for a five-year period, unless Licensee shall give notice of termination not less than one year prior to the end of the Initial Term or any successive term, as the case may be.

4.      Standard of Quality.

        (a) Licensee shall ensure that Products bearing the Licensed Mark and their manufacture, distribution and packaging shall be of a high standard and of such style, appearance and quality as shall be suited to the protection of the good will pertaining thereto, and shall conform to Licensor's manufacturing and packaging standards as set forth on Exhibit B hereto (which shall be provided within 60 days of the date hereof). All such Products shall be manufactured, sold, labeled, packaged, distributed and marketed in accordance, in all material respects, with all applicable laws concerning Products in the Territory.

        (b) Licensee specifically acknowledges that the product development process is a collaborative process and that it will actively and timely seek to obtain Licensor's creative input, including input relating to the social mission requirements contained in Section 7, with respect to the styles, designs, containers, packaging contents and quality of all Licensee's Products bearing the Licensed Mark and creative marketing. Before selling or distributing any such Product, Licensee shall deliver to Licensor for its approval two samples of each such Product together with its containers, labels and packaging as well as proposed marketing materials, which approval shall not unreasonably be withheld or delayed. The foregoing approval process shall also apply to changes in the formula for any Product with respect to a given country. Licensee shall bear the cost of any and all such changes.

        (c) Licensor and its authorized representatives shall have the right, during normal business hours and upon reasonable prior notice, for the duration of the Agreement, (i) to inspect all facilities utilized by Licensee in connection with its manufacture of Products pursuant hereto and to examine Products in process of manufacture, and (ii) to gain reasonable access to the records of Licensee relating to quality control, in each case so long as Licensor does not unreasonably disrupt the normal operations of Licensee. Licensee and its Affiliates shall maintain, at their respective main offices, books and records regarding customers, permitted co- packers and sublicensees, product complaints and claims and all other particulars necessary for verifying compliance with the terms of this Agreement. Licensee and its Affiliates shall make such books and records available to Licensor and its designated representatives, from time to time, during normal business hours and upon reasonable prior notice. Such records shall be maintained by Licensee and its Affiliates for a period of 24 months after expiration or termination of this Agreement; provided, however, that such books and records need not be retained longer than four years following the end of the year to which such books and records relate. Licensor shall be entitled to make copies, at its expense, of any such records.

        (d) Sections 4(a) and 4(c), the first sentence of each of Section 4(e)(i) and 7(e)(i), and the first sentence of Section 7(e)(iv) and Exhibit B shall apply equally to any co-packer (or manufacturing sublicensee). Licensee shall use commercially reasonable efforts to cause any co-packer or (manufacturing sublicensee) to give reasonable notice of any recall, retrieval or withdrawal of which it becomes aware and to cease and desist from the continued manufacture or labeling of Products in violation of the standards contained in Exhibit B. Licensee shall not use any co-packer (or manufacturing sublicensee) without the prior written consent of Licensor, which consent shall not unreasonably be withheld or delayed. In requesting such consent, Licensee shall concurrently furnish to Licensor an agreement (in English) with such co-packer (or manufacturing sublicensee) reasonably satisfactory to Licensor with respect to the applicable requirements contained in this Section 4(d).

        (e) (i) Licensee shall, upon written notice to Licensor in accordance with notification procedures to be mutually agreed upon by the parties, recall, retrieve or withdraw Licensee's Products bearing the Licensed Mark in the Territory if required or requested to do so by any governmental agency. In the event of a recall, retrieval or withdrawal Licensee agrees to spend such monies as Licensee and Licensor mutually and reasonably deem necessary in advertising and promotional activities to protect the goodwill associated with the Licensed Mark.

               (ii) If, in the absence of a government request or requirement of a recall, retrieval or withdrawal, Licensor or Licensee reasonably believes that a recall, retrieval or withdrawal of Licensee's Products bearing the Licensed Mark in the Territory is necessary to protect the Essential Integrity of the Principal Licensed Mark, Licensee and Licensor shall work together to determine in good faith whether Licensee should, at its own expense, recall, retrieve or withdraw such Products from any applicable market in the Territory; provided, however, that in the event that Products bearing the Licensed Mark are not manufactured in compliance with the standards set forth in Exhibit B or are otherwise manufactured or labeled in violation of this Agreement and such manufacturing or labeling of the Products does not have a material effect on the Principal Licensed Mark or on the Essential Integrity of the Principal Licensed Mark, then Licensee shall not be obligated to recall, retrieve or withdraw Licensee's Products bearing the Licensed Mark but shall only be obligated to cease and desist from the continued manufacturing or labeling of such non- compliant Products.

               (iii) In the event a party becomes aware of any recall, retrieval or withdrawal, or request for a recall, retrieval or withdrawal, by any governmental body or regulatory authority, of Products bearing the Licensed Mark, such party shall give telephonic notice (to be confirmed in writing) to the other party within 48 hours of becoming aware of the occurrence of such event. Additionally, in the event of any significant accident involving the manufacture, distribution or sale of Products bearing the Licensed Mark, each party shall provide the other party with notice as set in the preceding sentence.

               (iv) Sections 4(e)(i) and 4(e)(ii) shall survive termination or expiration of this Agreement.

5.      Business Operation.

        (a) Licensor shall provide, without additional charge, to Licensee all Licensed Technology owned by Licensor and its Affiliates for use under this Agreement that relates to the Business. Licensor further agrees to make available for consulting to Licensee such employees of Licensor or its Affiliates as Licensee may reasonably request in connection with the foregoing provision of information.

        (b) Licensee agrees regularly to consult with Licensor concerning Licensee's business plans, and the implementation thereof, for Products having Super Premium Status in the Territory bearing the Licensed Mark, it being agreed that there should be joint cooperation and consultation in order for Licensee to consider Licensor's creative input. Licensee shall present to Licensor a draft of its Annual Marketing Plan with respect to Products bearing the Licensed Mark once a year for Licensor's qualitative review and creative input prior to the implementation of such Annual Marketing Plan.

        (c) Licensee and Licensor agree to establish an advisory committee (the "Committee for Joint Planning") composed of two representatives designated from time to time by Licensor and two representatives designated from time to time by Licensee in order to facilitate the cooperation and consultation referred to in Section 5(b). Among other matters, the Committee for Joint Planning shall also be responsible for establishing a plan for the phased geographic expansion of the Business in the Territory, as contemplated by Section 2(c), and shall oversee the consultation and cooperation required under Sections 5 and 8. The Committee for Joint Planning shall meet at least once each calendar quarter at such times and places as it may designate.

        (d) Subject to Licensor's capacity to manufacture the quantities reasonably requested by Licensee within the requested time periods, Licensor agrees to sell to Licensee quantities of Products bearing the Licensed Mark ("Manufactured Products") necessary to meet Licensee's demand in any country in the Territory to the extent that at such time Licensee is not engaged in the Business in such country at a level sufficient to manufacture such Products on commercially reasonable terms. To the extent that Licensor is supplying quantities of Products to Licensee pursuant to the preceding sentence, Licensee's obligations with respect to manufacturing standards contained herein, including, without limitation, the manufacturing standards in Section 4(a) and Exhibit B, shall have been assumed to have been met. Licensee shall purchase such Manufactured Products from Licensor at Licensor's ex-factory cost plus 8%, F.O.B. Licensor's plant, and such purchases shall be subject to Licensor's standard terms and conditions for sales to distributors and subject to a mutually satisfactory co-packing agreement.

        (e) Notwithstanding any other provision of this Agreement, Licensee shall reimburse Licensor for out-of-pocket expenses and a pro rata (based on actual service time) portion of applicable salaries (including benefits), in each case without mark-up, in connection with all consulting, assistance and other services provided by Licensor under this Agreement within 30 days of receipt of an invoice from Licensor; provided, however, that such expenses are approved in writing in advance by Licensee and Licensor and, if applicable, its Affiliates, provide supporting documentation reasonably satisfactory to Licensee. The foregoing shall not require any reimbursement in connection with (i) the participation by any Person on the Committee for Joint Planning or the Values Partnership Committee or (ii) the exercise by Licensor of its rights under Section 4(c), other than in the case of an inspection or audit by Licensor that uncovers or confirms a material breach of quality control standards in a production run or a material breach of this Agreement by Licensee and in such case Licensee shall reimburse Licensor pursuant to the first sentence of this Section 5(e).

        (f) Licensee shall have no obligation to conduct the Business hereunder in any country in the Territory where the Principal Licensed Mark or Material Licensed Technology infringes or interferes with the rights of third parties; provided, however, that Licensee shall cooperate with Licensor to conduct the Business in the Territory so as not to cause such infringement or interference.

6.      Payment of Royalty.

        (a) (i) In consideration of the license granted hereunder, Licensee shall pay to Licensor a royalty (the "Percentage Royalty") computed at the rate of 5% of Net Sales of Products sold under the Licensed Mark (subject to Section 7(e)(ix)) and 5% of Net Sales of promotional items sold (including sales at retail where applicable) in accordance with Section 2(d)(subject to Section 7(e)(ix)) and 5% of all up-front franchise fees collected by Licensee from its subfranchisees.

               (ii) Licensee shall receive a credit against amounts payable as the Percentage Royalty for each quarter in an amount equal to 8% of the amount paid by Licensee to Licensor for Manufactured Products purchased by Licensee from Licensor during such quarter. For purposes of determining whether sales of Products bearing the Licensed Mark are sales of Manufactured Products, the parties agree that Manufactured Products shall be deemed to be the last Products bearing the Licensed Mark put into Licensee's inventory and shall be deemed to be the first Products bearing the Licensed Mark sold by Licensee to third parties.

        (b) All payments of the Percentage Royalty by Licensee shall be made to Licensor in New York, New York or such other country and city as Licensor shall reasonably designate from time to time; provided, however, that such designation must be in accordance with applicable law. The Percentage Royalty shall be paid in U.S. Dollars. Where sales of Products bearing the Licensed Mark are made in a currency other than U.S. Dollars, the Percentage Royalty and other amounts shall be computed on the basis of the conversion rate used by Licensee in its regular internal accounting mechanisms.

        (c) Licensee shall pay any withholding taxes that any governmental authority may impose with respect to the payment of the Percentage Royalty. The amount of such taxes shall be appropriately deducted from the amount of Percentage Royalty otherwise payable to Licensor. Licensee shall furnish Licensor with a copy of an official receipt promptly after each payment of such taxes. Licensor may request Licensee not to withhold any specified tax; provided, however, that (i) such request is reasonable and (ii) in any such case, Licensor shall indemnify Licensee for all resulting liability attributable to Licensor's request not to withhold.

        (d) The Percentage Royalty payments hereunder shall be accounted for and paid within 45 days following the close of each calendar quarter and, subject to Section 6(a)(ii), shall be computed on the basis of Net Sales during such quarter. The Percentage Royalty payable for each such quarter shall be computed on the basis of Net Sales made for the Contract Year through the end of such quarter with a credit for the Percentage Royalty previously paid for such Contract Year. Licensee shall deliver to Licensor at the time each payment of the Percentage Royalty is due a written statement, indicating by year-to-date, the amount of Net Sales. Such statement shall show the total amount of gross sales of all Products bearing the Licensed Mark shipped during the period covered by such payment, the Percentage Royalty and the amount of discounts and credits to arrive at Net Sales. In the event that Licensee has not made its required payments under this Section 6 within the specified time periods, Licensee shall pay interest on such past due amounts at the 30-day London Interbank Offered Rate plus 5%; provided, however, that the foregoing shall not apply to any amounts withheld by Licensee as a result of a good faith dispute regarding the amount owed to Licensor.

        (e) Licensee shall furnish to Licensor, not later than 60 days following the close of each Contract Year (or portion thereof in the event of prior termination in accordance with this Agreement), a statement containing the information required to be contained in the quarterly statements referred to in Section 6(d), as well as a computation of the Percentage Royalty earned by Licensor. Licensor shall be permitted, for a period of two years after the receipt of each such annual accounting statement, to object to such statement in writing, describing such objections with specificity. If no such written objection is made, the said annual statement shall be binding on both parties. If Licensor timely objects in writing, the dispute shall be resolved in accordance with the provisions of Section 27. This Section 6(e) shall survive the termination or expiration of this Agreement.

        (f) Licensee shall keep records adequate for verification of all statements and payments made to Licensor hereunder. A certified public accountant or other representative of Licensor's selection shall have access upon reasonable notice and at reasonable business hours to those records to the extent necessary to certify the statements and payments. Such accountant or representative shall have the right to audit such records for two years after the Contract Year to which they relate. Licensor shall bear the cost of such audit unless such audit discloses a variance of more than 10% from the amount due, in which event, Licensee shall bear the full cost of such audit. All such books of account, records and documents shall be kept available by Licensee for Licensor's inspection for at least three years after the Contract Year to which they relate. This
Section 6(f) shall survive the termination or expiration of this Agreement.

        (g) Licensee acknowledges that Licensor may have certain existing royalty obligations to third parties relating to the Licensed Mark. Accordingly, Licensee agrees to provide Licensor, upon Licensor's request and within a time-period reasonably requested by Licensor, any and all information required by Licensor in order to calculate such royalty payments (as set forth in Exhibit C, which shall be provided within 60 days following the date hereof). With respect to any third-party royalty obligations on the part of Licensor arising after the date hereof, Licensor agrees to provide promptly after Licensor agrees to such third-party royalty obligations Licensee with written notice of the information Licensor may reasonably require to make any such third-party royalty payments. This Section 6(g) shall survive the termination or expiration of this Agreement.

        (h) If Licensee has either underpaid or overpaid Licensor amounts payable as the Percentage Royalty under this Agreement, in the former case, Licensee shall within 10 days of the discovery of such discrepancy pay to Licensor the amount of such underpayment, and, in the later case, Licensor shall within 10 days of the discovery of such discrepancy pay to Licensee the amount of such overpayment, together, in each case, with interest on the amount of the underpayment or overpayment, as applicable, at a rate equal to the yield-to-maturity of U.S. treasury securities as published in the Wall Street Journal with a maturity that most closely equals the period of time beginning on the date of such underpayment or overpayment, as applicable, and ending on the date such amount is paid to Licensor or Licensee pursuant to this Section 6(h), as applicable.

7.      Social Mission.

        (a) Licensee agrees that the following will apply to its conduct of the Business in the Territory. Products bearing the Licensed Mark shall be developed, introduced, promoted and marketed by Licensee in a manner so as to further the Essential Integrity of the Principal Licensed Mark, as such Essential Integrity of the Principal Licensed Mark is now embodied in the business conducted by Licensor in the United States (and certain countries outside the United States), and as it may evolve hereafter in a manner consistent with its current embodiment. Accordingly, Licensee shall integrate sufficient aspects of Licensor's social mission into its conduct of the Business in the Territory to preserve the Essential Integrity of the Principal Licensed Mark in the Territory as it may evolve, as noted above.

        (b) The parties further agree to establish a committee (the "Values Partnership Committee") composed of (i) senior executives and members of the board of directors of Licensor and (ii) senior executives of Licensee engaged in its U.S. and its international ice cream businesses. Licensor and Licensee shall each from time to time designate an equal number of representatives to the Values Partnership Committee. The Values Partnership Committee shall meet three times a year, or such other number of times a year as the Values Partnership Committee shall determine, at such time and place as may be designated by the Values Partnership Committee. The Values Partnership Committee shall, in addition to any other responsibilities conferred on it by any other provision of this Agreement, (i) find new opportunities to develop and preserve the Essential Integrity of the Principal Licensed Mark, (ii) monitor and oversee the performance by Licensee of its obligations in this Section 7 in its conduct of the Business in the Territory and (iii) monitor and oversee Licensor's provision of assistance to Licensee in an effort to introduce from time to time other applications of Licensor's social mission to Licensee's conduct of the Business in the Territory.

        (c) The parties acknowledge that, to the extent appropriate for particular customs and market conditions, the promotion and marketing of Products bearing the Licensed Mark will need to be adjusted for particular countries in which Licensee will sell Products, but shall not be adjusted in a way that, as a whole in any country, would compromise the Essential Integrity of the Principal Licensed Mark. Accordingly, and without limiting any other provision of this Agreement, Section 2(d) provides Licensor with an approval right with respect to promotional items and Section 8(c) provides Licensor with an approval right before Licensee may launch Products in any country.

        (d) The parties agree that the performance by Licensee of its obligations in this Section 7 is a material and fundamental element of this Agreement and is essential to preserve the Essential Integrity of the Principal Licensed Mark.

        (e) In connection with Licensee's commitment to preserve the Essential Integrity of the Principal Licensed Mark, set forth below in clauses (i) through (vi), as supplemented by clauses (vii) and (viii), are certain elements of Licensor's social mission that Licensee has specifically agreed to implement during the term of this Agreement in its conduct of the Business in the Territory.

               (i) With respect to certain raw materials used in the manufacture of Products bearing the Licensed Mark (e.g., vanilla, coffee and cocoa), Licensee agrees to purchase and use "fair trade" products, to the extent available at commercially reasonable prices, when Licensee commences production at each production facility in the Territory of Products bearing the Licensed Mark. The determination as to whether a product purchased and used by Licensee is a "fair trade" product shall be made by reference to lists certified by The Max Havelaar Foundation, any member of the Fairtrade Labeling Organizations International or any other "fair trade" federation of similar reputable standing selected by Licensor, subject to the reasonable approval of Licensee. As supplies of other "fair trade" raw materials used in the manufacture of Products bearing the Licensed Mark become available for purchase in appropriate quantities and at commercially reasonable prices, Licensee agrees to expand its purchase of "fair trade" products to include such additional raw materials. The obligations contained in this Section 7(e)(i) shall be applied on a country-by-country basis. The parties acknowledge that commercially reasonable prices with respect to "fair trade" products in general may be somewhat higher, but not significantly higher, than the price of non-"fair trade" products.

               (ii) In connection with the development of a plan for Licensee's phased geographic expansion of the Business pursuant to Section 2(c), Licensor and Licensee shall jointly determine in which countries it is commercially feasible for Licensee to franchise or operate scoop shops. Once Licensee has established an economically successful scoop shop in a country, it shall cooperate with Licensor to find an appropriate partner in order to establish Licensee's next scoop shop in such country as a Partner Shop; provided, however, that if Licensee opens several scoop shops in one wave in such country (i.e., it opens several scoop shops contemporaneously in such country), Licensee shall cooperate with Licensor to find a partner to open a Partner Shop in the second wave of scoop shops in such country. After the opening of the first Partner Shop in a country, Licensee shall open up at least one new Partner Shop during each successive Contract Year in such country with the objective of having Partner Shops constitute at least 20% of the scoops shops in such country. "Partner Shop" shall mean a franchised scoop shop that is awarded to a not-for-profit organization that serves as an employment resource, and potentially a source of revenue, for the not-for-profit organization, and that is exempted from payment of the normal up-front franchise fee, and such term shall be modified from time to time to reflect modifications made by Licensor in its practice of franchising scoop shops to not-for-profit organizations in the United States, provided that such modifications are reasonable, in terms of commercial feasibility, for Licensee to adopt in countries outside the United States. It being understood that the parties shall within 12 months of the date hereof negotiate a master franchising agreement.

               (iii) Commencing as of the date hereof, Licensee agrees to explore in good faith, and in cooperation with Licensor, and both parties agree to commit sufficient resources to, the development of a commercially feasible organic line of Products bearing the Licensed Mark for sale in the Territory. Once Licensee has successfully developed an organic line of Products bearing the Licensed Mark to the mutual satisfaction of the parties, Licensee shall make a commercially meaningful introduction within 12 months of such organic Products bearing the Licensed Mark in the Territory.

               (iv) Licensee agrees to use unbleached paper in the packaging for Products bearing the Licensed Mark to the extent available at commercially reasonable prices. To the extent unbleached paper is not so available, Licensee shall use commercially reasonable efforts to encourage suppliers to make unbleached paper available at commercially reasonable prices. The parties acknowledge that commercially reasonable prices with respect to unbleached paper in general may be somewhat higher, but not significantly higher, than the prices of bleached paper. Licensee agrees to continue the efforts of Licensor to make packaging for Products bearing the Licensed Mark in the Territory more environmentally friendly. The foregoing obligation shall be applied on a country-by-country basis.

               (v) By the end of the first year of production at any production facility in the Territory operated by Licensees (or its permitted co-packers or manufacturing sublicensee), Licensee agrees, if commercially feasible, to purchase a portion of the raw materials or other ingredients used by it in Products bearing the Licensed Mark in such production facility produced from suppliers owned by persons which constitute not-for-profit entities (understanding that commercial feasibility may require some managerial and other assistance, including financial assistance, from Licensee to establish such supplier as a reasonably suitable vendor to Licensee). It is understood by the parties that use by Licensor of Greyston Bakery as a supplier in the United States is an illustration of such practice. While the foregoing is primarily an obligation of Licensee, Licensor shall work together with Licensee to identify qualified suppliers under this clause (v). Licensee shall increase, to the extent that it is commercially feasible, the amount of raw materials or other ingredients purchased by Licensee (or its permitted co-packers or manufacturing sublicensees) for use in Products bearing the Licensed Mark from such suppliers each year. The parties acknowledge (A) that in determining commercially feasibility with respect to increasing the amount of raw materials and other ingredients purchased pursuant to this
Section 7(e)(v), Licensee may consider its dependence on each such supplier as well as the ability of each such supplier to provide the raw materials and other ingredients on a dependable basis and (B) that the prices of raw materials or other ingredients from such suppliers may be somewhat higher, but not significantly higher, than the prices from suppliers not owned by not-for-profit entities. The foregoing obligation shall be applied on a country-by-country basis.

               (vi) By the end of the first year of production of Products bearing the Licensed Mark at any production facility in the Territory operated by Licensee (or its permitted co-packers or manufacturing sublicensees), Licensee agrees, if commercially feasible, to purchase a portion of the raw materials or other ingredients used by it in Products bearing the Licensed Mark produced in such production facility from suppliers owned by persons which constitute economically disadvantaged groups (understanding that commercial feasibility may require some managerial and other assistance, including financial assistance, from Licensee to establish such supplier reasonably satisfactory to Licensee). While the foregoing is primarily an obligation of Licensee, Licensor shall work together with Licensee to identify qualified suppliers under this clause (vi). Licensee shall increase, to the extent commercially feasible, the amount of raw materials or other ingredients purchased by Licensee (or its permitted co-packers or manufacturing sublicensees) for use in Products bearing Licensed Mark from such suppliers each year. The parties acknowledge (A) that in determining commercial feasibility with respect to increasing the amount of raw materials and other ingredients purchased pursuant to this Section 7(e)(vi), Licensee may consider its dependence on each such supplier as well as the ability of each such supplier to provide the raw materials and other ingredients on a dependable basis and (B) that the prices of raw materials or other ingredients from such suppliers may be somewhat higher, but not significantly higher, than the prices from suppliers not owned by economically disadvantaged groups. The foregoing obligation shall be applied on a country-by-country basis.

               (vii) Licensee shall provide Licensor within 45 days following the close of each calendar quarter (and 60 days following the close of each calendar year) with a report detailing Licensee's performance of its obligations under this Section 7 in its conduct of the Business in the Territory. In the case of quarterly reports, such reports shall be summary reports and, if applicable, comply substantially with the level of detail provided in and the form of analogous quarterly reports produced by Licensor as of the date hereof. In the case of annual reports, such reports shall be formatted in substantially the same form as the "Social Performance Reports" as it appears in Licensor's 1998 Annual Report.

               (viii) Ben Cohen and Jerry Greenfield, individually, shall have the right (but not the obligation) to participate, in a manner mutually satisfactory to Licensor and Licensee (including by way of public appearances), in Licensee's roll-out of Products bearing the Licensed Mark in each country in the Territory. It is understood that, wherever this Agreement calls for Licensor to provide consultation, services, promotional activities or assistance, such requirement does not include consultation, services or assistance from Ben Cohen or Jerry Greenfield, except at the option of each of them. To the extent they are not as designees of Licensor on any committee, they shall be entitled to such compensation/reimbursement as shall be agreed between Licensor and Licensee.

               (ix) (A) If Licensor notifies Licensee in writing with reasonable specificity that Licensee has materially breached any of its obligations under Sections 7(e)(i) through (e)(vi) with respect to a country (a "Social Mission Default"), Licensee shall endeavor to Cure the Social Mission Default. Subject to Section 7(e)(ix)(C), if after 90 days from the date of receipt of such notice Licensee has not Cured the Social Mission Default, the Percentage Royalty with respect to the Region which includes the country in which such Social Mission Default occurred shall be increased to 8% as provided in Section 7(e)(ix)(C).

               (B) Subject to Section 7(e)(ix)(C), in the event that a breach of this Section 7 constitutes a Material Default (a "Social Mission Material Default" and, together with a Social Mission Default, a "Section 7 Default"), Licensee shall have one year after receipt by Licensee of written notice from Licensor specifying the breach in reasonable detail to Cure such Social Mission Material Default, and the Percentage Royalty shall be increased to 8% and such increased rate shall continue to be in effect for so long as such Social Mission Material Default is continuing and is not Cured.

               (C) Upon receipt of a notice pursuant to this Section 7(e)(ix), Licensee may within 20 days refer the determination of a Section 7 Default to an arbitrator in accordance with Section 27(b) of this Agreement. In the event that arbitrator determines that the Section 7 Default is the result of Licensee's actions, or inaction, the Percentage Royalty shall be increased to 8% effective as of the date of the Section 7 Default and such increased rate shall continue to be in effect for so long as such Section 7 Default is continuing and is not Cured. If the arbitrator determines that the Section 7 Default is not the result of Licensee's actions, or inaction, no Section 7 Default shall be deemed to have occurred.

8.      Launch.

        (a) Licensor acknowledges that the preparation to commence sales of Products bearing the Principal Licensed Mark in any country where Licensor is not currently manufacturing, marketing, distributing or selling such Products is a time-consuming process. Accordingly, Licensee agrees to use commercially reasonable efforts to commence sales of Products bearing the Principal Licensed Mark in the Territory in conformity with the schedule to be agreed upon by the Committee on Joint Planning.

        (b) Licensor agrees to provide Licensee with a reasonable level of technical and other assistance to enable Licensee to commence sales of Products bearing the Principal Licensed Mark in any country in the Territory as may be determined by the parties in accordance with Section 5(c).

        (c) Licensor shall have the right to assist in the development of and monitor the progress and implementation of Licensee's plans to commence sales of Products bearing the Principal Licensed Mark in any country, and Licensee shall seek Licensor's approval, which approval shall not be unreasonably withheld or delayed (so long as Licensor cannot grant another license with respect to a particular country in accordance with Section 2 or Section 18 or Licensee is not in Social Mission Material Default, which Social Mission Material Default is not Cured within 60 days following receipt of written notice from Licensor that complies with the requirements of Section 18(a) in which event such approval may be withheld in Licensor's sole discretion), prior to launching in any country in the Territory. For purposes of the foregoing, Licensor reasonably may withhold its approval under this Section 8(c) of Licensee's launch in any country deemed by both Amnesty International and Freedom House to be engaged in significant human rights abuses at such time.

9.      Status of License in Certain Countries.

        (a) UK. Licensee or one of its Affiliates agree to acquire, and Licensor agrees to sell, at net book value (without assigning any value to goodwill or transferable tax losses, if any) Licensor's assets and related trade liabilities incurred in the ordinary course of business related to the conduct of the Business in the United Kingdom pursuant to an asset purchase agreement to be mutually agreed upon by the parties hereto. Thereafter, Licensor shall supply Products to Licensee for Licensee's conduct of the Business in the United Kingdom in accordance with Section 5(d).

        (b) France. Licensee or one of its Affiliates agrees to acquire, and Licensor agrees to sell, at net book value (without assigning any value to goodwill or transferable tax losses, if any) Licensor's assets and related trade liabilities incurred in the ordinary course of business related to the conduct of the Business in the France pursuant to an asset purchase agreement to be mutually agreed upon by the parties hereto. Thereafter, Licensor shall supply Products to Licensee for Licensee's conduct of the Business in the France in accordance with Section 5(d).

        (c) Benelux. Licensor shall, at Licensee's request, assign to Licensee all Licensor's rights under any and all licenses with respect to the Netherlands, Luxembourg and Belgium.

        (d) Israel. Licensor shall use commercially reasonable efforts to obtain (at Licensor's expense) for Licensee the right to conduct all facets of the Business in Israel.

        (e) Canada. The parties acknowledge that Licensor has granted previously a license for Canada to a third party and that Licensee will not be able to conduct the Business in Canada on an exclusive basis until such license expires or is terminated.

10.     Representations and Warranties.

        (a) Licensor represents and warrants that it has full right, power and authority to enter into this Agreement and to grant the rights, licenses and privileges hereby granted by Licensor to Licensee in Section 2, including acting as licensee of any Licensed Mark listed in Schedule 10, and that no consent of any third party is required or that Licensor has obtained all consents which may be required to permit Licensor to execute this Agreement and to perform its obligations hereunder, or to permit Licensee to exercise fully the rights granted hereunder. Licensor further represents and warrants that (i) it is the owner, or licensee, of all right, title and interest in and to the Licensed Mark and the Licensed Technology for use in connection with Products and (ii) it, or owners of trademarks licensed to Licensee, have in the Territory obtained registrations for the Licensed Mark that are valid, subsisting and in full force and effect in the jurisdictions, as listed in Schedule 10; and it, or owners of trademarks licensed to Licensees, are owners of and have filed trademark applications for the Licensed Mark in the jurisdictions, as listed in Schedule 10. Licensor further represents and warrants that the Principal Licensed Mark is in use or that Licensor otherwise has valid rights in the Licensed Mark in the jurisdictions listed in Schedule 10 (the "Existing Countries"), and together with the other intellectual property owned by or licensed to Licensee, constitutes all of the intellectual property necessary to conduct the Business in the Existing Countries. Licensor represents, to the best of its knowledge, that Licensee's use of the Principal Licensed Mark and Material Licensed Technology in the Existing Countries will not infringe on or interfere with the rights of third parties. With respect to the jurisdictions which are not identified as the Existing Countries in Schedule 10, Licensor represents and warrants that it has made no inquiry but it has no actual knowledge or basis to believe Licensee's use of the Licensed Mark will infringe on or interfere with the rights of third parties. Except as listed in Schedule 10, Licensor is not aware of any infringements of the Licensed Mark or Licensed Technology, and Licensor has no knowledge of any pending conflicts.

        (b) Licensee represents and warrants that it has full power, right and authority to enter into this Agreement and to perform all its obligations hereunder.

        (c) Licensor further represents and warrants that it has not, and covenants that it shall not, except as permitted by this Agreement, (i) grant to any person, any right to use the Licensed Mark in the Territory for any Products or retail store services related to Products, nor shall the Licensed Mark be so used by Licensor, or (ii) design, develop, manufacture, market, distribute or sell any Products in the Territory or assist anyone else to become so engaged.

        (d) Licensor shall cause members of Licensor's or its Affiliates' management team to be available to Licensee and its sublicensees at mutually agreeable times and places for the purpose of consultation and promotional activity.

        (e) All representations and warranties contained in this Section 10 are qualified by reference to Schedule 10.

11.     Ownership of Trademarks.

        (a) Licensee acknowledges that Licensor (or its third-party Licensor), and not Licensee, is the owner of all right, title and interest in and to the Licensed Mark in the Territory under this Agreement and is also the owner of the good will attached, or which shall become attached, to the Licensed Mark. Licensee shall not, at any time, do any act or thing which will materially impair the rights of Licensor (or its third-party licensor) in and to the Licensed Mark or any registrations thereof or which will materially depreciate the value of the Licensed Mark.

        (b) Licensee shall cause to appear on all Products and on all materials on or in connection with which the Licensed Mark is used, such legends, markings and notices as may reasonably be necessary in order to give appropriate notice of any trademark, trade name or other rights therein or pertaining thereto, as instructed by Licensor, and Licensor shall hold Licensee harmless in any action arising from such legend, markings or notices.

12.     Registration of Trademarks.

        (a) Licensor shall file an application to register, or, if applicable, shall, where appropriate under the relevant third-party license, request that the relevant third-party licensor file an application to register and maintain, at its own cost but subject to Section 12(c), the Licensed Mark covering Products in the countries of Licensor's choice or in such other countries as Licensee may reasonably request. Upon receipt of Licensee's request, Licensor shall file and prosecute, or, if applicable, where appropriate under the relevant third-party license request that the relevant third-party licensor file and prosecute, one or more applications for registration of the Licensed Mark in the name of Licensor or such other name as Licensor, or, where appropriate under the relevant third-party license, in the name of its third-party licensor, if applicable, may determine, and Licensor shall maintain, or, if applicable, where appropriate under the relevant third-party license shall request that the relevant third-party licensor maintain, such registrations for the term of this Agreement. In a case where, due to local regulations and, in particular, restrictions regarding sublicenses or "registered users" status, the registration may not be owned by Licensor, the registration shall be completed in the name of Licensee or one of its Affiliates. Licensee expressly agrees that, in the case of registration in the name of Licensee or its Affiliate for the aforementioned reason, Licensee shall thereby not acquire proprietary rights in respect to the Licensed Mark. Upon termination of this Agreement, Licensee shall be deemed automatically to have assigned, transferred and conveyed to Licensor for itself, and, if appropriate, for relevant third-party licensors of Licensor, any and all trademarks, rights, equities, good will and all other rights associated therewith which may have been obtained by Licensee or which may have vested in Licensee as a result of Licensee's actions under this Agreement, and Licensee shall execute, and hereby irrevocably appoints Licensor its attorney-in-fact to execute, if Licensee refuses to do so, any instruments requested by Licensor, or, if applicable, by the relevant third-party licensor, to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without consideration other than the mutual covenants and consideration of this Agreement.

        (b) Licensee shall cooperate with Licensor, or its third-party licensor, as applicable, reasonably and in good faith in connection with the filing and prosecution by Licensor, or the relevant third-party licensor, as applicable, of any such applications, and the maintenance and renewal of any registration for the Licensed Mark, and will supply Licensor, or the relevant third-party licensor, as applicable, with such samples of products, packaging and marketing materials bearing the Licensed Mark and such evidence of other uses of the Licensed Mark, as may reasonably be requested by Licensor or its relevant third-party licensor, as applicable, in connection with trademark and service mark applications or registrations. Licensee shall provide Licensor with 60 days' prior written notice of its plans to begin conducting the Business in any country in the Territory where no previous registration or application for registration of the Licensed Mark has been obtained. Licensee shall execute all documents which Licensor, or the relevant third-party licensor, as applicable, may reasonably request in order to obtain or maintain a registration or to establish or to maintain Licensor's or the relevant third-party licensor's, as applicable, ownership of or rights in and to the Licensed Mark. The first sentence of this Section 12(b) with respect to the cooperation of Licensee shall survive the termination or expiration of this Agreement.

        (c) Licensee shall reimburse Licensor for all filing, registration and renewal fees, including reasonable attorneys' fees, for registrations and renewals requested by Licensee of the Licensed Mark other than the Principal Licensed Mark.

13.     New Intellectual Property.

        (a) In the event that Licensor or its Affiliates should adopt additional or new trademarks or trade names directly in its own name, or indirectly through other business interests including, without limitation, by license from a third party, in connection with Products having Super Premium Status, Licensor shall promptly so notify Licensee, and Licensor shall attempt, at Licensee's request, to extend such License and, regardless of Licensor's success in such attempt, Licensor shall inform Licensee of the results thereof so as to grant Licensee (on the same basis that the trademarks or trade names are granted under Section 2 and subject to any limitations on Licensor's rights to such additional trademarks or trade names) the right in the Territory to those names in connection with such Products and such additional names shall be included under the definition of "Licensed Mark" in Section 1, and if Licensee elects, at its sole option, such additional names may be used by Licensee and its permitted sublicensees pursuant to the terms of this Agreement, subject to the payment of the Percentage Royalty as provided for in Section 6. Licensee shall bear the cost of any such extension.

        (b) Licensee shall grant to Licensor a license as provided in
Section 2(g).

14.     Infringement.

        (a) Each of Licensee and Licensor shall promptly notify the other party in writing of any use by any third party of a trade name or trademark which might amount to infringement of the Licensed Mark that come to its attention.

        (b) Licensor may, in its sole discretion, take proceedings in relation to any alleged infringement of any Licensed Mark. Each party shall render all reasonable assistance to the other in connection with any such proceeding.

        (c) In the event that Licensee reasonably considers that any infringement or alleged infringement of the Licensed Mark in the Territory is causing detriment to its business and Licensor declines after reasonable notice to promptly take proceedings in relation thereto, Licensee may file actions, proceedings or suits against any third party in respect of such infringement or alleged infringement in the Territory after first giving Licensor reasonable notice of its intention to do so. Licensor shall, at Licensee's request, render all reasonable assistance to Licensee in connection therewith, and take such action as may be necessary to enable Licensee to pursue the proceedings, including, if necessary, the grant of an appropriate power of attorney with full power of substitution or consenting to join in any such action as a party plaintiff.

        (d) Neither party shall enter into any settlement or consent to any judgment with respect to an infringement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. The party initiating such infringement action and prosecution shall bear all expenses incurred and shall receive all the proceeds (if any) recovered in connection with such action, after reimbursement of all out- of-pocket expenses of each party. If such expenses (including attorneys' fees) exceed the amount of the proceeds recovered in connection with such action, then such reimbursement shall be made pro rata (based on the out-of-pocket expenses of each party).

        (e) If either Licensee or Licensor becomes aware of any claim by any third party that the use of any of the Licensed Mark in connection with the sale of Products hereunder infringes the right of any third party, it shall promptly notify the other party in writing. The provisions of Sections 14(b), (c) and (d) shall apply to the conduct of the defense of such claim in the same manner as to an infringement; provided, however, that each party may, pending the other party's decision to defend such a claim, act in a manner not prejudicial to the other party's interest in preserving the validity of ownership of the Licensed Mark, to protect its individual position.

        (f) Licensor and Licensee shall, before taking any action pursuant to Section 14(b), (c) or (e), consult each other as to the appropriate steps in proceedings and by which party these should be taken; provided, however, that this is without prejudice to the rights of the parties under
Section 14(b), (c) or (d).

        (g) If any infringement action involving the Licensed Mark or the Licensed Technology is in existence on the date of the termination or expiration of this Agreement, each party shall render all reasonable assistance required to be given pursuant to this Section 14 to the other party in connection therewith. This Section 14(g) shall survive the termination or expiration of this Agreement.

15.     Indemnification.

        (a) Licensee shall defend, indemnify and hold harmless Licensor and its respective officers, directors and employees (collectively, the "Licensor's Group") from and against any and all claims, losses, damages, liabilities, obligations, costs and expenses, including reasonable attorneys' fees (collectively, "Losses"), arising out of or resulting from the conduct of the Business by Licensee, its Affiliates, agents, representatives, contractors, co-packers, sublicensees or distributors, or arising out of or resulting from a breach by Licensee of any provision of this Agreement except in each case to the extent (but only to the extent) arising out of or resulting from (A) Licensor's, or any member of the Licensor Group's, negligence or breach of any provision of this Agreement, or (B) infringement of trademark, trade dress, copyright and other intellectual property rights relating to the Licensed Mark.

        (b) Licensor shall defend, indemnify and hold harmless Licensee from and against any and all Losses arising out of or resulting from breach by Licensor or any member of the Licensor's Group of any provision of this Agreement or arising out of or resulting from any infringement of trademark, trade dress, copyright and other intellectual property rights relating to the Licensed Mark or Licensed Technology, except in each case to the extent (but only to the extent) arising out of or resulting from Licensee's negligence or breach of any provision of this Agreement.

        (c) If any party (the "indemnified party") receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnification may be sought pursuant to this Section 15 (a "third party claim") and such indemnified party intends to seek indemnity pursuant to this Section 15, such indemnified party shall promptly provide the other party (the "indemnifying party") with notice of such third party claim, provided that no failure to do so will limit rights hereunder except to the extent the indemnifying party is prejudiced thereby. Except in the case of claims seeking equitable relief from the indemnified party, the indemnifying party shall be entitled to assume the defense, appeal or settlement of such third party claim with counsel selected by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld or delayed. The indemnified party shall fully cooperate with the indemnifying party in connection therewith. In the event that the indemnifying party fails to assume the defense, appeal or settlement of any third party claim within twenty (20) days after receipt of notice thereof from the indemnified party, such indemnified party shall have the right to undertake the defense, appeal or settlement of such third party claim at the expense and for the account of the indemnifying party. The indemnifying party shall not settle any third party claim the defense, appeal or settlement of which is controlled by it without the indemnified party's prior written consent, unless the terms of such settlement or compromise release such indemnified party from any and all liability or obligation with respect to such third party claim. The provisions of this Section shall survive expiration or termination of this Agreement.

16.     Sales by Licensor's Customers.

        Licensor agrees during the term of this Agreement to refrain, and to cause its Affiliates to refrain, from engaging in any distribution and/or sales of Licensor's Products having Super Premium Status to any person that the Licensor knows or has reason to know is engaged in, or intends to engage in, any manufacture, distribution and/or sale of such Products having Super Premium Status in the Territory. In the event that Licensor learns that it is selling to any person that is so engaged, or intends to so engage, Licensor shall immediately notify Licensee and shall use commercially reasonable efforts, subject to compliance with applicable law, to prevent such resales from continuing. The parties acknowledge that Licensor may continue to have its Products having Super Premium Status distributed and sold to U.S. military post exchanges in the United States (which may export to the Territory in some cases to some degree) but shall not distribute or sell directly to U.S. military post exchanges in the Territory.

17.     Confidentiality.

        Licensor and Licensee agree that all information which is communicated from time to time by each party to the other pursuant to this Agreement (both at the commencement of this Agreement and thereafter and whether oral, electronic or written of any kind or nature), which are confidential and proprietary to the person disclosing the same shall be deemed secret and confidential ("Confidential Information"). Licensor and Licensee agree that the Confidential Information received by them from the other will be maintained in confidence and that the same will not be disclosed to or used by any person, firm, or undertaking except their own agents and employees or any permitted sublicensees, subcontractors or distributors hereunder who need to know and/or use such Confidential Information for the purposes of this Agreement. If either party is required by law to disclose any Confidential Information it has received, it will promptly inform the other party and will cooperate with the other party, at the other party's expense, in seeking to maintain the confidentiality of such Confidential Information. The provisions of this Section shall survive expiration or termination of this Agreement.

18.     Right to Terminate.

        (a)    Default

               (i) Licensor and Licensee may, by giving written notice to the other, terminate this Agreement and its obligations hereunder in the event of a Material Default (other than a Social Mission Material Default) by the other party that is not Cured within 60 days following receipt of written notice from the non-defaulting party. In the case of a Social Mission Material Default, Licensor may terminate this Agreement and its obligations hereunder if such Social Mission Material Default is not Cured within one year after the date of receipt of written notice from Licensor by Licensee. Such written notice shall specifically describe the default. Such termination will not be deemed a waiver of any damages or loss suffered by the non-defaulting party as a result of the other's default, and the non-defaulting party may bring the damage issue to arbitration for settlement in accordance with the provisions of Section 27.

               (ii) "Material Default" shall mean a material breach of (A) a covenant that relates to the payment by Licensee of money, (B) directly and substantially affects the Essential Integrity of the Principal Licensed Mark or (C) any of the first sentence of Section 2(c) or Section 2(h)(ii), 4(a), 8(a) or 21(a).

               (iii) "Cure" shall mean (A) in the case of a Social Mission Material Default or Material Default resulting from an action by a party hereto, such party ceasing to engage in such action, and (B) in the case of a Social Mission Material Default or Material Default resulting from an omission by a party hereto, such party taking such action as required under this Agreement.

        (b)    Bankruptcy

               (i) In the event that either Licensor or either Licensee files a petition in bankruptcy, is adjudicated as bankrupt, goes into liquidation, becomes insolvent, or makes an arrangement or assignment for the benefit of its creditors, or any arrangement pursuant to bankruptcy law, or if a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets, then the other party to this Agreement who is not the subject of such bankruptcy, receivership, liquidation, insolvency or creditor arrangement, shall have the right to immediately terminate this Agreement by written notice.

               (ii) No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of the bankrupt party's assets or business, shall have any rights to continue this Agreement or to exploit or in any way use the Licensed Mark pursuant hereto if this Agreement is terminated by Licensor or Licensee, as the case may be, pursuant to this
Section 18(b).

               (iii) Notwithstanding the provisions of this Section 18(b), in the event that it is determined by any court or bankruptcy trustee that this Agreement may be assumed or assigned in connection with a case commenced by or against either party under the Title 11 of the United States, as amended (the "Bankruptcy Code"), Licensor and Licensee hereby acknowledge that "adequate assurance" of future performance under this Agreement (within the meaning of the Bankruptcy Code) shall include, inter alia adequate assurance: (A) that any and all amounts due from Licensee to Licensor under or pursuant to this Agreement shall be duly and timely paid and all breaches cured; (B) that the assumption or assignment of this Agreement will not result in the breach by either party or its Affiliates of any provision in any other license, contract or agreement relating to the Licensed Mark or otherwise; (C) that any person or entity that assumes this Agreement or to which this Agreement is assigned shall fully and faithfully assume, observe and comply with all the covenants, requirements and restrictions provided for under this Agreement and that termination rights for breach of this Agreement shall continue to apply without change; and (D) that the value of the Licensed Mark to Licensor shall not be reasonably likely to diminish by reason of the assumption or assignment of this Agreement. Any person or entity to which this Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Agreement on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Licensor or Licensee, as the case may be, an instrument confirming such assumption.

        (c)    Change of Control

               (i) Upon a Change of Control of Licensor, Licensee's obligations to obtain the approval of Licensor or the Committee on Joint Planning, as applicable, under certain provisions of this Agreement, including, without limitation, Sections 2(b), 4(b), 4(d) and 8(c), shall be deemed to be an obligation to keep Licensor or the Committee on Joint Planning, as applicable, informed as to its activities, plans and uses of the Licensed Mark prior to commencing such activities, plans or uses; provided, however, that Licensor shall retain the rights under the last sentence of Section 8(c). The parties acknowledge that following such a Change of Control Licensor shall no longer have the right to approve or disapprove Licensee's actions but shall have an obligation to keep Licensor informed as to its activities, plans and uses of the Licensed Mark prior to commencing such activities, plans or uses pursuant to the aforementioned sections.

               (ii) A "Change of Control" of a party hereto means the earlier to occur of (A) the acquisition by any Person or group of Persons acting in concert of beneficial ownership of such party's securities, or any other transaction with respect to beneficial ownership of such party or such party's securities, that involves or results in either (x) the acquisition of beneficial ownership of securities representing 20% or more of the voting power of such party's outstanding equity securities or (y) the merger or consolidation of such party with any Person in which the shareholders of such party would not, immediately after such merger or consolidation, own securities representing at least 20% of the voting power of the Person issuing the cash or securities in such merger or consolidation, and (B) the sale of all or substantially all of the assets of such party to one or more Persons; provided, however, that a Change of Control shall not be deemed to occur in the case of clause (A) or (B) above if (x) a named founder of Licensor is the resulting controlling Person or a member of the resulting controlling group of Persons and (y) all other members of such group of Persons, if any, are charitable organizations. "Beneficial ownership" of securities shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement, except that any agreement not to transfer securities and any agreement to vote or not vote in a particular manner shall be deemed to convey "beneficial ownership" of the securities subject thereto.

               (d) Regional Default. Without limiting the right of the parties to terminate this Agreement pursuant to Section 18(a), Licensor or Licensee may, by giving written notice to the other, terminate this Agreement and its obligations hereunder with respect to a Region in the Territory in the event of a Material Default or a Social Mission Material Default by the other party with respect to such defaulting party's obligations hereunder in such Region that is not Cured within 60 days, in the case of a Material Default, or one year, in the case of a Social Mission Material Default, as applicable, following receipt of written notice from the non-defaulting party. Such written notice shall specifically describe the default in such Region. Such a termination shall not be deemed a waiver of any damages or loss suffered by the non-defaulting party as a result of the other's default, and the non-defaulting party may bring the damages issue to arbitration for settlement in accordance with the provisions of Section 27(b).

               (e) Termination of the Merger Agreement. This Agreement shall terminate upon the termination by Licensor of the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 11, 2000, among Conopco, Inc. ("Conopco"), Vermont All Natural Expansion Company ("Sub") and Licensor as a result of a material breach of the Merger Agreement by Conopco or Sub.

19.     Rights upon Termination.

        (a) Except to the extent provided in Sections 19(b) and 19(c), upon expiration or termination of this Agreement for any reason, neither Licensee nor its Affiliates, receivers, representatives, agents, successors or assigns shall have any rights to exploit or in any way use the Licensed Mark and the Licensed Technology and shall forthwith discontinue all use of the Licensed Mark and Licensed Technology in whole or, in the event of a termination in part, in connection with such products, services or territories as to which such termination pertains. In addition, Licensee shall not thereafter, except as permitted in Section 19(b) or 19(c), use the Licensed Technology or the Licensed Mark or any variation or simulation thereof, or any mark which is or may be confusingly similar thereto, and hereby irrevocably release and disclaim any right or interest in or to the Licensed Mark and the Licensed Technology in whole or, in the event of a termination in part, in connection with such products, services, or territories as to whether such termination pertains.

        (b) Upon any termination of this Agreement by Licensee pursuant to
Section 18, as to any plant in which Licensee or its permitted sublicensees manufacture Products under the Licensed Mark, Licensor may, purchase all, but not less than all, the inventories (including finished goods to Products bearing the Licensed Mark (the "Inventories")), of Licensee or its permitted sublicensees, as applicable, at such plant that are saleable and in good condition; provided, however, that, if Licensor purchases the Inventories of any plant, it shall purchase all the Inventories of all plants in same country as such initial plant; provided, further, that if Licensor purchases the Inventories at such plant, it shall have the right but not the obligation to purchase all, but not less than all, of the inventories of raw materials and packaging exclusive to Products bearing the Licensed Mark ("Process Inventories") of Licensee or its permitted sublicensees, as applicable, at all plants in the same country that are saleable and in good condition. To consummate such a purchase, Licensor shall tender to Licensee within 30 days following the effective date of termination, a sum equal to the cost to Licensee of such Inventories (together with a sum equal to Licensee's cost of Process Inventories, if purchased). In such event, Licensee shall take commercially reasonable steps to discontinue or cancel all marketing which references the Licensed Marks as soon as possible. No amounts shall be paid or payable as the Percentage Royalty with respect to such Inventories sold to Licensor.

        (c) To the extent that Licensor does not purchase all the Inventories and Process Inventories of Licensee and pursuant to Section 19(b), Licensee shall have the right, on a non-exclusive basis, to continue to sell, market and promote Products bearing the Licensed Mark for a six-month period following the effective termination date, or for such shorter period as is necessary to dispose of all remaining Inventories and Process Inventories. During any such period, Licensee shall pay the Percentage Royalty pursuant to Section 6. Licensee's rights under this
Section 19(c) shall be subject to Licensee's continuing to manufacture, market, distribute and sell the Inventories in a manner consistent with good business practice, Products bearing the Licensed Mark having Super Premium Status, with all appropriate long-term, brand-building philosophy, and in accordance with the provisions of this Agreement, including Section 7.

        (d) In the event that Licensee or any of its permitted sublicensees have utilized any Licensed Mark in the name of a business unit or division thereof, the name of such business unit or division shall be changed upon any termination or expiration of this Agreement so that the Licensed Mark shall no longer form part of the business unit or division name; provided, however, that if Licensee continues to conduct the Business in the Territory pursuant to Section 19(c), the Licensed Mark shall no longer form part of the business unit or division name, as applicable, at the expiration of the six-month period provided for in Section 19(c).

        (e) Upon termination or expiration of this Agreement, Licensee shall, within 30 days of such termination or expiration (or such longer period as may be necessary to permit Licensee to exercise its applicable rights under Section 19(c)), return in accordance with Licensor's reasonable instructions all Licensed Technology provided to Licensee pursuant to this Agreement.

20.     Notices.

        All notices, request, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If received by Licensee, to:

               Unilever PLC
               Unilever House
               Blackfriars, London, EC4P 4BQ
               Attention:  Mr. Stephen J. Williams,
                               Joint Secretary
               Facsimile:  011-44-207-822-6108

               with a copy to:

               Unilever United States
               390 Park Avenue, 21st Floor
               New York, NY 10022
               Facsimile:  (212) 688-3411
               Attention:  Ronald M. Soiefer, Esq.

        If received by Licensor, to:

               Ben & Jerry's Homemade, Inc.
               30 Community Drive
               South Burlington, VT 05403
               Facsimile:  (802) 846-1558
               Attention:  Chief Executive Officer

        with a copy to:

               Ropes & Gray
               One International Place
               Boston, MA 02110
               Facsimile:  (617) 951-7050
               Attention:  Howard K. Fuguet, Esq.

21.     Non-Assignability.

        (a) This Agreement and the rights and obligations hereunder may not be sold, transferred, assigned, pledged, mortgaged or otherwise disposed of by the parties hereto except as is specifically herein provided or as may be expressly consented to in writing; provided, however, that this Agreement and the rights and obligations hereunder may be assigned in connection with a merger or sale of all or substantially all the assets of Ben & Jerry's Homemade Holdings, Inc. or Ben & Jerry's Homemade, Inc. or a merger or sale of all or substantially all the assets of Licensee; provided, further, that the Licensor's right to receive monies hereunder may be pledged or mortgaged. It is expressly provided that Licensee may assign or sublicense any or all its rights and obligations under this Agreement (i) without Licensor's consent, to any Affiliate so long as it remains an Affiliate; provided, however, that such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement and Licensee agrees to cause any and all such Affiliates to comply with such terms and conditions or (ii) with Licensor's consent, which consent may be withheld in Licensor's sole discretion, to any third party, including, without limitation, co-packers and manufacturing sublicensees. Any attempted assignment or sublicense in violation hereof, whether voluntary or by operation of law, directly or indirectly, shall be void and of no force and effect.

        (b) It is understood that any person who is a distributor of Licensee (i.e., purchases and resells but does not manufacture Products bearing the Licensed Mark or have such Products manufactured) whether or not an Affiliate of Licensee, is not a sublicensee for such purchase and resale and does not require a sublicense hereunder in order to be able to sell Products under the Licensed Mark.

22.     Material Licensed Technology.

        (a) Prior to or promptly after the provision of the Licensed Technology by Licensor to Licensee pursuant to Section 5(a), the parties shall reasonably agree to a written schedule of items of Licensed Technology ("Schedule 22"), which may by mutual agreement be supplemented from time to time, that they deem to be essential to the manufacture of Licensor's Products ("Material Licensed Technology"). Licensee shall within 90 days after the parties agree Schedule 22 provide Licensor with notice of the Material Licensed Technology that Licensee has independently developed or had knowledge of prior to the provision of the Licensed Technology by Licensor. To the extent that Licensee does not provide such notice, Licensee shall be deemed not to have independently developed or had knowledge of such Material Licensed Technology prior to the expiration of such 90-day period; provided, however, that if a failure by Licensee to provide notice that such Material Licensed Technology was independently developed or known by Licensee is the result of a good-faith mistake, and Licensee provides such notice prior to the time that such Material Licensed Technology is commercially applied by Licensee, then such notice shall be deemed to have been given by Licensor during such 90-day period.

        (b) Subject to Section 2(h)(ii), after the expiration or termination of this Agreement, Licensee shall be permitted to use the Licensed Technology to the extent necessary to enable Licensee to use enhancements to the Licensed Technology developed by Licensee.

        (c) In the event of a dispute as to whether Licensee had knowledge of or independently developed such Material Licensed Technology, the burden of proof shall be on Licensee with respect to this Section 22.

23.     No Agency or Joint Venture.

        Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent or employee of the other, and neither party shall have any power to obligate or bind the other in any manner whatsoever.

24.     Force Majeure.

        If any event beyond the reasonable control of either party, including, without limitation, an act of God, war or war condition, civil disorder, government regulation or embargo, should impede the performance by a party of all or part of its obligations under this Agreement, such nonperformance shall be excused during and for a reasonable period after the continuance of such event.

25.     Governing Law.

        This Agreement shall be considered as having been entered into in the State of New York and this Agreement, and any disputes or actions relating thereto (whether in contract, tort or otherwise), shall be governed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York, without regard to conflicts of law. However, any and all disputes, controversies and claims pertaining to Licensor's ownership of or the validity of any patent or application therefor or the Licensed Mark or any registration thereof or any application for registration thereof shall be construed and interpreted in accordance with the federal patent or trademark laws, as applicable, and related laws, statutes, rules and regulations of the United States unless there are no federal laws, statutes, rules or regulations dispositive of such disputes, controversies and claims, in which case any and all disputes, controversies and claims shall be construed and interpreted in accordance with the laws of the State of New York.

26.     No Waiver; Consent.

        (a) The failure by any party hereto to enforce, at any period of time, one or more of the terms and conditions of this Agreement shall not constitute a waiver of such terms or conditions, or of the party's right thereafter to enforce each and every term and condition of this Agreement. Neither tender of payment by Licensee nor acceptance of payment by Licensor shall be deemed a waiver of any violation of or default in any of the provisions of this Agreement. No waiver shall be effective unless in writing and signed by the party intended to be bound thereby.

        (b) Whenever this Agreement requires the consent or approval of Licensor or Licensee, such consent or approval shall be deemed to have been given upon the expiration of 14 days from the date the written request for such consent or approval has actually been received by Licensor or Licensee, as the case may be, unless Licensor or Licensee, as the case may be, delivers notice of disapproval or non-consent to Licensee or Licensor, as the case may be, within said 14-day period.

27.     Arbitration and Consent to Jurisdiction.

        (a) The parties hereto recognize that disputes as to certain matters may from time to time arise during the term of this Agreement that relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under or in connection with this Agreement, including without limitation all financial disputes (except as set forth in Section 9(f)) and any disputes as to the validity, construction, performance, default, or breach hereof, in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Section 27 if and when such disputes arise under or in connection with this Agreement between the parties. If the parties cannot resolve a dispute within fifteen
(15) days of formal request by either party to the other, any party may, by written notice to the other, have such dispute referred to (i) in the case of Licensor, the Chief Executive Officer of Licensor and (ii) in the case of Licensee, the President of Unilever Foods North America, for attempted resolution by good faith negotiations. If such personnel are unable to resolve such dispute within fifteen (15) days after such notice is received, then such dispute shall be finally resolved, but only if written notice is thereafter served by one party on the other party specifically requesting binding arbitration pursuant to Section 27(b).

        (b) Except as specifically set forth in this Agreement any and all disputes, controversies and claims arising out of or relating to this Agreement, or with respect to the construction of this Agreement, or concerning the respective rights or obligations hereunder of the parties hereto and their respective successors and permitted assigns, whether by operation of law or otherwise (except disputes, controversies and claims relating to or affecting in any way Licensor's ownership of or the validity of the Licensed Mark or any registration thereof, or any application for registration thereof, as to which the parties hereto hereby confer and agree to submit to the exclusive (both subject-matter and personal) jurisdiction of the federal courts of the State of New York), shall be settled and determined by arbitration in Boston, Massachusetts, in accordance with and pursuant to the then existing rules of the American Arbitration Association. The parties agree that the arbitrators shall have the power to award specific performance or injunctive relief and reasonable attorneys' fees and expenses to any party in any such arbitration and that the courts shall have similar power with regard to that injunctive relief sought by either party pursuant to this Agreement. The arbitrator shall provide a reasoned, written decision. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in the courts of the State of New York and the federal courts in said State, the jurisdiction of which courts is hereby consented to by the parties for such purposes. Any judgment on an award may be enforced in the State of New York as well as any other appropriate jurisdiction. The service of any notice, process, motion or other document in connection with any other action or proceeding, may be effectuated by either personal service upon a party or designated agent or by certified or registered mail to the party at its address hereinabove provided. Each of the parties agrees to appoint an agent to receive service of process on its behalf, such agent to be appointed in New York within thirty (30) days of the commencement of the Initial Term of this Agreement. Consistent with the foregoing, the parties hereto irrevocably and unconditionally consent to the jurisdiction of, and waive any objection to the laying of venue in the courts and arbitral forums (as set forth above) located in New York City (both federal and state).

28.     Publicity

        Any announcements concerning this Agreement or the License shall be in a form approved by Licensor and Licensee.

29.     Counterparts.

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

30.     Severability.

        In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid, unenforceable or inoperative as a matter of law, then the same shall in No way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole and to the extent permitted by applicable law, any such provision shall be restricted in applicability or reformed to the minimum extent required for such to be enforceable. This provision shall be interpreted and enforced to give effect to the original written intent of the parties hereto prior to the determination of such invalidity, unenforceability or inoperability.

31.     Entire Agreement.

        This Agreement contains the complete understanding of the parties with respect to the subject matter hereof, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated except by a written instrument signed by both Licensee and Licensor.

        IN WITNESS WHEREOF, the parties hereunto have duly executed this Agreement as of the day and year first above written.


                           BEN & JERRY'S HOMEMADE, INC.,



                           By: /s/ PERRY D. ODAK
                           Name:  Perry D. Odak
                           Title: Chief Executive Officer


                           BEN & JERRY'S HOMEMADE HOLDINGS, INC.,



                           By: /s/ PERRY D. ODAK
                           Name:  Perry D. Odak
                           Title: Vice President


                           UNILEVER N.V.,



                           By:  /s/ R. W. CHAMBERLIN
                                --------------------
                                Name:  R. W. Chamberlin
                                Title: Attorney A


                           UNILEVER N.V.,



                           By: /s/ G. DIJKSTRA
                           Name:  G. Dijkstra
                           Title: Attorney B


                           UNILEVER PLC,



                           By:  /s/ STEPHEN J. WILLIAMS
                                Name:  Stephen J. Williams
                                Title: Joint Secretary






                                                           ANNEX C


                                                    CONFORMED COPY


             STOCK OPTION AGREEMENT dated as of April 11, 2000, between BEN & JERRY'S HOMEMADE, INC., a Vermont corporation
     ("Issuer"), and CONOPCO, INC., a New York corporation ("Grantee").


               WHEREAS Issuer and Grantee are parties to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement); and

               WHEREAS as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

               NOW, THEREFORE, the parties hereto agree as follows:

               SECTION 1. Grant of Option. Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,219,986 (as adjusted as set forth herein) shares (the "Option Shares") of Class A Common Stock at a purchase price of $43.60 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

               SECTION 2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any of or all the Option Shares at any one time after the termination of the Merger Agreement in circumstances in which the Grantee is entitled to receive a termination fee pursuant to Section 6.07 of the Merger Agreement (a "Purchase Event"); provided, however, that (i) except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) 180 days after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to and without the occurrence of a Purchase Event, and
(ii) any purchase of Option Shares upon exercise of the Option shall be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option shall not affect any rights hereunder that by their terms do not terminate or expire prior to or as of such termination.

               (b) The exercise of the Option shall be effected by Grantee sending to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect. An Exercise Notice shall specify the number of Option Shares, if any, Grantee wishes to purchase pursuant to the Option, the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash-Out Right (as defined in Section 6(c)), the denominations of the certificate or certificates evidencing the Option Shares that Grantee wishes to purchase pursuant to the Option and a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Option Closing Date"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with
Section 2(a).

               SECTION 3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

               (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares shall be free and clear of all Liens.

               (c) Certificates for the Option Shares delivered at an Option Closing shall have typed or printed thereon a restrictive legend, which will read substantially as follows:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

It is understood and agreed that the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered and sold pursuant to the Securities Act, such Option Shares have been sold in a transaction in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

               SECTION 4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

               Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Class A Common Stock sufficient for Grantee to exercise the Option in full, and Issuer shall take all necessary corporate action to authorize and reserve for issuance all additional shares of Class A Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Class A Common Stock to be issued upon due exercise of the Option, including all additional shares of Class A Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to
        Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens, including any preemptive rights of any shareholder of Issuer.

               SECTION 5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

               SECTION 6. Adjustment upon Changes in Capitalization, Etc.
(a) In the event of any change in Class A Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange or conversion of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, shall be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Class A Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Class A Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Class A Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Class A Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

               (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Class A Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Class A Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of stock or other securities or cash or other property that Grantee would have received in respect of Class A Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

               (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancelation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to the greater of (i) $1.00 per Option Share the subject of such Exercise Notice and (ii) such number of Option Shares multiplied by the difference between (A) the average closing price, for the ten trading days commencing on the 12th trading day immediately preceding the Notice Date, per share of Class A Common Stock as reported on the NASDAQ, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source (the "Closing Price") and (B) the Purchase Price. Notwithstanding the termination of the Option, Grantee shall be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option. Notwithstanding anything herein to the contrary, the aggregate amount payable by Issuer to Grantee pursuant to this Section 6(c) shall not exceed $500,000.

               SECTION 7. Registration Rights. Issuer shall, if requested by Grantee at any time and from time to time within three years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Class A Common Stock for its own account or for any other shareholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided, however, that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Class A Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

               SECTION 8. Loss or Mutilation. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancelation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

               SECTION 9. Miscellaneous. (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

               (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

               (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

               (d) No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties and their successors and permitted assigns any rights or remedies.

               (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

               (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be given in accordance with
Section 9.02 of the Merger Agreement.

               (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other, except that Grantee may assign all its rights under Section 7 to any person who acquires from Grantee any Option Shares. Any assignment or delegation in violation of the preceding sentence shall be void. Subject to the first and second sentences of this Section 9(g), this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

               (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.


               IN WITNESS WHEREOF, Issuer and Grantee have duly executed this Agreement, all as of the day and year first written above.

                             CONOPCO, INC.,

                             by /s/ MART LAIUS
                             Name:  Mart Laius
                             Title: Vice President


                             BEN & JERRY'S HOMEMADE, INC.,

                             by    /s/ PERRY D. ODAK
                                  ------------------
                                  Name:  Perry D. Odak
                                  Title: Chief Executive Officer






                                                                     ANNEX D


                                                               April 11, 2000


Members of the Board of Directors
Ben & Jerry's Homemade, Inc.
30 Community Drive
South Burlington, Vermont 05403-6828

Lady and Gentlemen:

We are writing this letter to confirm our opinion (the "Opinion"), as investment bankers, previously expressed orally to you on April 11, 2000, as to the fairness, from a financial point of view, to the holders (the "Stockholders") of the Class A common stock, par value $0.033 per share (the "Class A Stock"), of Ben & Jerry's Homemade, Inc., a Vermont corporation (the "Company"), and of the Class B common stock, par value $0.033 per share (the "Class B Stock," and collectively with the Class A Stock, the "Company Common Stock"), of the Company, of the Consideration to be received in the Transaction (as such terms are defined below). The Transaction provides for Conopco, Inc., a New York corporation ("Conopco"), and Vermont All Natural Expansion Company, a Vermont corporation ("VANEC"), to enter into an Agreement and Plan of Merger with the Company (the "Agreement"), pursuant to which (i) VANEC will make a cash tender offer (the "Tender Offer") for shares of Company Common Stock at $43.60 per share and (ii) following consummation of the Tender Offer, VANEC will be merged with and into the Company (the "Merger") and each remaining holder of shares of Company Common Stock will receive $43.60 for each share of Company Common Stock owned by such holder. (The Tender Offer and the Merger are referred to collectively as the "Transaction," and the cash consideration of $43.60 per share is referred to as the "Consideration.") The Tender Offer will be conditioned upon the tender and nonwithdrawal pursuant to the Tender Offer of not less than a majority of the shares of outstanding shares of Class A Stock, determined on a fully diluted basis. The Merger will be consummated as soon as practicable after completion of the Tender Offer. As you are aware, Gordian Group, L.P. ("Gordian") has been engaged by the Company to provide this Opinion, and the terms of such engagement are applicable to the delivery of this Opinion. In this regard, Gordian will receive a $400,000 fee. In addition, since 1997 Gordian has been retained to provide various financial advisory services to the Company, and we have received cash fees in connection therewith aggregating approximately $630,000, and will receive a net additional fee of approximately $3,000,000 if the Company consummates the Transaction. Gordian is also entitled to reimbursement of certain costs and expenses and indemnification against certain liabilities in connection with all of the foregoing arrangements. Gordian and one of its officers hold equity securities of the Company, including Company Common Stock and warrants that we have received from the Company to purchase Company Common Stock. We have had, and continue to have, significant business relationships with Perry D. Odak, the President and Chief Executive Officer of the Company. Moreover, in the ordinary course of business, Gordian has had or may have had dealings with certain other holders of the Company's securities, in matters unrelated to the Company. Gordian has and has had numerous clients in a wide variety of industries. It is possible that some of these past or present Gordian clients may have some connection to the Company or to holders of its securities.

In connection with rendering this Opinion, we have reviewed and considered such financial and other factors as we have deemed appropriate under the circumstances, including, among other things, the following:


        (1) The draft dated April 10, 2000 of the Agreement and Plan of Merger, among Conopco, VANEC and the Company;

        (2) The draft dated April 10, 2000 of the License Agreement, among Ben & Jerry's Homemade Holdings, Inc., a Vermont corporation, the Company, Unilever N.V., a corporation formed under the laws of The Netherlands ("UNV"), and Unilever PLC, an English public limited company (together with UNV, "Unilever");

        (3)    The draft dated April 10, 2000 of the Stock Option
               Agreement, between the Company and Conopco;

        (4) Certain publicly available information concerning the Company, including the Annual Report on Form 10-K of the Company for the years ended December 31, 1996, 1997, 1998, 1999 and the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, respectively;

        (5) Certain operating and internal information of the Company, provided to us for purposes of our analysis by the management of the Company. Such information includes various financial projections for various periods ended December 31, 2004. These projections were made under a variety of assumptions, including both with and without giving effect to the Transaction (collectively, the "Projections");

        (6) Certain internal analyses concerning certain alternatives to the Transaction, provided to us by the management of the Company for purposes of our analysis;

        (7) Certain publicly available information with respect to certain other companies that we believe to be comparable, in certain respects, to the Company; and

        (8) Certain publicly available information concerning the nature and terms of certain other transactions that we considered relevant to our inquiry.

We have also met separately (in person or telephonically) with certain officers and employees of the Company and with its legal advisors to discuss aspects of the foregoing as well as the business, prospects, future cash flows, forecasts and operating condition of the Company (both with and without giving effect to the Transaction), as well as certain legal, tax, accounting and other matters we believe relevant to our inquiry, and have relied on certain representations from the Company.

In our review and analysis and in arriving at this Opinion, we have, at your direction, assumed and relied upon, without independent verification and without assuming the responsibility for an independent verification, the accuracy and completeness of all of the financial and other information provided to us or publicly available. At your direction, we have not made, nor assumed any responsibility to make, any independent appraisal of any of the assets or liabilities of the Company. We have further assumed that each of the Projections of the Company provided to us are based on reasonable assumptions, have been reasonably prepared and reflected the best currently available estimates and judgments of the Company's management as to the future financial results and condition of the Company giving effect to the various scenarios under which they were prepared. In connection with our engagement, we were not requested to actively solicit expressions of interest in the Company from a broad group of potential investors. However, we did have extensive discussions with various third parties, including Unilever and its affiliates, at the direction of the Company.

We have relied, among other things, on your representations that the Company has investigated the alternatives that it believes are reasonably available to it. In addition, we have relied on your representation that the Company's Board of Directors will, in connection with the Merger, convert Class B Stock into Class A Stock, and redeem the Company's $1.20 Class A Preferred Stock, par value $1.00 per share (the "Preferred Stock"). We are not offering any opinion with regard to any transaction other than the Transaction, including without limitation any merger and acquisition alternatives, any sale of substantial assets of the Company, any refinancing of the Company or any other extraordinary corporate transaction. We are addressing only the fairness of the Consideration to be received in the Transaction from a financial point of view. This Opinion does not address the relative merits of the Transaction and the other business strategies considered by the Company's Board of Directors or the merits of the Board's decision to proceed with the Transaction. This Opinion specifically excludes addressing the fairness of the Transaction to the holders of the Preferred Stock.

This Opinion speaks only as of the date hereof and we expressly disclaim any obligation to update or revise this Opinion based upon circumstances or events occurring after the consummation of the Transaction. We have assumed that the final versions of any draft documents we have reviewed will not differ in any material respects from such drafts. We have also assumed that the terms of the Transaction, when consummated, will not differ in any material respect from the terms and conditions described in the documents governing the Transaction that we have reviewed. We have further assumed that each of the parties to the Agreement will comply with all material terms of the Agreement, as applicable, and that the Transaction will be validly consummated in accordance with its terms. This Opinion is necessarily based upon business, economic, market and other conditions as they exist and can be evaluated on the date hereof.

Based upon and subject to the foregoing, it is our opinion as investment bankers, as of the date hereof, that the Consideration to be received in the Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.

This Opinion is furnished solely to the Board of Directors for its benefit and is not to be relied upon by any other person, including any shareholder, creditor of the Company or other interested party. This Opinion speaks only as of the date hereof, and Gordian expressly disclaims any obligation to update or revise this Opinion based upon circumstances or events occurring, or information obtained, subsequent to such date. This Opinion is delivered to you subject to the express understanding that in no event shall any of Gordian, its affiliates, or the officers, directors, employees, agents, partners or controlling persons of Gordian or its affiliates, have any liability whatsoever other than any such liability to the Company of Gordian which is finally and judicially determined to have been caused solely by the gross negligence or willful misconduct of Gordian.

Without our prior written consent, this Opinion may not be used, circulated, quoted or otherwise referred to, in whole or in part, nor this Opinion stated herein publicly disclosed, nor any other reference to Gordian publicly made; provided, that we hereby consent to the inclusion of this Opinion in documents provided by the Company to its shareholders in connection with the Tender Offer and the Merger and to disclosure of this Opinion therein in such form and substance as is reasonably satisfactory to us.

                             Very truly yours,

                             /s/ GORDIAN GROUP, L.P.
                             Gordian Group, L. P.





                                                                       ANNEX E
                       Chapter 13 Dissenters' Rights


        SUBCHAPTER 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION
13.01.  Definitions
13.02.  Right to dissent.
13.03.  Dissent by nominees and beneficial owners.

        SUBCHAPTER 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS
13.20.  Notice of dissenters' rights.
13.21.  Notice of intent to demand payment.
13.22.  Dissenters' notice.
13.23.  Duty to demand payment.
13.24.  Share restrictions.
13.25.  Payment.
13.26.  Failure to take action.
13.27.  After-acquired shares.
13.28.  Procedure if shareholder dissatisfied with payment or offer.

        SUBCHAPTER 3.  JUDICIAL APPRAISAL OF SHARES
13.30.  Court action.
13.31.  Court costs and counsel fees.


           Subchapter 1. Right to Dissent and Obtain Payment for Shares

SS. 13.01.  DEFINITIONS

        In this chapter:

        (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 13.02 of this title and who exercises that right when and in the manner required by sections 13.02 through 13.28 of this title.

        (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances.

        (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

        (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SS. 13.02.  RIGHT TO DISSENT

        (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

               (1) MERGER. Consummation of a plan of merger to which the corporation is a party

                      (A) if shareholder approval is required for the
               merger by section 11.03 of this title or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                      (B) if the corporation is a subsidiary that is merged
               with its parent under section 11.04 of this title; (2) SHARE EXCHANGE. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

               (3) SALE OF ASSETS. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

               (4) AMENDMENT TO ARTICLES. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                      (A) alters or abolishes a preferential right of the shares;

                      (B) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                      (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                      (D) excludes or limits the right of the shares to
               vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                      (E) reduces the number of shares owned by the
               shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04 of this title; or (5) MARKET EXCEPTION. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (b) A shareholder entitled to dissent and obtain payment for his or her shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


SS. 13.03.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

        (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

        (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

               (1) he or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

               (2) he or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

            Subchapter 2. Procedure for Exercise of Dissenters' Rights

SS. 13.20.  NOTICE OF DISSENTERS' RIGHTS

        (a) If proposed corporate action creating dissenters' rights, under section 13.02 of this title is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (b) If corporate action creating dissenters' rights under section
13.02 of this title is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 13.22 of this title.

SS. 13.21.  NOTICE OF INTENT TO DEMAND PAYMENT

         (a) If proposed corporate action creating dissenters' rights under section 13.02 of this title is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenter's rights

               (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

               (2) must not vote his or her shares in favor of the proposed action.

        (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his or her shares under this chapter.

SS. 13.22.  DISSENTERS' NOTICE

        (a) If proposed corporate action creating dissenters' rights under section 13.02 of this title is authorized at a shareholders' meeting, the corporation shall deliver a written dissenter's notice to all shareholders who satisfied the requirements of section 13.21 of this title.

        (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken, and must:

               (1) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

               (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

               (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

               (4) set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

               (5)    be accompanied by a copy of this chapter.

SS. 13.23.  DUTY TO DEMAND PAYMENT

        (a) A shareholder sent a dissenters' notice described in section
13.22 of this title must demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 13.22(b)(3) of this title, and deposit his or her certificates in accordance with the terms of the notice.

        (b) The shareholder who demands payment and deposits his or her share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

        (c) A shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this chapter.

SS. 13.24.  SHARE RESTRICTIONS

        (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 13.26 of this title.

        (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

SS. 13.25.  PAYMENT

        (a) Except as provided in section 13.27 of this title, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section
13.23 of this title the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

        (b)  The payment must be accompanied by:

               (1) the corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

               (2) a statement of the corporation's estimate of the fair value of the shares and how such estimate was calculated;

               (3)    an explanation of how the interest was calculated;

               (4) a statement of the dissenter's right to demand payment under section 13.28 of this title; and

               (5)    a copy of this chapter.

SS. 13.26. FAILURE TO TAKE ACTION

        (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 13.22 of this title and repeat the payment demand procedure.

SS. 13.27.  AFTER-ACQUIRED SHARES

        (a) A corporation may elect to withhold payment required by section
13.25 of this title from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate and calculation of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 13.28 of this title.

SS.13.28.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

        (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate (less any payment under section 13.25 of this title), or reject the corporation's offer under section 13.27 of this title and demand payment of the fair value of his or her shares and interest due, if:

               (1) the dissenter believes that the amount paid under
        section 13.25 or offered under section 13.27 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

               (2) the corporation fails to make payment under section
        13.25 within 60 days after the date set for demanding payment; or

               (3) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this section within 30 days after the corporation made or offered payment for his or her shares.

                    Subchapter 3.  Judicial Appraisal of Shares

SS. 13.30.  COURT ACTION

        (a) If a demand for payment under section 13.28 of this title remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b) The corporation shall commence the proceeding in the superior court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation; or (2) for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 13.27 of this title.

SS. 13.31.  COURT COSTS AND COUNSEL FEES

        (a) The court in an appraisal proceeding commenced under section
13.30 of this title shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 13.28 of this title.

        (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

               (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 13.20 through 13.28 of this title; or

               (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.